Exhibit 10.2

DATED: DECEMBER 19, 2003

THALES UNDERWATER SYSTEMS PTY LTD (1)

SERCEL AUSTRALIA PTY LTD (2)

SALE AND PURCHASE AGREEMENT
relating to the
MARINE SEISMIC BUSINESS
of
THALES UNDERWATER SYSTEMS PTY LTD

SCHEDULES

1	Accounts
Part 1 – Accounts
Part 2 – Accounting Principles
2	Business Intellectual Property
3	Business Contracts and Leaseholds
4	Covered Employees
5	Plant, Fixtures and Fittings and Motor Vehicles
Part 1 – Plant, Fixtures and Fittings
Part 2 – Motor Vehicles
6	Offer Letters
7	The Property
Part 1 – Description of the Property
Part 2 – Lease Agreement
8	Employees
Part 1 – Relevant Australian Employees
Part 2 – Relevant U.K. Employees
Part 3 – Company Employees
Part 4 – Transferred Australian Employees
Part 5 – Transferred U.K. Employees
Part 6 – Schedule of certain accrued benefits
9	Seller Intellectual Property
Part 1 – Seller Intellectual Property
Part 2 – License Agreement
10	Transitional Service Agreement
11	Warranties
Part 1 – Seller’s Warranties
Part 2 – Purchaser’s Warranties
12	Apportionment of Closing Purchase Price
13	Earnout
14	Instruments of Conveyance
Part 1 – Deed of Sale and General Assignment

Part 2 - Deed of Sale and General Assignment
Part 3 - Trade Mark Assignment Deed

SALE AND PURCHASE AGREEMENT

DATE: DECEMBER 19, 2003

PARTIES:

1	THALES UNDERWATER SYSTEMS PTY LTD, a company incorporated in New South Wales, Australia, with registered number ACN073 076 212, whose registered office is at 274 Victoria Road, Rydalmere, NSW 2116, AUSTRALIA (the “Seller”); and

2	SERCEL AUSTRALIA PTY LTD, a company incorporated in New South Wales, Australia, with registered number ACN 107 312 041, whose registered office is at Level 17, The Chifley Tower, 2 Chifley Square, Sydney, NSW 2000, AUSTRALIA (the “Purchaser”), acting on its own behalf and on behalf of the Purchaser’s Designees (as such term is defined below);

BACKGROUND:

A.	The Seller is engaged, inter alia, in the Business (as such term, and such other capitalized terms as are used without definition in these recitals, are defined in clause 1.1 below) both directly and through the Company.

B.	The Purchaser wishes to (i) purchase the Assets and the Shares, and (ii) acquire the right to use all other properties, assets and rights of the Seller’s Group which are used or held for use in connection with the Business, such that, on the terms herein set forth, the Purchaser will, on and as of the Completion Date, acquire, as a going concern, ownership of or the right to use the properties, assets and rights of the Seller’s Group which are used or held for use in connection with the conduct of the Business as currently conducted, and, in such connection, is willing, on and as of the Completion Date, to assume responsibility and liability for the Assumed Liabilities, provided that the Seller retains responsibility and liability for the Excluded Liabilities.

C.	In furtherance of the foregoing, it is contemplated that on the Completion Date, the Seller and the Purchaser will enter, inter alia, into a Lease Agreement in respect of the Property, a Licence Agreement in respect of the Seller Intellectual Property and a Transitional Services Agreement.

TERMS AGREED:

1	DEFINITIONS AND INTERPRETATION

1.1	In this Agreement, the following words and expressions shall have the following meanings:

“Accounts”	the unaudited management accounts of the Business comprising a pro forma balance sheet as at November 30, 2003 and a pro forma profit and loss account for the period which commenced on January 1, 2003 and ended on November 30, 2003, a copy of which is attached as Part 1 of Schedule 1;

“Accounting Principles”	the Thales accounting policies and principles applied consistently to the audited annual financial statements of the Seller and described in Part 2 of Schedule 1;

“Advance Receipts”	all sums received by or on behalf of the Seller prior to the Completion Date in respect of the Business but relating or attributable to or paid in respect of any period on or after the Completion Date;

“Assets”	the assets of the Business described in clause 2.1;

“Assumed Liabilities”	the obligations, liabilities and duties of the Seller relating to the Business agreed to be assumed by the Purchaser under this Agreement, as described in clause 2.5;

“Balance Sheet”	the pro forma balance sheet of the Business as at November 30, 2003 included in the Accounts;

“Business”	such part of the business of the Seller’s Group as is specific to civilian marine seismic oil and gas exploration equipment and systems, including the researching into, development, design, manufacture, marketing, sale and maintenance of the said equipment and systems at the Completion Date, excluding any defence, naval, security and military business or application of the Seller’s Group;

“Business Contracts”	the Customer Contracts, the Supplier Contracts, the Maintenance Contracts, the Equipment Contracts, the Computer Agreements, the Intellectual Property Contracts, the Leasehold Contracts and all other Contracts (including equipment and machinery leases, service agreements, non-compete agreements and options to purchase or sell any properties, assets or rights) entered into by the Seller exclusively in connection with the Business to the extent that they remain to be performed or remain in force at the Completion Date (but specifically excluding any loan agreements, guarantees or similar financing arrangements (other than the customer and Equipment Contracts)), including the Contracts so identified in Schedule 3;

“Business Day”	any day other than a Saturday or a Sunday or a day which is a bank or public holiday in New South Wales, Australia, and/or France, and/or the United States;

“Business Intellectual Property”	all Intellectual Property owned by the Seller and used or held for use exclusively in connection with the Business at the Completion Date, including the Intellectual Property specified in Schedule 2;

“Business Name(s)”	the names THOMSON MARCONI, THALES, THALES UNDERWATER SYSTEMS, THALES UNDERWATER SYSTEMS PTY LTD, THALES UNDERWATER SYSTEMS SEISMIC Inc. or any name including the word THALES, GEC-MARCONI, THOMSON, MARCONI or TUS or any colourable imitation of it;

“Company”	THALES UNDERWATER SYSTEMS SEISMIC Inc., a company incorporated under the laws of Delaware, having its place of business in Houston, Texas, USA, wholly owned by the Seller;

“Completion”	completion of the sale and purchase of the Assets and the Shares pursuant to and in accordance with the terms of this Agreement, as described in clause 5;

“Completion Date”	the date on which Completion actually occurs;

“Computer Systems Agreements”	all arrangements, agreements and other Contracts (including without limitation, licences of software) entered into by the Seller exclusively in connection with the Business pursuant to which any third party provides any element of systems installed on the Computers to the Business (including all arrangements relating to the provision of maintenance and support, security, disaster recovery, facilities management, bureau and on-line services to the Business) to the extent that they remain to be performed or remain in force at the Completion Date, including the Contracts so identified in Schedule 3;

“Computers”	all computer hardware owned or used by the Seller in the Business at the Completion Date;

“Contract”	any contract, agreement, obligation, promise, commitment, note or other undertaking in writing;

“Covered Employees”	the employees of the Seller’s Group listed in Schedule 4;

“Customer Contracts”	all engagements, orders or other Contracts entered into by the Seller exclusively in connection with the Business for the sale or supply of goods or equipment or the provision of services by the Seller to third parties to the extent that they remain to be performed or remain in force at the Completion Date, including the Contracts so identified in Schedule 3;

“Disclosed Information”	information fairly disclosed to the Purchaser in reasonable detail in the data room prepared by the Seller and contained in the disclosure binders signed for identification purposes by the Seller and the Purchaser on the date hereof;

“Equipment Contracts”	all hire purchase agreements, leasing agreements, lease purchase agreements, credit sale agreement and agreements or other Contracts for conditional sale or sale by instalments entered into by the Seller exclusively in connection with the Business and to which any of the Assets are subject as at the Completion Date, including the Contracts so identified in Schedule 3;

“Fixed Assets”	all tangible assets included in the Plant and the Fixtures and Fittings;

“Fixtures and Fittings”	all fixtures (other than the Plant) and all fittings, furniture, utensils, templates, implements, chattels and equipment wherever situated owned by the Seller and used or held for use exclusively in connection with the Business at the Completion Date, including the items listed in Part 1 of Schedule 5;

“Goodwill”	the goodwill, custom and connection of the Seller in relation to the Business, together with the exclusive right for the Purchaser and its successors and assigns to carry on the Business and respectively to represent themselves as carrying on the Business in succession to the Seller but excluding the Business Names and the Seller Intellectual Property;

“Governmental Authorization”	any approval, consent, permit, ruling, waiver, exemption, concession or other authorization issued or granted by a governmental authority;

“Group”	the Purchaser’s Group and/or the Seller’s Group, as the context requires;

“Intellectual Property”	all rights of industrial or intellectual property, including:

a)	patents, trade marks, service marks, trade names, registered designs and copyrights and applications for any of the above and the right to apply for these or similar rights in any country in any part of the world; and

b)	rights in inventions, discoveries, improvements, processes, formulae, trade secrets, technology and know-how (whether patentable or not), data, drawings, designs, specifications, manufacturing files and technical information of all kinds;

“Intellectual Property Contracts”	all Contracts entered into by the Seller exclusively in connection with the Business in relation to the licensing or use of Intellectual Property to the extent that they remain to be performed or remain in force at the Completion Date, including the Contracts so identified in Schedule 3;;

“Judgement”	any award, decision, injunction, judgement, order or ruling entered, issued, made or rendered by any court or other governmental authority;

“Law”	any law, statute, regulation, rule, ordinance, principle of common law, order, judgement or decree of any governmental authority;

“Lease Agreement”	an agreement in the form attached as Part 2 of Schedule 7 providing for the terms and conditions upon which the Seller shall let the Property to the Purchaser at Completion;

“Leasehold Contracts”	all Contracts pursuant to which the Seller has any leasehold interest in real property and entered into by the Seller exclusively in connection with the Business to the extent that they remain to be performed or remain in force at the Completion Date, including the Contract listed in Schedule 3;

“Leaseholds”	leasehold interests in any property held by the Seller pursuant to the Leasehold Contracts;

“License Agreement”	an agreement in the form attached as Part 2 of Schedule 9 providing for the terms and conditions upon which the Seller (on its own behalf and on behalf of any other relevant member of the Seller’s Group) shall license the

Seller Intellectual Property to the Purchaser at Completion;

“Licences and Permits”	all Governmental Authorizations that are held by the Seller and specifically relate to the conduct of the Business;

“Maintenance Contracts”	all Contracts entered into by the Seller exclusively in connection with the Business for the servicing, maintenance or repair of goods and equipment sold or supplied by the Seller prior to the Completion Date or of any of the Assets to the extent that they remain to be performed or remain in force at the Completion Date, including the Contracts so identified in Schedule 3;

“Motor Vehicles”	the vehicles owned by the Seller and used exclusively in connection with the Business, as listed in Part 2 of Schedule 5;

“Offer Letters”	the form of employment offer made by the Purchaser and/or it Designees before and in view of Completion to the Relevant Employees attached as Schedule 6;

“Plant”	all items of fixed plant, equipment and machinery, wherever situated, owned by the Seller and used or held for use exclusively in connection with the Business at the Completion Date, including those items listed in Schedule 5;

“Prepayments”	all amounts paid on or prior to the Completion Date by or on behalf of the Seller so far as the same relate to liabilities and obligations in connection with the carrying on of the Business in its ordinary course in respect of any period after the Completion Date (but excluding, for the avoidance of doubt, liabilities in respect of Taxation);

“Property”	the premises owned by the Seller and occupied by and used for the purposes of the Business to be let to the Purchaser at Completion, particulars of which are set out in Part 1 of Schedule 7;

“Purchaser’s Designees”	(x) Sercel Inc., an Oklahoma corporation, in respect of the Shares, and (y) Sercel England Ltd., an English company, in respect of the assets and rights included in the Assets which are held by TUS UK;

“Purchaser’s Group”	the Purchaser, its holding company and all companies and undertakings which now or from time to time are subsidiaries of the Purchaser or of any such holding company;

“Receivables”	all trade and other debts owing to or accrued in favour of the Seller as at the Completion Date in respect of the Business (whether or not then invoiced and whether or not then due and payable) together with the benefit of any security in relation to such debts;

“Records”	all lists of customers and suppliers, all manufacturing files, all operating manuals and all books and records relating exclusively to the Business or to any of the Assets (including all files and correspondence with governmental authorities or other third parties related to the Business or any of the Assets) and all sales literature which is used, or capable of being used, exclusively in connection with the Business as at the Completion Date;

“Relevant Australian Employees”	the employees of the Seller employed in Australia in connection with the Business on the date hereof and listed in Schedule 8;

“Relevant Employees”	the Relevant Australian Employees and the Relevant U.K. Employees, collectively;

“Relevant U.K. Employees”	the employees of TUS UK employed in the United Kingdom in connection with the Business on the date hereof and listed in Schedule 8;

“Security Interest”	any encumbrance, mortgage, charge, assignment for the purpose of security, pledge, lien or any other security interest of any kind (other than liens arising or incurred in the ordinary course of trading including provisions constituting reservation or retention of title clauses) and any agreement, whether conditional or otherwise, to create any of the foregoing;

“Seller’s Funds”	the complying superannuation funds operated by third parties in Australia which provide accumulation benefits only in respect of the Relevant Australian Employees and to which the Seller contributes in respect of the Relevant Australian Employees (including the Superannuation Trust of Australia);

“Seller’s Group”	the Seller, its holding companies and all companies and undertakings which now or from time to time are subsidiaries of the Seller or of any such holding company (excluding, where the context so requires, the Company);

“Seller Intellectual Property”	all Intellectual Property (other than the Business Intellectual Property) owned by the Seller or any other member of the Seller’s Group and used or held for use in the Business at the Completion Date but not exclusively, as listed in Schedule 9, (but excluding any positioning and steering device for streamer (BIRDs and BIRDs 2D Intellectual Property));

“Shares”	one thousand (1,000) shares, par value U.S.$ 1.00 per share, in the share capital of the Company;

“Stock”	all the stock in trade, finished stocks, partly finished stocks, work in progress, raw materials, stores and components of the Seller in connection with the Business at the Completion Date (including any rights under warranties given by suppliers);

“Supplier Contracts”	all engagements, orders and other Contracts entered into by the Seller in connection with the Business for the sale or supply of goods or equipment or the provision of services to the Seller by third parties in connection with the Business to the extent they remain to be performed or remain in force at the Completion Date, including the Contracts so identified in Schedule 3;

“Tax” or “Taxation”	all taxes, levies, duties, imports, charges and withholdings of any nature whatsoever or wheresoever imposed and all penalties, charges and interest relating thereto;

“Transitional Services Agreement”	an agreement in the form attached to this document as Schedule 10 providing for the terms and conditions of the support services to be supplied to the Purchaser in relation to the Business by the Seller (or the relevant member of the Seller’s Group) further to Completion;

“TUS UK”	Thales Underwater Systems Ltd., a company organized under the laws of England and Wales and a member of the Seller’s Group; and

“Warranties”	the warranties set out in Schedule 11 and “Warranty” shall be construed accordingly.

1.2	Each of the following additional terms has the meaning specified therefor in the clause indicated below opposite such term:

Term	Clause
Claim Notice	11.3.1
Closing Purchase Price	3.1
Cumulative Threshold Amount	12.3.2
Direct Claim	11.3.1
Direct Claim Review Period	11.3.4
Earnout	3.4
Excluded Assets	2.2
Excluded Liabilities	2.5
GST	28
GST Act	28
Indemnified Party	11.3
Indemnifying Party	11.3
Individual Claim Threshold Amount	12.3.1
Losses	11.1
Offers	7.1
Maximum Purchaser Warranty Amount	12.1
Maximum Seller Warranty Amount	12.1
Purchaser’s Warranties	10.2
Reduction Amount	7.4
relevant claim	12.2
second batch	2.2
Seller’s Warranties	10.1
Settlement Offer	11.3.3.4
Thales Undertaking	5.2.11
third batch	2.1
Third Party	11.3.1
Third Party Claim	11.3.1
Third Party Claim Review Period	11.3.3
Transferred Australian Employees	7.2
Transferred Employee	7.2
Transferred U.K. Employees	7.2
Veritas/Viking Agreement	2.1

1.3	In this Agreement, unless the context requires otherwise, any reference to:

1.3.1	a “party” or “the parties” is to a party or the parties (as the case may be) to this Agreement;

1.3.2	a clause or Schedule is to a clause of or schedule to this Agreement and any reference made in a Schedule to a Part or a Paragraph is to a part or paragraph of that Schedule;

1.3.3	“this Agreement” includes the Schedules which form part of this Agreement for all purposes;

1.3.4	a statute or statutory provision shall, unless otherwise expressly provided, be construed as references to such provisions as respectively amended, consolidated, extended or re-enacted as at the date of this Agreement (as the context requires) and to any orders, regulations, instruments or other subordinate legislation made under the relevant statute;

1.3.5	words denoting any gender shall include the other genders, references to the singular include the plural (and vice versa) and references to persons include firms, corporations and unincorporated associations;

1.3.6	the words “include”, “includes” and “including” shall be deemed to be followed by the phrase “without limitation”; and

1.3.7	the word “liabilities” shall be deemed to be followed by the phrase “(whether known or unknown, accrued, absolute, contingent or otherwise)”.

1.4	Any statement qualified by the expression “to the best of the knowledge, information and belief of the Seller” or “so far as the Seller is aware” or any similar expression shall be construed as being limited to matters of which the Covered Employees have knowledge, having made all usual and reasonable enquiries, and shall not have imported to it any wider meaning or interpretation.

1.5	The words “holding company” and “subsidiary” have the same meanings as in the Corporations Act 2001 (Cth).

1.6	The index and headings are included for convenience only and shall not affect the interpretation or construction of this Agreement.

1.7	When calculating the period of time within which or following which any act is to be done or step taken, the date which is the reference day in calculating such period shall be excluded and if the last day of such period is not a Business Day, the period shall end on the next day which is a Business Day.

1.8	In the event that any provision of the Lease Agreement, the License Agreement or the Transitional Services Agreement is in direct conflict and incompatible with a provision of clauses 1 through 30 of this Agreement (including the Schedules referenced therein (other than Schedule 7 (Part 2), Schedule 9 (Part 2) and Schedule 10)), the provision of this Agreement (including such Schedules other than Schedule 7 (Part 2), Schedule 9 (Part 2) and Schedule 10) shall prevail.

2	AGREEMENT TO SELL AND PURCHASE

2.1	Subject to the terms of this Agreement, at Completion, the Seller shall sell (or procure the sale) with full title guarantee and transfer (or procure the transfer), and the Purchaser (or the Purchaser’s Designees, in respect of the Shares and the Assets located in the UK only) shall purchase, free from all Security Interests (x) the Shares, and (y) all of the right, title and interest of the Seller (or TUS UK in the case of the Assets located in the U.K.) in the following properties, rights and assets (the “Assets”):

2.1.1	the Goodwill;

2.1.2	the Business Contracts;

2.1.3	the Business Intellectual Property;

2.1.4	the Stock;

2.1.5	the Records;

2.1.6	the Computers;

2.1.7	the Motor Vehicles;

2.1.8	the Receivables and all cheques, bills, notes and securities relating to the Receivables;

2.1.9	the Plant and the Leaseholds;

2.1.10	the Fixtures and Fittings;

2.1.11	the Licences and Permits (to the extent transferable); and

2.1.12	any other properties, assets or rights of any type or nature (tangible or intangible) used or held for use exclusively in connection with the Business at the Completion Date (excluding any assets specified in clauses 2.2.1 through 2.2.7);

(it being agreed that notwithstanding any other provision of this Agreement: (x) the Assets shall be deemed to include all trade receivables, Receivables and Advance Receipts related to the delivery of the third batch of products amounting to USD $ 2,809,000 (the “third batch”) under the Veritas/Viking Agreement referenced in Schedule 3 (the “Veritas/Viking Agreement”); and (y) the Assumed Liabilities shall, for the purposes of clause 2.5, be deemed to include any and all obligations, liabilities and duties of the Seller under the Veritas/Viking Agreement in relation to the delivery of the third batch, provided that prior to Completion, the Seller shall have taken all steps necessary so as to fulfil the delivery date for the third batch).

For the avoidance of doubt, it is acknowledged that none of the services or leaseholds provided by the Seller’s Group under the Transitional Services Agreement or the Lease shall be considered to form part of the Assets.

2.2	There shall be excluded from the sale and purchase subject of this Agreement and retained by the Seller the following assets (the “Excluded Assets”):

2.2.1	cash in hand (including cash floats held in relation to the Business at the Completion Date) and cash at bank (whether on current or deposit account) relating to the Business including uncleared cheques received on the Completion Date;

2.2.2	the Advance Receipts;

2.2.3	the benefit of the Prepayments;

2.2.4	all the Business Names and the Seller’s Intellectual Property;

2.2.5	all assets or rights related directly to “birds” or “birds 2D” (positioning and steering device for streamer);

2.2.6	all real property or leasehold interests in any real property owned or held by the Seller except for the Real Property Leaseholds;

2.2.7	all securities or other interests in any entities (other than the Shares) owned or held by the Seller; and

2.2.8	all other property, rights and assets of the Seller not specified in clause 2.1;

(it being agreed that notwithstanding any other provision of this Agreement: (x) the Excluded Assets shall be deemed to include all trade receivables, Receivables and Advance Receipts related to the delivery of the second batch of products amounting to USD$ 3,301,000 (the “second batch”) under the Veritas/Viking Agreement, even if the delivery of the second batch occurs after the Completion Date; and (y) the Excluded Liabilities shall be deemed to include any and all obligations, liabilities and duties of the Seller under the Veritas/Viking Agreement in relation to the delivery of the second batch).

2.3	At Completion, the Property shall be let upon and subject to the terms and conditions set out or referred to in the Lease Agreement.

2.4	At Completion, the Seller Intellectual Property will be licensed to the Purchaser upon and subject to the terms and conditions set out or referred to in the Licence Agreement.

2.5	At Completion, the Purchaser shall be deemed to have assumed responsibility and liability for the following obligations, liabilities and duties of the Seller (the “Assumed Liabilities”) and shall pay, discharge or perform the same when due:

2.5.1	any and all obligations, liabilities and duties of the Seller relating exclusively to the Business and the Assets (i) existing as of the date of the Balance Sheet, but only if and to the extent that the same are accrued or reserved for on the Balance Sheet and remain unpaid and undischarged on the Completion Date; or (ii) incurred in the ordinary course of business after the date of the Balance Sheet, to the extent that the same remain unpaid and undischarged on the Completion Date; except in each case, for: (A) liabilities for Taxes relating to or arising out of the Business accruing, or pertaining to any event or time period occurring at or prior to Completion, (B) liabilities in respect of employees or employee benefit or pension plans, except to the extent specifically provided in clause 2.5.3 below with respect to the Transferred Australian Employees, and (C) any liabilities in respect of money borrowed or other financial indebtedness (other than pursuant to the Equipment Contracts) and any intercompany payables owed to other members of the Seller’s Group which do not represent ordinary course trade payables;

2.5.2	any and all obligations, liabilities and duties of the Seller arising after the Completion Date under the Business Contracts identified in Schedule 3; and

2.5.3	any and all liabilities of the Seller in respect of Transferred Australian Employees to the extent specifically provided in clause 7.6.

Notwithstanding any other provision of this Agreement or any disclosure made to the Purchaser, the Purchaser shall not assume, and the Seller shall retain responsibility and liability for and shall pay, discharge or perform when due, any obligations, liabilities or duties of the Seller relating to (x) the Excluded Assets, or (y) the operation of the Business or the ownership of the Assets prior to Completion other than the Assumed Liabilities (all obligations, liabilities and duties of the Seller other than the Assumed Liabilities are hereinafter referred to as the “Excluded Liabilities”).

2.6	The sale and purchase of each of the Assets and the Shares shall be interdependent and completed simultaneously.

3	PURCHASE PRICE

3.1	The aggregate purchase price payable at Completion for the Assets and the Shares, exclusive of GST, shall be € 21,689,392 (twenty one million six hundred eighty-nine thousand three hundred ninety-two euro) (the “Closing Purchase Price”), being the amount equal to the excess of (x) €22,000,000 (twenty-two million euro) over (y) 70% of the Reduction Amount computed in accordance with Section 7.4.

3.2	The Closing Purchase Price shall be apportioned in accordance with Schedule 12.

3.3	In addition to the Closing Purchase Price, and subject to the Completion having occurred, the Seller shall be entitled to receive an earnout payable in relation to calendar years 2004 and 2005 (the “Earnout”), determined and paid in accordance with the provisions of Schedule 13, as additional consideration for the Assets and the Shares, provided that in no event shall the cumulative aggregate amount of the Earnout exceed the amount of € 4,400,000 (four million four hundred thousand euro).

4	TAXES

4.1	The Seller shall bear any liability for Tax arising from its or the Company’s conduct of the Business or ownership of the Shares or Business before the Completion Date.

4.2	Any Taxes whatsoever payable in respect of the sale of the Assets and the Shares, including income taxes on capital gains, in any jurisdiction shall be borne by the party legally liable to pay such tax(es). Stamp duties, if applicable, shall be borne and paid exclusively by the Purchaser.

5	COMPLETION

5.1	Provided that the conditions to the respective obligations of the parties set forth below in this clause 5.1 have been satisfied or waived by the appropriate parties, Completion shall take place at the offices of Tavernier Tschanz, 11-bis rue Toepffer, 1206 Geneva, Switzerland, at 9 a.m. on January 2, 2004 (or at such other time, date or location as the parties may agree). Subject to the provisions of clause 29, failure to consummate the Completion at the time, date and location determined pursuant to this clause 5.1 shall not result in the termination of this Agreement and will not relieve any party of any obligation under this Agreement.

5.1.1	The obligation of the Seller to sell the Assets and the Shares and to take the other actions required to be taken by the Seller at Completion is subject to the satisfaction, at or prior to Completion, of each of the following conditions (any one or more of which may be waived by the Purchaser, in whole or in part, in its sole discretion):

5.1.1.1	all the Seller’s Warranties shall have been accurate in all material respects as of the date of this Agreement, and shall be accurate in all material respects as of the Completion Date as if made on the Completion Date; and

5.1.1.2	the Seller shall have duly performed and complied with, in all material respects, all the covenants, obligations and other undertakings that the Seller is required to perform or to comply with pursuant to this Agreement at or prior to the Completion.

5.1.2	The obligation of the Purchaser to purchase the Assets and the Shares, to assume the Assumed Liabilities and to take the other actions required to be taken by the Purchaser at Completion is subject to the satisfaction, at or prior to Completion, of each of the following conditions (any one or more of which may be waived by the Seller, in whole or in part, in its sole discretion):

5.1.2.1	all the Purchaser’s Warranties shall have been accurate in all material respects as of the date of this Agreement, and shall be accurate in all material respects as of the Completion Date as if made on the Completion Date; and

5.1.2.2	the Purchaser shall have duly performed and complied with, in all material respects, all the covenants, obligations and other undertakings that the Purchaser is required to perform or to comply with pursuant to this Agreement at or prior to the Completion.

5.1.3	The waiver of any condition based on the accuracy of any Warranty, or on the performance of or compliance with any covenant, obligation or undertaking, will not affect the right to indemnification or other remedy based on such Warranties, covenants, obligations or undertakings.

5.2	At Completion, the Seller shall deliver to (or procure the delivery to) the Purchaser (or to the Purchaser’s Designees, as agreed) of:

5.2.1	duly executed copies of deeds of sale and general assignment in the forms attached as Parts 1 and 2 of Schedule 14;

5.2.2	all the Assets which are capable of passing by delivery when, by virtue of such delivery, title to those Assets shall pass to the Purchaser;

5.2.3	all the Business Contracts and the Records;

5.2.4	a duly executed copy of the deed of assignment of the Business Intellectual Property in the form attached as Part 3 of Schedule 14;

5.2.5	a share certificate representing the Shares along with duly executed stock powers sufficient to transfer good title to the Shares to Sercel Inc., as the Purchaser’s Designee, together with (i) the share register, ledger, books and records of the Company, (ii) a certified copy of an extract of the minutes of a meeting of board of directors of the Seller, as the shareholder of the Company, authorising the execution and performance by the Seller of this Agreement, and (iii) resignation of Mr. Antoine Lagomarsino as member of the Company’s board of directors, effective at Completion;

5.2.6	a certified copy of an extract of the minutes of a meeting of the board of directors of the Seller authorising the execution by the Seller of this Agreement

5.2.7	duly executed notices of disposition of all Motor Vehicles;

5.2.8	a duly executed copy of the Lease Agreement;

5.2.9	a duly executed copy of the License Agreement; and

5.2.10	a duly executed copy of the Transitional Services Agreement.

5.3	At Completion, the Seller shall permit the Purchaser to enter into the Property made available under the Lease Agreement and to take possession of the Business.

5.4	At Completion, the Purchaser (on its own behalf and on behalf of the Purchaser’s Designees) shall pay the Closing Purchase Price to the Seller by wire transfer of immediately available funds to such bank account as the Seller shall have previously indicated to the Purchaser, and shall deliver to the Seller:

5.4.1	a duly executed copy of the Lease Agreement;

5.4.2	a duly executed copy of the License Agreement;

5.4.3	a duly executed copy of the Transitional Services Agreement; and

5.4.4	a certified copy of an extract of the minutes of a meeting of the board of directors of the Purchaser authorising the execution by the Purchaser of this Agreement.

6	BUSINESS CONTRACTS

6.1	The Purchaser undertakes to the Seller with effect from the Completion Date to assume the obligations, liabilities and duties and become entitled to the benefits of the Seller under the Business Contracts and to carry out and perform and complete all the obligations, liabilities and duties created by or arising under the Business Contracts after the Completion Date (in each case, to the extent provided by clause 2.5).

6.2	The Seller undertakes with effect from the Completion Date to assign to the order of the Purchaser, or to procure the assignment to the order of the Purchaser of, all the Business Contracts which are capable of assignment without the consent of other parties.

6.3	Insofar as any of the Business Contracts are not assignable to the Purchaser without the agreement of or novation by or consent to the assignment from another party, this Agreement shall not constitute an assignment or attempted assignment if such assignment or attempted assignment would constitute a breach of such Business Contracts. In the event that consent or novation is required for such assignment:

6.3.1	the Seller at the Purchaser’s request shall use all reasonable endeavours with the co-operation of the Purchaser to procure such novation or assignment as aforesaid;

6.3.2	unless and until any such Business Contract shall be novated or assigned as aforesaid, the Seller shall hold such Business Contract on trust for the Purchaser and its successors in title absolutely and the Purchaser shall (if such sub-contracting is permissible and lawful under the Business Contract in question) as the Seller’s sub-contractor perform all the obligations of the Seller under such Business Contract; and

6.3.3	unless and until any such Business Contract shall be novated or assigned, the Seller will (so far as it lawfully may) give all such assistance to the Purchaser and at the Purchaser’s cost as the Purchaser may reasonably require to enable the Purchaser to enforce the Seller’s rights under such Business Contract and (without limitation) will provide information in relation to such Business Contract as the Purchaser may reasonably require from time to time.

6.4	To the extent that any payment is made to the Seller in respect of a Business Contract on or after the Completion Date, the Seller shall receive the same as trustee and shall account to the Purchaser for the same on the Completion Date or, if received thereafter, within ten (10) Business Days of receipt.

7	TRANSFERRED EMPLOYEES

7.1	Prior to the date of this Agreement, the Purchaser has offered the Relevant Employees employment to commence on the Completion Date pursuant to the Offer Letters in the form attached as Schedule 6 (adapted as appropriate for the Relevant U.K. Employees) (the “Offers”).

7.2	The Relevant Employees who have accepted an Offer prior to the date hereof (respectively, the “Transferred Australian Employees” and the “Transferred U.K. Employees” and, collectively, the “Transferred Employees”) are identified as such in Parts 4 and 5 of Schedule 8. Relevant Australian Employees who decide to accept their Offer after the date hereof, whether in writing or by coming to the Property to work after Completion in accordance with the Offer Letters shall also be deemed to be Transferred Australian Employees. The Purchaser shall inform the Seller in writing of any Relevant Australian Employees who shall so accept their Offers after the date hereof.

7.3	On the Completion Date, the Seller shall

7.3.1	with respect to the Transferred Australian Employees:

7.3.1.1	release the Transferred Australian Employees from employment with the Seller, with effect immediately prior to the Completion Date;

7.3.1.2	pay the Transferred Australian Employees all monies owed to them by the Seller as of the Completion Date, with the exception of accrued annual leave, long service leave and sick leave; and

7.3.1.3	provide the Purchaser with copies of all records relating to the employment of the Transferred Australian Employees with the Seller, including leave records and employment terms.

7.3.2	with respect to the Transferred U.K. Employees, procure that TUS UK:

7.3.2.1	releases the Transferred U.K. Employees from employment with TUS UK, with effect immediately at the Completion Date;

7.3.2.2	pays the Transferred U.K. Employees all monies owed to them by TUS UK as of the Completion Date, with the exception of accrued annual leave, long service leave and sick leave; and

7.3.2.3	provides the Purchaser with copies of all records relating to the employment of the Transferred U.K. Employees with TUS UK, including leave records and employment terms.

7.4	In connection with the computation of the Closing Purchase Price, the Seller has previously delivered to the Purchaser a computation of the value of accrued annual leave (including applicable loadings) and long service leave in respect of the Transferred Employees (the “Reduction Amount”), a copy of which is attached as Part 6 of Schedule 8. To the extent that it is determined within ninety (90) days after the Completion that such computation of the Reduction Amount was incomplete or inaccurate in any respect, the parties shall promptly make any payments required to put the parties in the same position as they would have been in had such computation of the Reduction Amount been made fully and accurately prior the date hereof and reflected in the computation of the Closing Purchase Price.

7.5	After Completion, the Seller (x) with respect to the Transferred Australian Employees, shall be responsible (and shall indemnify the Purchaser against all claims) for, and (y) with respect to the Transferred U.K. Employees, shall procure that TUS UK shall be responsible (and shall indemnify the Purchaser against all claims) for:

7.5.1	the salary, wages, sales commission, bonuses and all other employment related payments or benefits (including any allowances or benefits) of all such Transferred Employees for the period up to and including the Completion Date (excluding the value of accrued annual leave (including applicable loadings) and long service leave taken into account in the computation required by clause 7.4), from which date the Purchaser will be responsible for them; and

7.5.2	all Taxes (including fringe benefits tax and payroll tax) payable on the amounts referred to in clause 7.5.1 in respect of the period up to and including the Completion Date (whether such Taxes become due before, on or after the Completion Date).

7.6	After Completion, and subject to performance by the Seller of its obligations under clause 7.5, the Purchaser shall be responsible (and shall indemnify the Seller or TUS UK, as applicable, against all claims) for salary, wages, sales commission, bonuses and all other employment-related payments or benefits (including any allowances or benefits), holiday pay (including applicable loadings), and other leave entitlements which are or may become payable after the Completion Date to any Transferred Employee under any contract of employment, industrial instrument (including award) or statutory entitlement.

7.7	Notwithstanding anything to the contrary in clauses 7.5 and 7.6, it is understood and agreed that the Purchaser or the relevant member of the Purchaser’s Group shall be responsible for any redundancy payments which may become due to any of the Transferred Employees by reason of their eventual termination by the Purchaser or any member of the Purchaser’s Group after the Completion Date (including any portion of any such payment resulting from or attributable to a Transferred Employee’s prior service with the Seller’s Group), and that the Seller (and TUS UK in respect of the Transferred U.K. Employees) shall have no liability for any such payments.

8	SUPERANNUATION

The applicable Australian statutory rules at the date of Completion shall apply with regard to the pensions and related benefits of the Transferred Australian Employees (Superannuation rules). As far as practicable and subject to third parties rights, each of the parties shall execute all documents and do all things necessary to substitute the Purchaser for the Seller as the contributing employer to the Seller’s Funds in respect of the Transferred Australian Employees with effect from Completion.

9	RECEIVABLES

9.1	The Seller shall on or after Completion execute or procure the execution of any assignment or other instrument of transfer necessary to assign or transfer the Receivables to the Purchaser, and unless and until any such assignment or other instrument of transfer shall be executed will:

9.1.1	As soon as practicable after Completion despatch letters to all persons from whom the Receivables are owing, instructing such persons to account in respect of the Receivables to the Purchaser or as the Purchaser may direct and shall provide copies of all such letters to the Purchaser;

9.1.2	Account to the Purchaser or as the Purchaser may direct in respect of any payment received by the Seller in respect of the Receivables (including any interest payment received) after Completion Date and, pending such accounting, shall hold all sums so received in trust for the Purchaser; and

9.1.3	Not after Completion engage in any correspondence or discussion concerning any Receivable with any person from whom such Receivable shall be due and shall forward to the Purchaser all correspondence or other communications received by the Seller from any such person or any person acting on its behalf.

10	WARRANTIES

10.1	The Seller warrants to the Purchaser that the Warranties set out in Part 1 of Schedule 11 (the “Seller’s Warranties”) are true and accurate on and as of the date hereof and will be true and accurate on and as of the Completion Date.

10.2	The Purchaser warrants to the Seller that the Warranties set out in Part 2 of Schedule 11 (the “Purchaser’s Warranties”) are true and accurate on and as of the date hereof and will be true and accurate on and as of the Completion Date.

10.3	Each of the parties hereby acknowledges that it is not entering into this Agreement in reliance on any warranties or representations except insofar as the same are set forth in the Warranties.

10.4	The Seller’s Warranties are given subject to the information contained in the Disclosed Information to the extent that such information is sufficient on its face to reasonably inform the Purchaser of a specific exception to a Warranty, except that, notwithstanding any other provision of this Agreement, the Seller’s Warranties set forth in clauses 1.1 and 2.3 of the Seller’s Warranties shall not be qualified or limited in respect by any information contained in the Disclosed Information.

10.5	Each of the Warranties shall be separate and independent and save as expressly provided to the contrary shall not be limited by reference to any other Warranty or any other term of this Agreement.

10.6	The Warranties, together with any other provisions of this Agreement which shall not have been fully performed at Completion, shall remain in force notwithstanding Completion.

11	CLAIMS

11.1	Subject to the provisions and limitations of clauses 11 and 12, the Seller shall indemnify and hold harmless the Purchaser from and against, and pay or reimburse the Purchaser for, any damages, losses, liabilities, claims, reasonable costs or expenses (including interest, reasonable costs of investigation and defence and reasonable attorneys’ fees) (“Losses”) actually suffered or incurred by the Purchaser or the Company resulting or arising from or in connection with:

11.1.1	any breach of any of the Seller’s Warranties; and

11.1.2	any Excluded Liabilities, including any claim by any party against the Purchaser with respect to any Excluded Liabilities.

11.2	Subject to the provisions and limitations of clauses 11 and 12, the Purchaser shall indemnify and hold harmless the Seller from and against, and pay or reimburse the Seller for, any Losses actually suffered or incurred by the Seller resulting or arising from or in connection with:

11.2.1	any breach of any the Purchaser’s Warranties; and

11.2.2	any Assumed Liabilities, including any claim by any party against the Seller with respect to any Assumed Liabilities.

11.3	The party making a claim for indemnification under this clause 11 is hereinafter referred to as the “Indemnified Party” and the party against whom such claims are asserted under this clause 11 is hereinafter referred to as the “Indemnifying Party”. All claims by any Indemnified Party under this clause 11 shall be asserted and resolved as follows:

11.3.1	In the event that (i) any claim, demand or other proceeding is asserted or instituted by any person (including a governmental authority) other than the parties hereto and members of their respective Groups (a “Third Party”) which, if successful, could give rise to Losses for which an Indemnifying Party would be liable to an Indemnified Party hereunder (any such claim, demand or proceeding, a “Third Party Claim”), or (ii) any Indemnified Party hereunder shall have a claim to be indemnified by any Indemnifying Party hereunder which does not involve a Third Party Claim (any such claim, a “Direct Claim”), the Indemnified Party shall deliver to the Indemnifying Party a written notice (a “Claim Notice”) specifying in reasonable detail, to the extent known to the Indemnified Party, the factual basis of such Third Party Claim or Direct Claim and the amount or estimated amount of related Losses (which estimate shall not be conclusive of the final amount thereof) and shall provide such available supporting evidence as may reasonably be required by the Indemnifying Party to assess the merits of the Third Party Claim or Direct Claim and the computation or estimate of Losses.

The Indemnified Party shall send a Claim Notice: (i) in the case of a Third Party Claim, by no later than twenty-one (21) days (or such shorter period as may be warranted under the circumstances) after its receipt of actual notice of such Third Party Claim; and (ii) in the case of a Direct Claim, by no later than sixty (60) days after the Managing Director (or if none, the person exercising substantially equivalent functions) of the Indemnified Party becomes aware that a basis exists for making a claim for indemnification under this clause 11.

11.3.2	From and after the delivery of a Claim Notice, the Indemnified Party shall:

11.3.2.1	at the reasonable request of the Indemnifying Party, grant the Indemnifying Party and its professional advisors reasonable access to the books, records and properties of the Indemnified Party (or of the Company, if the Seller is the Indemnifying Party) to the extent reasonably related to the matters to which the Claim Notice relates and as permitted by the Laws, regulations or rules applicable to the Indemnified Party, and

11.3.2.2	subject to the Indemnifying Party providing an indemnity to the Indemnified Party in respect of all costs, liabilities, claims and reasonable expenses which may be incurred by the Indemnified Party as a result of the same, at the reasonable request of the Indemnifying Party and to the extent reasonably related to the claim in question, make (or if the Purchaser is the Indemnified Party, procure that the Company makes) any counterclaim against any person asserting a Third Party Claim or any cross-claim against any other person which may be liable, provided that the Indemnified Party shall not be obligated to take any such action as it may reasonably consider to be, directly or indirectly, detrimental or contrary to its own interest or that of its Group.

11.3.3	In the event of a Third Party Claim:

11.3.3.1	The Indemnifying Party shall have twenty-one (21) days following its receipt of the relevant Claim Notice (or such shorter period as may be warranted under the circumstances) (the “Third Party Claim Review Period”) to make such investigation of the underlying claim as it considers necessary or desirable and to notify the Indemnified Party whether or not it disputes its liability to the Indemnified Party in respect of such Third Party Claim (which notice shall set forth in reasonable detail the basis for such objection). If the Indemnifying Party so notifies the Indemnified Party during the Third Party Claim Review Period that it disputes its liability to the Indemnified Party in respect of the relevant Third Party Claim, the Indemnified Party shall have the right to initiate proceedings against the Indemnifying Party in accordance with clause 26. If the Indemnifying Party fails to so notify the Indemnified Party during the Third Party Claim Review Period that it disputes its liability to the Indemnified Party in respect of the relevant Third Party Claim, the Indemnifying Party shall be deemed to have acknowledged its liability to the Indemnified Party in respect of such Third Party Claim.

11.3.3.2	In the event that a Third Party Claim is made against an Indemnified Party for which the sole relief demanded is money damages which are fully covered by the Indemnifying Party’s indemnification obligations under this Agreement and as to which (x) no conflict of interest exists between the interests of the Indemnified Party and the members of its Group and those of the Indemnifying Party and the members of its Group, (y) the Indemnified Party has not made a good faith determination that there is a reasonable probability that the underlying claim may adversely affect it or members of its Group other than as a result of monetary damages for which it would be entitled to indemnification under this Agreement, and (z) the Indemnifying Party has expressly acknowledged in writing to the Indemnified Party that it is within the scope of and subject entirely to its indemnification obligations, the Indemnifying Party, if it so elects by giving written notice to such effect to the Indemnified Party, may assume control the defence of such Third Party Claim and retain (at its expense) legal counsel of its choice, reasonably acceptable to the Indemnified Party, to represent the Indemnified Party (including the Company, if the Purchaser is the Indemnified Party). If the Indemnifying Party shall have so elected to assume control of the defence of a Third Party Claim: (a) the Indemnifying Party shall diligently conduct the defence of such Third Party Claim, keep the Indemnified Party reasonably informed of the development of the underlying claim, and with reasonable promptness provide the Indemnified Party with copies of all material notices, written communications and filings (including court papers) made by or on behalf of any of the parties to the Third Party Claim; and (b) the Indemnified Party shall have the right to participate, at its expense, in the defence of such Third Party Claim with legal counsel of its choice.

11.3.3.3	In the event that the Indemnifying Party: (x) shall fail to notify the Indemnified Party pursuant to clause 11.3.3.2 that it has elected to assume control of the defence of a Third Party Claim (or shall notify the Indemnified Party that it has elected not to assume control of the defence of a Third Party Claim), or (y) at any time after it shall have notified the Indemnified Party pursuant to clause 11.3.3.2 that it has elected to assume control of the defence of a Third Party Claim, shall fail to diligently conduct the defence of such Third Party Claim, the Indemnified Party (or if the Purchaser is the Indemnified Party, the Company) shall have the right to conduct the defence of such Third Party Claim and shall have the right to retain counsel of its choice, reasonably acceptable to the Indemnifying Party. If the Indemnified Party shall have assumed control of the defence of a Third Party Claim: (a) the Indemnified Party shall keep the Indemnifying Party reasonably informed of the development of the underlying claim and with reasonable promptness provide the Indemnifying Party with copies of all material notices, written communications and filings (including court papers) made by or on behalf of any of the parties to the Third Party Claim; and (b) the Indemnifying Party shall have the right to participate, at its expense, in the defence of any such Third Party Claim with legal counsel of its choice, reasonably acceptable to the Indemnified Party.

11.3.3.4	The Indemnifying Party shall not be liable for any Third Party Claim settled or otherwise compromised without its prior written consent. In such connection, if (x) the Indemnified Party (or the Company, if the Purchaser is the Indemnifying Party) shall receive from a Third Party or (y) the Indemnified Party shall propose to make to a Third Party, an offer to compromise or settle such Third Party Claim (a “Settlement Offer”), the Indemnified Party shall notify the Indemnifying Party of such Settlement Offer with reasonable promptness following receipt thereof from the Third Party and reasonably in advance of responding thereto, or reasonably in advance of making such Settlement Offer, and shall provide with such notice all related supporting documentation reasonably required to enable the Indemnifying Party to assess the relative merits of the Settlement Offer. At the request of either of the parties, the parties will consult in good faith with respect to any such Settlement Offer. The Indemnifying Party shall then determine in the exercise of its business judgement whether or not to consent to the Settlement Offer, but shall not unreasonably withhold or delay any such consent (with such consent being deemed given if the Indemnifying Party shall not have responded in writing within fifteen (15) days (or such shorter period as may be reasonable under the circumstances) of its receipt of a request for consent). If a Settlement Offer is received (for which the sole relief provided is monetary damages), which the Indemnifying Party, but not the Indemnified Party, is willing to accept, the Indemnified Party may elect to continue the defence of the Third Party Claim at its own expense, in which case the liability of the Indemnifying Party shall be limited to the lesser of: (x) Losses calculated as if the Third Party Claim were settled in accordance with the proposed Settlement Offer, or (y) the Losses actually suffered by the Indemnified Party taking into account the final resolution of the Third Party Claim.

If the Indemnifying Party shall have assumed control of the defence of a Third Party Claim pursuant to clause 11.3.3.2, the Indemnifying Party shall not agree to any Settlement Offer in respect of such Third Party Claim without the consent of the Indemnified Party, which consent shall not be unreasonably withheld or delayed (and which consent shall be deemed given if the Indemnified Party shall not have responded in writing within fifteen (15) days (or such shorter period as may be reasonable under the circumstances) of its receipt of a request for consent), unless the Settlement Offer: (i) releases the Indemnified Party (and, if the Purchaser is the Indemnified Party, the Company) completely in connection with such Third Party Claim; (ii) does not, and cannot be reasonably expected to, otherwise adversely affect the Indemnified Party (and, if the Purchaser is the Indemnified Party, the Company), and (iii) is fully funded by the Indemnifying Party.

Any final settlement by the Indemnifying Party of a Third Party Claim (provided that the Indemnifying Party has performed all of its obligations under the relevant settlement agreement) in accordance with the provisions of the foregoing paragraph and paragraph 11.3.3.2 shall release the Indemnifying Party from any further obligation to indemnify the Indemnified Party in respect of amounts claimed by the relevant third party pursuant to such Third Party Claim.

11.3.4	In the event of a Direct Claim, the Indemnifying Party shall have forty-five (45) days following its receipt of the relevant Claim Notice (the “Direct Claim Review Period”) to make such investigation of the corresponding claim as it considers necessary or desirable. If the Indemnified Party and the Indemnifying Party agree, on or prior to the expiration of the Direct Claim Review Period, upon the validity and amount of such claim, the Indemnifying Party shall pay to the Indemnified Party, within fifteen (15) days following the date of such agreement, the full agreed amount of such claim. If the Indemnified Party and the Indemnifying Party fail to agree on or prior to the date of the expiration of the Direct Claim Review Period upon the validity or the amount of the Direct Claim, or if the Indemnifying Party notifies the Indemnified Party that it disputes its liability to the Indemnified Party in respect of the corresponding claim, the Indemnified Party shall have the right to initiate proceedings against the Indemnifying Party in accordance with clause 26.

11.4	Each party shall (and in the case of the Purchaser, shall procure that the Company shall) in relation to any loss or liability which might give rise to a claim for indemnification under this Agreement against the other party, use its commercially reasonable endeavours to take all available steps to avoid or mitigate such loss or liability, provided that no party shall be obligated to take any such action that it reasonably considers to be, directly or indirectly, detrimental or contrary to its own interest or that of its Group.

11.5	If, notwithstanding any other provision of this Agreement, any payment is made by the Seller in or towards the settlement of any claim made under this Agreement and the Purchaser subsequently recovers or procures the recovery from a third party (including insurers) of an amount which is referable to that claim (and in the event that the Purchaser becoming entitled subsequent to such payment by the Seller to make such recovery the Purchaser undertakes (having due regard for the interests of the Purchaser and the Company) to procure that all reasonable steps are taken to enforce such recovery), the Purchaser shall forthwith repay to the Seller an amount equal to whichever is the lesser of:

11.5.1	the amount recovered from the third party after deduction of all reasonable and evidenced expenses of recovery; and

11.5.2	the amount paid by the Seller in or towards settlement of the claim.

12	LIMITATIONS OF LIABILITY

12.1	The aggregate liability of the Seller in respect of claims brought by the Purchaser for breach of the Seller’s Warranties shall not exceed 17.5% (seventeen and one-half per cent) of the sum of (i) the Closing Purchase Price, and (ii) any amounts paid by the Purchaser to the Seller pursuant to clause 3.4 (the “Maximum Seller Warranty Amount”).

The aggregate liability of the Purchaser in respect of claims brought by the Seller for breach of the Purchaser’s Warranties shall not exceed the 17.5% (seventeen and one-half per cent) of the sum of (i) the Closing Purchase Price, and (ii) any amounts owed by the Purchaser to the Seller pursuant to clause 3.4 (the “Maximum Purchaser Warranty Amount”).

Neither the Seller nor the Purchaser shall be liable towards the other for any indirect or consequential damage under this Agreement (such as but not limited to loss of profit or loss of revenue to the extent that the same would constitute indirect or consequential damages under Australian law) for which neither party shall incur any liability towards the other whatsoever.

12.2	The Purchaser shall not be entitled to make any claim for breach of Warranty against the Seller under this Agreement (a “relevant claim”) or to recover any Losses in respect of any such claim:

12.2.1	if the matter, event or circumstance giving rise to the relevant claim was provided as Disclosed Information and, pursuant to clause 10.4, qualifies or limits the relevant Warranty; or

12.2.2	unless notice in writing (containing the information referred to in clause 11.3.1) has been received by the Seller on or before:

i)	in the case of a relevant claim relating to Taxes, June 30, 2009; and

ii)	in the case of a relevant claim relating to any matter other than Taxes, June 30, 2005.

If at any time prior to the relevant expiration date specified above, a Claim Notice is delivered in accordance with the terms of this Agreement, the corresponding claim shall survive until such time as it is fully and finally resolved.

12.3	The Seller shall be under no liability in respect of a relevant claim unless:

12.3.1	the amount of the Losses in respect of which the Purchaser is entitled to be indemnified as a result of such claim exceeds € 75,000 (seventy five thousand euro) (the “Individual Claim Threshold Amount”) (it being understood that if the amount of such Losses exceeds the Individual Claim Threshold Amount, the Seller’s payment obligation shall extend to the entire amount of such Losses, including the amount up to the Individual Claim Threshold Amount, subject however to clause 12.3.2 below and clause 12.1 above);

12.3.2	the aggregate amount of Losses in respect of which the Seller is obligated to indemnify the Purchaser under clause 12.3.1 in respect of all relevant claims made by the Purchaser exceeds € 750,000 (seven hundred fifty thousand euro) (the “Cumulative Threshold Amount”) (it being understood that if the amount of such Losses shall exceed the Cumulative Threshold Amount, the Seller’s payment obligation shall extend to the entire amount of such Losses, including the amount up to the Cumulative Threshold Amount however subject to clause 12.1 above).

For the purposes of the foregoing clause 12.3.1, in the event of a series of relevant claims based on the same or a related set of facts, events or circumstances, such series of claims shall be treated as a single claim and the aggregate total of the Losses resulting from such series of claims shall be used to determine whether the Individual Claim Threshold Amount has been exceeded.

12.4	If a relevant claim arises in respect of a matter event or circumstance where the Purchaser recovers from some other person (including insurers) any loss or damage arising therefrom, then the liability of the Seller (after taking into account the limitations on the liability of the Seller referred to in this clause 12) shall be reduced by the amount so recovered after deduction of all reasonable expenses of recovery.

12.5	No liability shall attach to the Seller in respect of any relevant claim if and to the extent that:

12.5.1	the relevant claim would not have arisen or would have been less but for any act, omission, transaction or arrangement (or any combination of any of the same) of the Purchaser or any member of the Purchaser’s Group or any successor in title to the Shares or their respective directors, employees or agents taken other than in good faith after Completion;

12.5.2	the relevant claim arises or is increased as a result of the passing of, or any change in, or any change in the interpretation of, any Law, rule, regulation or administrative practice of any government, government department, local or state agency, authority regulatory or fiscal body after the date of this Agreement;

12.5.3	the relevant claim arises or is increased as a result of the Purchaser not complying with its obligations under this Agreement; or

12.5.4	the Losses suffered or incurred by the Purchaser have been made good or have been otherwise compensated for without cost to the Purchaser or any member of the Purchaser’s Group.

12.6	The amount of any successful claim against the Seller for breach of Warranty under this Agreement shall constitute or be deemed to constitute a reduction in the Purchase Price.

12.7	No claims of the Purchaser under this clause shall be set off against any sum due to the Seller by the Purchaser under this Agreement, under any circumstances whatsoever.

13	SELLER’S UNDERTAKINGS

13.1	During the period from the date hereof through to Completion (or the earlier termination of this Agreement pursuant to clause 29), the Seller shall conduct (and shall procure that the Company conducts) the Business solely in the ordinary course and on a basis consistent with past practices, and shall not take any action or omit to take any action within its control (and shall procure that the Company does not take any action or omit to take any action within its control) which action or omission would result in a breach of any of the Seller’s Warranties as of the Completion Date.

13.2	For the sole purpose of protecting the Purchaser in respect of the Goodwill and the value of the Shares, as from the Completion, the Seller shall not, and shall procure that no other companies or undertakings which now or from time to time are subsidiaries of the Seller:

13.2.1	for a period of:

i)	2 years after the Completion Date;

ii)	2 years after the second anniversary of the Completion Date;

iii)	2 years after the fourth anniversary of the Completion Date; and

iv)	1 year after the sixth anniversary of the Completion Date;

and within:

a)	Australia and the United States;

b)	Europe excluding the territory of the European Union (as it may be defined from time to time);

c)	Asia; or

d)	anywhere else in the world except the territory of the European Union (as it may be defined from time to time),

either on its own account or in conjunction with or on behalf of any person, and whether directly or indirectly, carry on, participate in or be engaged, concerned or interested in setting up or acquiring any business similar to or competitive or likely to be competitive with the Business; and

13.2.2	for a period of:

i)	2 years after the Completion Date;

ii)	1 year after the second anniversary of the Completion Date;

and within the European Union (as it may be defined from time to time), either on its own account or in conjunction with or on behalf of any person, and whether directly or indirectly, carry on, participate in or be engaged, concerned or interested in setting up or acquiring any business similar to or competitive or likely to be competitive with the Business; and

13.2.3	for a period of two (2) years after the Completion Date, either on its own account or in conjunction with or on behalf of any person, and whether directly or indirectly, employ, solicit or entice away from the employment of the Purchaser, the employer of any Transferred U.K. Employee or the Company any Transferred Australian Employee, any Transferred U.K. Employee or any other officer, manager or employee employed by any of them in connection with the Business at or after the Completion Date (whether or not such person would commit a breach of his contract of employment by reason of leaving service).

13.3	Nothing set forth in clause 13.2 shall operate to prevent the Seller’s Group (collectively) from owning not more than 5% of any class of the issued share capital of a company if such securities are listed and regularly dealt in on any internationally recognised investment exchange.

13.4	The Seller acknowledges that each of the prohibitions and restrictions contained in the provisions of clause 13.2:

(a)	must be read and construed and will have effect as a separate, severable and independent prohibition or restriction and will be enforceable accordingly;

(b)	is reasonable as to period, territorial limitation and subject matter; and

(c)	confers a benefit on the Purchaser which is no more than that which is reasonably and necessarily required by the Purchaser for the maintenance and protection of the Goodwill and the value of the Shares sold to the Purchaser under this Agreement.

It is the intention of the parties that all combinations of the prohibitions and restrictions will apply and be enforceable and that only those which a court, in exercising its discretion, may hold to be an unreasonable restraint of trade will be severed.

13.5	As from the Completion Date, the Seller will sell and deliver hydrophones to the Purchaser, as and when ordered by the Purchaser, on reasonable terms and conditions and at market prices on a basis consistent with deliveries performed by the Seller to the Business prior to Completion Date.

14.	PURCHASER’S UNDERTAKINGS

14.1	As from the Completion, and in respect of Business Names:

14.1.1	The Purchaser undertakes that it shall not, and will procure that the members of the Purchaser’s Group shall not make use of the Business Names or any other name or mark confusingly similar to any of them or any logos and colours associated with such names, trade names or trade marks at any time after the Completion Date, save only that the Purchaser and the Company shall be entitled, solely in connection with the Business:

14.1.1.1	for a period of thirty (30) days after Completion, to use the name “Thales” as part of the company name of the Company subject to clause 14.1.2 and to use up existing inventories of letter paper, invoices, general stationery, trade literature, labels, manuals, packaging and other printed materials bearing the Business Names;

14.1.1.2	for a period of sixty (60) days after Completion, to continue to display the Business Names as they appear on any existing nameplate, building sign, vehicle, or any other equipment or instruments part of the Assets or belonging to the Company;

14.1.1.3	for a period of one hundred eighty (180) days after Completion to dispose of any existing inventories of products to which the Business Names have been applied and remain visible.

14.1.2	Promptly after the Completion Date but not later than thirty days after such date, the Purchaser shall procure that the corporate name of the Company is changed and shall provide to Thales as soon as reasonably practicable evidence, reasonably satisfactory to Thales of the Purchaser’s compliance with this clause.

14.2	The Purchaser acknowledges that it has been informed by the Seller that all insurance cover for the Business will cease as at the Completion, and undertakes to procure that as of Completion, the Purchaser, the Company and the Property benefit, to the extent available on commercially reasonable terms, from insurance cover of the types, on terms, and in such amounts as are substantially consistent (in view of their size, locations and activities) with the insurance cover currently applicable to the Sercel Group generally, except that until January 31, 2004, the Seller shall maintain its current insurance coverage for the Property in accordance with the terms of the Lease.

15	FURTHER ASSURANCES AND ASSISTANCE

15.1	On and after the Completion Date, the Seller shall:

15.1.1	do, execute and perform all such acts, assignments, transfers, deeds, documents and things (or procure the doing, execution or performance of them) as the Purchaser may from time to time reasonably require for the purpose of vesting in it the full benefit of the Business and Assets;

15.1.2	from time to time supply to the Purchaser such information and assistance as the Purchaser may reasonably require for the purpose of implementing the provisions of this Agreement; and

15.1.3	give to the Purchaser all reasonable assistance to enable the Purchaser to enforce or obtain the full benefit of any rights against third parties hereby transferred to the Purchaser.

15.2	As from the Completion Date, the Seller and the Purchaser shall each give to the other such reasonable access to the books, accounts, records and returns of the other relating to or in connection with the Business as conducted up to the Completion Date as the other may reasonably require for legitimate business purposes (including the right to take copies and extracts on reasonable advance notice) within the period of five (5) calendar years from the Completion Date and will during the said period keep the same in good order.

16	CONFIDENTIAL INFORMATION

The Seller shall not, after Completion, and shall procure that no other member of the Seller’s Group, disclose or use for any purpose any confidential or proprietary information concerning the Business, any of the Assets or the Company, except: (i) to the extent required by applicable Law or stock exchange regulations or by any competent governmental authority; (ii) to its professional advisers under circumstances of confidentiality; or (iii) to the extent that such information is at the date hereof or hereafter becomes public knowledge otherwise than through improper disclosure by any person.

17	COSTS

Except as otherwise expressly provided in this Agreement, each party shall be responsible for all the costs and expenses incurred by it in connection with and incidental to the preparation and completion of this Agreement and the sale and purchase under this Agreement.

18	INTEREST ON OVERDUE AMOUNTS

Interest shall be payable by any party on any amount which shall not be paid by it to the other party by the due date for its payment, as determined in accordance with the terms of this Agreement. Such interest shall accrue and be calculated on a daily basis, both before and after any Judgement, at a per annum rate equal to EURIBOR plus 2%, for the period from the due date for its payment until the date on which it shall actually be paid. Interest shall be compounded annually and shall be payable on demand. All payments required to be made under the terms of this Agreement shall be made in euro.

19	ENTIRE AGREEMENT

19.1	This Agreement, and the documents referred to in it, constitutes the entire agreement and understanding of the parties and supersedes all prior negotiations, discussions, correspondence, communications, understandings and agreements between the parties relating to the subject matter of this Agreement and all prior drafts of this Agreement.

19.2	Each of the parties acknowledges and agrees that in entering into this Agreement, and the documents referred to in it, it does not rely on, and shall have no remedy in respect of, any statement, representation, warranty or understanding (whether negligently or innocently made) of any person (whether party to this Agreement or not) other than as expressly set out in this Agreement or in any other documents delivered in connection herewith.

20	CONTINUING EFFECT

Each provision of this Agreement shall continue in full force and effect after Completion, unless such provision has been fully performed on or before Completion.

21	SEVERABILITY

If at any time any part of any provision of this Agreement shall be or become invalid or unenforceable in any respect, then such provision shall be deemed to be severed from this Agreement and the remainder of the provisions of this Agreement shall remain valid and enforceable.

22	AMENDMENTS, WAIVERS AND RIGHTS

22.1	No amendment or variation of the terms of this Agreement shall be effective unless it shall be made or confirmed in a written document signed by both parties.

22.2	No delay in exercising or non-exercise by either party of any of its rights under or in connection with this Agreement shall operate as a waiver or release of that right. Rather, any such waiver or release must be specifically granted in writing signed by the party granting it.

22.3	The rights and remedies of each party under this Agreement shall be cumulative and not exclusive of any rights or remedies of that party under the general Law, subject to the limitations set forth in Article 12. Each party may exercise each of its rights as often as it shall think necessary.

23	ASSIGNMENT

Neither party may assign any of its rights under this Agreement without the prior written consent of the other party. Except to the extent that the Purchaser shall have assigned all or any of its rights to indemnification under the terms of this Agreement to a permitted assign, the Purchaser shall be deemed to have retained its right to indemnification pursuant to the provisions of this Agreement in respect of all the Shares and Assets (but shall not be allowed to transfer or assign them without the prior written consent of the Seller), notwithstanding the purchase of any Shares or Assets by the Purchaser’s Designees or any sale, transfer or other disposition of all or a part of the Shares or Assets after the Completion, as if it had at all times retained ownership of all the Shares and Assets, for the duration set forth in this Agreement.

24	NOTICES

24.1	Any notice required to be given under this Agreement shall be in writing signed on behalf of the party giving it and may be served by (i) delivering it by hand against an acknowledgement of delivery dated and signed by the recipient, (ii) sending it by registered mail (postage prepaid, return receipt requested) to the address of the relevant party set out in clause 24.2 or (iii) sending it by facsimile transmission confirmed by registered mail (postage prepaid, return receipt requested) posted no later than the following Business Day (with any such facsimile transmission to be deemed received at the time indicated on the corresponding activity report, a copy of which shall be included in the confirmation by mail) (provided that any notice or communication which is received after 5:15 p.m. (local time in the place of receipt) on a Business Day or on any day which is not a Business Day shall be deemed received only at 8:30 a.m. (local time in the place of receipt) on the next Business Day). Any such notice or other communication shall be effective only upon actual receipt thereof by its intended recipient.

24.2	Any notice required to be given under this Agreement shall be sent to:

24.2.1	the Seller at:

274	Victoria Road Rydalmere, NSW 2116 Australia Facsimile No: +61 2 9848 3888 For the attention of: Managing Director with a copy to:

THALES Corporate Legal Services 45, rue de Villiers 92526 Neuilly sur Seine France Facsimile No: +33 (0)1 57 77 84 77 For the attention of: Alexandre de Juniac

24.2.2	the Purchaser at:

c/o Sercel Holding 16 rue de Bel Air 44470 Carquefou France Facsimile No: +33 (0)2 40 30 31 32 Attention: Managing Director

with a copy to:

Sercel Holding 16 rue de Bel Air 44470 Carquefou France Facsimile No: +33 (0)2 40 30 31 32 Attention: Mr. Thierry Le Roux Ms. Valérie Féry

or to such other address or facsimile number as may be validly notified from time to time by either party to the other party.

25	COUNTERPARTS

This Agreement may be entered into in any number of counterparts and by the parties to it on separate counterparts, each of which when so executed and delivered shall be an original, but all counterparts together shall constitute one and the same instrument.

26	LAW AND SETTLEMENT OF DISPUTES

26.1	This Agreement shall be governed by, and construed and enforced in accordance with, the Laws of New South Wales, Australia.

26.2	Any dispute that the Parties shall fail to resolve amicably shall be finally settled in accordance with the Rules of Arbitration of the International Chamber of Commerce, by one (1) or more arbitrator(s) designated in accordance with the said Rules. The Arbitration shall be held in Sydney, New South Wales, Australia.

27	RIGHTS OF THIRD PARTIES

Except as expressly provided herein, a person who is not a party to this Agreement shall have no right to enforce any of its terms. This Agreement is for the sole and exclusive benefit of the parties to this Agreement and their successors and permitted assigns.

28	GST

(a)	The Seller and the Purchaser agree that it is their intention that the supply of the Assets and the Business pursuant to this Agreement be the supply of a going concern for the purposes of section 38-325 of the GST Act and that the supply be GST-free for the purposes of the GST law.

(b)	The Seller will supply to the Purchaser all of the things necessary for the continued operation of the enterprise for the purposes of that section and the Seller will carry on the enterprise until the day of the supply.

(c)	The supply is for consideration, and the Purchaser warrants that it is registered or required to be registered for GST.

(d)	If GST is payable by reference to or in connection with this Agreement on a Taxable Supply (other than the supply of the Assets and the Business) made under, by reference to or in connection with this Agreement, the amount of GST payable in respect of that supply must be paid as additional consideration. This clause does not apply if the supplier chooses to apply the margin scheme.

(e)	Any reference in the calculation of any amount payable under this Agreement to a cost, expense or other liability incurred by a party must exclude the amount of any input tax credit in relation to that cost, expense or other liability.

(f)	No additional amount is payable under clause 28(d) until the recipient of the supply has received a tax invoice or adjustment note.

(g)	For the purpose of this clause the following words have the following meaning or meanings:

‘GST’ means the tax that is payable under the GST law and imposed as goods and services tax as set out in the GST Act.

‘GST Act’ means the A New Tax System (Goods and Services Tax) Act 1999, as amended, or if that Act does not exist for any reason, any other Act imposing or relating to the imposition or administration of a goods and service tax in Australia.

‘adjustment note’; ‘consideration’; ‘enterprise’; ‘GST-free’; ‘GST law’; ‘input tax credit’; ‘margin scheme’; ‘registered’; ‘required to be registered’; ‘supply’; ‘supply of a going concern’; ‘tax invoice’; and ‘taxable supply’ have the respective meanings given to each of those terms in the GST Act.

29	TERMINATION

29.1	This Agreement may be terminated, and the transactions contemplated hereby may be abandoned, at any time prior to the Completion Date:

29.1.1	by the written agreement of the Seller and the Purchaser;

29.1.2	by either the Seller or the Purchaser if a court of competent jurisdiction or any governmental authority shall have issued an order or other Judgement or taken any other action (which order or other Judgement the parties hereto shall use their commercially reasonable endeavours to lift), which permanently restrains, enjoins or otherwise prohibits the transactions contemplated by this Agreement;

29.1.3	by either the Seller or the Purchaser if a material breach of any provision of this Agreement has been committed by the other party and such breach has not been waived;

29.1.4	(i) by the Seller if any of the conditions in clause 5.1.1 has not been satisfied as of the Completion Date or if satisfaction of such condition is or becomes impossible (other than through the failure of the Seller to comply with its obligations under this Agreement), and the Seller has not waived such condition on or prior to the Completion Date, or (ii) by the Purchaser if any of the conditions in clause 5.1.2 has not been satisfied as of the Completion Date or if satisfaction of such condition is or becomes impossible (other than through the failure of the Seller to comply with its obligations under this Agreement), and the Seller has not waived such condition on or prior to the Completion Date; or

29.1.5	by either the Seller or the Purchaser if Completion shall not have occurred (other than through the failure of any party seeking to terminate this Agreement to comply fully with the obligations hereunder) on or prior to 12:00 p.m. (Geneva time) on January 2, 2004.

provided, however, that for purposes of this clause 29, (x) the Purchaser shall be deemed to be in compliance with its obligations under clause 5.4 hereof through and until 12:00 p.m. (Geneva time) on January 8, 2004, and (y) the time and date set forth in clause 29.1.5 shall be deemed to read “12:00 p.m. (Geneva time) on January 8, 2004”, if the Purchaser is able to demonstrate that prior to 12:00 p.m. (Geneva time) on January 2, 2004 it (or another member of its Group) gave irrevocable instructions to a first class bank in France to pay the Closing Purchase Price in immediately available funds to the account specified for such purpose by the Seller.

29.2	Upon any termination of this Agreement pursuant to clause 29.1, all further obligations of the parties hereunder, other than pursuant to clause 17, shall terminate, except that nothing herein shall relieve any party from liability for any antecedent breach of this Agreement.

30	EXECUTION

The parties have shown their acceptance of the terms of this Agreement by executing it at the end of the Schedules, in Geneva, Switzerland, on the date first above written.

EXECUTION:

SIGNED by	)
duly authorised for and on behalf of	)
THALES UNDERWATER	)
SYSTEMS PTY LTD

SIGNED by	)
duly authorised for and on behalf of	)
SERCEL AUSTRALIA PTY LTD	)

STATEMENT OF INCOME (NOVEMBER 2003)

THALES UNDERWATER SYSTEMS Pty	Seismic
Currency = kAUD
	CURRENT MONTH	CUMULATIVE (2003)	YEAR END
	Actual	Actual	Forecast
Total Sales	7,076	16,992	26,324
of which Inter-TUS Sales	—	97	67
Cost of Sales	(5,121)	(12,502)	(19,271)

Gross Profit	1,955	4,490	7,053
% of Sales	27.6%	26.4%	26.8%

Positive Cost Variances Traded	191	386	252
Negative Cost Variances Traded	(1)	(208)	(220)
(Under)/Over Recoveries	—	(400)	(200)
Provisions (Created & Applied)/Released	48	1,323	769

Adjusted gross profit	2,192	5,592	7,654
% of Sales	31.0%	32.9%	29.1%

Self Funded Research & Development	8	(1,736)	(1,756)
Bid & Demonstration Expenses	—	(642)	(686)
Business Line Development	(107)	(597)	(708)

BL Contribution	2,093	2,616	4,504
% of Sales	29.6%	15.4%	17.1%

Thales Research & Technologies Fees	—	—	—
Thint Fees	—	—	—
Lobbying & DAFI Fees	—		—
Sales & Marketing Expenses	—	(122)	(109)
Net Cost of Warranties & Customer Depr.	—		—
G&A Expenses	—	(2,469)	(1,884)
Thales Group Corporate Fees	(106)	(253)	(394)

Income from operations	1,987	(228)	2,117
% of Sales	28.1%	(1.3%)	8.0%

Seismic (Rydalmere)		Balance Sheet as at 30 November 2003
Assets
	Current				Seismic
		Cash
			1000	CASH-HAND

			1010	CASH-BANK	1,112,664.66

					1,112,664.66

		Inventories
			1100	RAW MAT&SUB

			1110	CIP	2,857,547.05

			1145	PROG PAYMENT	(353,664.73)

			1150	INVENTORY PROV

					2,503,882.32

		Receivables
			1200	TDEBTORS	1,407,983.14

			1210	PROVN TDEBTS

			1220	SUBCONTRACT DEP	621,017.40

					2,029,000.54

		Other Assets
			1300	UNREAL EXCH VAR

			1310	STAFF ADV

			1315	STAFF LOAN	1,483.50

			1330	SUND DEBTOR

			1340	FITB

			1350	PREPAY

			1360	RECOVERABLE DEPOSITS

			1370	GST (INPUT)

			1371	GST RECEIPT FROM ATO

			1380	INTERCOMPANY DEBTORS	120,396.82

			1390	INVESTMENTS IN SUBS

					121,880.32

	Non-Current
		Fixed Assets
			1400	FA COST-DEPRECIABLE	6,692,777.41

			1401	FA COST-NOT DEPREC.

			1405	ACCRUED FA

			1410	FA ACC DEPN	(2,846,196.00)

					3,846,581.41

		Intangibles
			1500	GOODWILL

			1510	AMORT GW

			1520	IP	4,204,000.00

			1530	AMORT IP	(1,558,983.50)

					2,645,016.50

Total Assets					12,259,025.75

Seismic (Rydalmere)		Balance Sheet as at 30 November 2003
Liabilities
Current
Accounts Payable
			2000	TCREDITORS

			2010	TACCRUAL

			2020	ACC EXPENSE

			2030	GRN NO INV-non proj

			2031	GRN NO INV-proj

Provisions
			2100	BONUS PROV	(78,047.83)

			2110	AL PROV	(326,370.00)

			2120	ON-COSTS PROV	(111,476.52)

			2130	FBT PROV

			2140	ITP

			2150	PAYROLL TAX PROV

			2160	RESTRUCTURING PROV

			2170	LOSS ON CONTRACTPROV

(515,894.36)

Other Liabilities
			2200	PAY CLEARING

			2220	DITL

			2250	GST (OUTPUT)

			2251	GST PAYMENT TO ATO

Non-Current
Payables
			2300	ADV PAYMENT

			2310	LOANS

			2320	LSL PROV	(338,759.00)

			2330	WARRANTY	(710,590.85)

			2340	LONG TERM LIABILITY	(885,000.00)

(1,934,349.85)

Total Liabilities					(2,450,244.21)

Net Assets					9,808,781.54

THALES	ACCOUNTING PRINCIPLES AND METHODS	CORPORATE CONTROL
ACCOUNTING STANDARDS AND PROCEDURES	CONTENTS DESCRIPTIVE SUMMARY	Issue : 14/06/2002 Page : 1/4

A —	Introduction and presentation

This chapter explains how to use the manual, and describes the importance and scope of each part.

B —	Conceptual framework

This chapter indicates and defines the purpose and primary qualitative characteristics of the financial statements, and their content. The theoretical basis of each accounting principle refers to this framework.

C —	Financial statement format and content

This chapter contains both standard and French formats for the individual financial statements. It consequently includes the balance sheet, statements of income analyzed by function and by nature of revenues and expenses, and statements of cash flow and variation in shareholders’ equity and other equity and other equity instruments. The content of each statement line is described. Rules to be followed for preparation of the notes to the financial statements are also given.

D —	Intangible and tangible assets

This chapter covers the elements constituting these balance sheet lines, and reporting procedures for lease contract transactions.

E —	Investments of manufacturing companies

This chapter is concerned with investments in subsidiaries, other investments (other securities and long-term loans), marketable securities, cash and receivables due from other Group companies.

F —	Investments and liabilities of financial institutions

G —	Foreign currency transactions of financial institutions

These chapters are largely linked to the same theoretical bases as Chapters E and S. Their purpose is to consider accounting for financial instruments in detail, and Chapters F and G are consequently relevant with respect to transactions conducted by financial institutions. However, any unit directly involved in the financial markets should also refer to these chapters.

H —	Inventories and work in process

This chapter deals with all operating assets in general. The particularities of accounting for inventories of Consumer Electronics products and goods-for-resale are included. Valuation and the treatment of work in process for long-term contracts, which represent the greater part of Defense Electronics business, are dealt with in more detail in Chapter O « Accounting for long-term contracts ».

THALES	ACCOUNTING PRINCIPLES AND METHODS	CORPORATE CONTROL
ACCOUNTING STANDARDS AND PROCEDURES	CONTENTS DESCRIPTIVE SUMMARY	Issue : 14/06/2002 Page : 2/4

I —	Provisions for contingencies and losses

This chapter is essentially devoted to the theory of cost accrual and reserves for contingencies. Accrued warranty costs and restructuring costs are also considered, together with reserves for contingencies.

Pension costs are dealt with in a separate chapter, given the particularities of this subject (extended maturity dates, actuarial valuation, etc.) (see Chapter L).

Accrued costs on long-term contracts are included in Chapter O « Accounting for long-term contracts ».

Note : Depreciation and valuation allowances are dealt with in the chapters concerning the assets to which they relate.

J —	Operating assets and liabilities

This chapter deals with the principles to be applied for accounting for receivables and payables, tax, social and miscellaneous receivables and debts, and accrued and deferred costs and revenues.

K —	Shareholders’ equity, other equity instruments and debt

This chapter covers the various elements included on these balance sheet lines. In particular, the accounting principles define the criteria to be adopted, to establish the distinctions made between these three forms of funding, and the various resultant reporting standards to be followed. Details of accounting for stock option plans are also included in this chapter.

L —	Pension costs

This reserve is merely a special type of reserve for contingencies. However, it embodies a sufficient number of particular features (extended maturity, multiple parameters, determination by actuarial valuation, possibility of pension scheme operation by an external authority) to merit a separate chapter.

M —	Revenue recognition

This chapter deals with criteria to be applied for the financial reporting of revenue items in the income statement. It deals with sales of products, goods-for-resale and services. This capter also deals with other operating revenues, such as subsidies and royalties.

N —	Cost of sales and expenses of the period

This chapter defines the principles for matching expenses with revenue (cost of sales), or period. This chapter constitutes the reporting reference for the statement of income analyzed by function.

THALES	ACCOUNTING PRINCIPLES AND METHODS	CORPORATE CONTROL
ACCOUNTING STANDARDS AND PROCEDURES	CONTENTS DESCRIPTIVE SUMMARY	Issue : 14/06/2002 Page : 3/4

O —	Accounting for long-term contracts

This chapter deals with problems arising in connection with long-term contracts, and notification of completion, and consequently refers, in particular, to the principles governing the valuation of work in process (Chapter H), revenue recognition (Chapter M), cost of sales (Chapter N), and accrued costs and reserves for contingencies (Chapter I).

P —	Research and development

This chapter covers accounting methods concerning R&D work (sponsored, partially sponsored and self-funded), and consequently refers, in particular, to the principles governing valuation of work in process (Chapter H), revenue recognition (Chapter M), cost of sales (Chapter N) and accrued costs and reserves for contingencies (Chapter I). This chapter provides a complement to Chapter D (Intangible assets).

Q —	Extraordinary items and other non-current income

This chapter sets out the criteria for the classification of, and distinction between income before tax, non-current income and extraordinary items, together with corresponding reporting standards to be applied for preparation of the financial statements.

R1 —	Income tax

This chapter indicates basic theory, and accounting and determination principles for deferred income tax.

R2 —	Profit-sharing and financial charge on other equity

This chapter concerns reporting standards for inclusion of these items in the statement of income.

S —	Foreign currency transactions of manufacturing companies

This chapter deals with the problems of conversion for transactions denominated in foreign currencies, and financial statements for units located outside France.

T —	Commitments, contingencies and other off-balance-sheet information

This chapter covers financial reporting standards for liabilities and contingencies to which the company is subject, by which are not reflected in the book of account, and other information of practical use to readers of the financial statements.

U —	Comparability of financial statements

This chapter is devoted to reporting standards for reflecting the impact of changes in accounting methods, and correction of errors or omissions made during previous operating periods.

V —	Related party transactions

This chapter deals with information which it is appropriate to publish with the financial statements, in order to reflect the impact of intra-Group transactions.

THALES	ACCOUNTING PRINCIPLES AND METHODS	CORPORATE CONTROL
ACCOUNTING STANDARDS AND PROCEDURES	CONTENTS DESCRIPTIVE SUMMARY	Issue : 14/06/2002 Page : 4/4

W —	Doctrine references

This chapter comprises a reference table, correlating the different chapters of the manual with International, American and French accounting doctrine sources. These include texts published by IASC (International Accounting Standard Committee), FASB (Financial Accounting Standards Board — USA), and its predecessors (ARB and APB), OECCA (Ordre des Experts-Comptables — France), CNC (Conseil National de la Comptabilité — France), SEC (Securities Exchange Commission — USA) and COB (Commission des Opérations de Bourse — France).

SCHEDULE 3 — BUSINESS CONTRACTS/AGREEMENTS LIST

CONTRACTOR	TYPE OF DOCUMENT	DATE SIGNED	EXPIRY DATE	Contract Type
ANZ BANK	Agreement for Export Credit Backed Lease Facility for Seismic Array	17-Oct-02	17-Mar-05	Customer Contract

I/O MARINE SYSTEMS INC.	Licence Agreement	19-Jun-03	19-Jun-08	Intellectual Property Contract

JDR CABLES SYSTEMS	Contract for the repair and Maintenance of solid seismic cables	15-Dec-00	31-Dec-05	Supplier Contract and Leasehold Agreement

PROFOCUS SYSTMS AS	Deed — Initial development licence for an Argus System	18-Dec-01		Intellectual Property Contract

SEND-SIGNAL ELECTRONIK UND NETZ-DIENSTE GMBH	Agreement — Basis of collaboration for integration of Send’s products in Seismic Seabed System	20-Dec-02	20-Dec-03	Supplier Contract

VERITAS DGC ASIA PACIFIC LTD	Insurance Indemnity Agreement sale of VIP	16-Apr-02		Customer Contract

VIKING MARITIME INC	Equipment Loan Agreement	21-Dec-02		Customer Contract

WESTERN GECO	Permission to Publish and distribute information on web sites in the Schlumberger intranet	10-Mar-03		Customer Contract

WESTERN GECO	Master Service Agreement for Repair of Sentry Cables-USA	23-Sep-03	22-Sep-05	Customer Contract

WESTERN GECO	Master Service Agreement for Repair of Sentry Cables-Rest of World	23-Sep-03	22-Sep-05	Customer Contract

SEND-SIGNAL ELECTRONIK UND NETZ-DIENSTE GMBH	Technology Transfer Agreement	8-Aug-03	7-Aug-06	Intellectual Property Contract

SEND-SIGNAL ELECTRONIK UND NETZ-DIENSTE GMBH	License Agreement	2-Dec-03	perpetual	Intellectual Property Contract

WESTERN GECO	Purchase of 30 x 100m Guardian Section	7-Nov-03		Customer Contract

WESTERN GECO	Purchase of 20 x 100m Guardian Section	18-Nov-03		Customer Contract

Covered Employees
Andrew	Gallagher
Bob	Dowle
Don	Wallace

PTY Seismic Project Assets Not Included in FAR listing as at 30 June 2003

Asset Ref	Cost	Date Acquired
6422	$2,319.23	23-Jul-02	100.00%	S.Line	Static Half/Full size racks to upgrade KANBAN materials	Reflex Pty Ltd.
6178	$1,497.80	01-Feb-02	100.00%	S.Line	Switchboard Guardian Twinax (Veritas) Sections Add'l Costs	Simplex Engineering
5797	$1,500.00	16-Aug-01	100.00%	S.Line	Bender Curing Dwell System upgrade	J & D Thompson Engineering
6420	$1,738.00	01-Jul-02	100.00%	S.Line	Packing Drum Winder Drive (high rated) Unit used in Ballast	Bonfiglioli Transmission
4220	$2,400.00	15-Jun-00	100.00%	S.Line	Load cell and digital indicator (Kevlar Termination)	Hi-Weigh Australia P/L
6460	$3,312.00	02-Aug-02	100.00%	S.Line	Memor 2000 LF RFID Handheld Terminal/1MB Memory for Streamer	Electro-Com
5794	$2,472.45	27-Aug-01	100.00%	S.Line	Supply 3M Jet-Weld TMII Applicator -Order code 0372342	3M Australia P/L
6231	$8,076.14	07-Mar-02	100.00%	S.Line	Crimp Tool Amphinol no. 827400004-501 & 8274006-501	Amphenol Australia P/L
4363	$4,898.00	01-Sep-00	100.00%	S.Line	PCI-MO-18E Multifunction PCI Board/S/Ware for WinNT-Adelaide	National Instruments
6084	$8,948.80	09-Dec-01	100.00%	S.Line	(2) Jacket Welding Controller/(4) Jacket Welding Lead	Simplex Engineering
5500	$11,225.00	08-Jan-01	100.00%	S.Line	Overhaul the existing Rework Bench	All Type Jolnery
4079	$10.056.00	13-Mar-00	100.00%	S.Line	Complete ATE Relay box & conformed coating of PCB’s	Qualited Ltd.
4460	$5,579.07	01-Nov-00	100.00%	S.Line	Dell AW-Precision 420 Minitower - S/N 4R5521S	Dell Computer
4461	$5,579.07	01-Nov-00	100.00%	S.Line	Dell Precision 420 Minitower — S/N 5R5521S	Dell Computer
4462	$5,579.07	01-Nov-00	100.00%	S.Line	Dell Precision 420 Minitower — S/N 6R5521S	Dell Computer
4463	$5,579.07	01-Nov-00	100.00%	S.Line	Dell Precision 420 Minitower — S/N 7R521S	Dell Computer
4464	$5,579.07	01-Nov-00	100.00%	S.Line	Dell Precision 420 Minitower — S/N 8R5521S	Dell Computer
4465	$5,579.07	01-Nov-00	100.00%	S.Line	Dell Precision 420 Minitower — S/N 9R5521S	Dell Computer
4466	$5,579.07	01-Nov-00	100.00%	S.Line	Dell Precision 420 Minitower — S/N BR5521S	Dell Computer
2795	972	07-Jan-99	100.00%	S.Line	LCR Meter LSCORT LLC-131D/Digital Multimeter Textron	Emona Instruments
2833	4.058	01-Mar-99	100.00%	S.Line	Helios Electroheat/Machining of jackett welding Jigs	SMR Pty Ltd.
2930	3.430	01-Sep-99	100.00%	S.Line	Vibration Test Facility add’l Costs — Adelaide	Refer CWIP details
2999	4.653	10-Oct-99	100.00%	S.Line	PC for sales/Mktg Office in USA with Docking station/Monitor	B. Ling Exp.—(Best Buy)
3016	2.500	30-Sep-99	100.00%	S.Line	Cable Sheath Planer-Modifications	EAS Toolcraft, PA.
3049	3.800	01-Dec-99	100.00%	S.Line	PC-Pentium	B. Ling Expenses (Best Buy)
3062	5.847	10-May-99	100.00%	S.Line	Latitude CPIA366XT 13.3°.TFT.YS/WW	Dell Receivable, L.P.—USA
3063	785	12-Nov-99	100.00%	S.Line	Digital Camera	Benny Ling Expenses Claim
3088	1.009	18-Oct-99	100.00%	S.Line	Installation of pew Eye Wash Stations for production area	Walsh Plumbing Co. P/L
3099	9.373	13-Jan-00	100.00%	S.Line	Automated Test Equipments (ATE’s) for Seismic	National Instruments
4000	5.098	01-Jan-00	100.00%	S.Line	2xAutomated test Equipments (ATE’s) for Seismic Houston	Dell Computer Pty Ltd
4008	2.474	01 Feb 00	100.00%	S.Line	Intel PC 610P4/250-E Pentium	Priority Electronics
4009	3.230	22 Feb 00	100.00%	S.Line	Acoustic Test Job 19547-1(2) Test Equipment	SMR Pty Ltd.
4025	410	27-Jan-00	100.00%	S.Line	Deck trolleys 760x410W & 100m deeptray-Seismic Production	Reflex Pty Ltd
4026	410	27-Jan-00	100.00%	S.Line	Deck trolleys 760x410W & 100m deeptray-Seismic Production	Reflex Pty Ltd
4027	410	27-Jan-00	100.00%	S.Line	Deck trolleys 760x410W & 100m deeptray-Seismic Production	Reflex Pty Ltd
4028	410	27-Jan-00	100.00%	S.Line	Deck trolleys 760x410W & 100m deeptray-Seismic Production	Reflex Pty Ltd
4029	410	27-Jan-00	100.00%	S.Line	Deck trolleys 760x410W & 100m deeptray-Seismic Production	Reflex Pty Ltd
4030	410	27-Jan-00	100.00%	S.Line	Deck trolleys 760x410W & 100m deeptray-Seismic Production	Reflex Pty Ltd
4077	16.336	17-Feb-00	100.00%	S.Line	(2) Automated test Equipments 43398 High Resistance Meter	Aglient Technologies

PTY Seismic Project Assets Not Included in FAR listing as at 30 June 2003

Asset Ref	Cost	Date Acquired
4078	2.622	23-Feb-00	100.00%	S.Line	IPC-610P4/250-E610 VER E Pentium CPU Card	Priority Electronics
4118	7.730	13-Mar-03	100.00%	S.Line	(2) Automated Test Equipments (ATE’s) for Seismic Housl	Trio Electrix P/L
4119	6.590	27-Mar-00	100.00%	S.Line	(2) Automated test Equipmentq for Seismic	Trio Electrix P/L
4120	60	29-Mar-00	100.00%	S.Line	Complete ATE Relay box & conformed coating of PCB’s	Qualitec Ltd.
4133	3.800	01-May-00	100.00%	S.Line	RFP9188 Pipe Assembly lig	SMS Pneumatics
4134	2.845	01-May-00	100.00%	S.Line	Thermal incubarot with 50 mm access port R155-351-D Model	Thermoline Scientific
4135	1.799	03-May-00	100.00%	S.Line	Nikno Coopix 950 Digital Camera	Camera House
4173	142	30-May-00	100.00%	S.Line	(1) Grey Ergotek Bookcase 1800H-Seismic	Affordable Office Furniture
4219	3.990	01-June-00	100.00%	S.Line	New Ergonomic chair with special casters — Seismic	Total Package Mangement
4222	1.140	08-June-00	100.00%	S.Line	(10) Grey Table Tops 25 mm for Seismic training room	Affordable Office Furniture
4235	85	30-June-00	100.00%	S.Line	Kodak Battery Charger (Seismic) Petty cash	Petty cash
4271	220	17-Jul-00	100.00%	S.Line	Load cell and digital indicator (Kevlar Termination)	All States Industries P/L
4284	6.015	01-Aug-00	100.00%	S.Line	Labview Professional Developers Suite Adelaide	National Instruments
4298	$15,285.00	01-Aug-00	100.00%	S.Line	Camalot glue dispensing station	Suba Engineering
4303	1.566	04-Aug-00	100.00%	S.Line	Magger Insulation & Continuity Tester — Seismic	RS Components
4304	416	08-Aug-00	100.00%	S.Line	A Bug Model 240 Tone Probe Kit Complete — Seismic	TestCom Data
4305	1.170	10-Aug-00	100.00%	S.Line	Microscope 320x with gilded & Universal adaptor — Seism/	Ausoptic Pty Ltd.
4356	979	01-Sep-00	100.00%	S.Line	Precision Digital Balance Model SDDJ 800P for Seismic	Wedderbum Scales
4357	1.594	08-Sep-00	100.00%	S.Line	Acoustics Black Box for Seismic	Qualitec Limited
4358	2.146	11-Sep-00	100.00%	S.Line	RZ 4500 Self supporting Fume arm/Extention Hood-Seismic	Pyrotek Pty Ltd
4359	1.594	08-Sep-00	100.00%	S.Line	Assemble Acoustic Black Box/Eng’g PCB for Adelaide	Qualitec Limited
4360	1.594	08-Sep-00	100.00%	S.Line	Assemble Acoustic Black Box/Eng’g PCB for Seismic UK	Qualitec Limited
4361	1.120	01-Sep-00	100.00%	S.Line	SIM to Billet Moulds tooling and controller unit — Seismic	Hellos Electroheat Pty Lty
4362	1.594	08-Sep-00	100.00%	S.Line	Assemble Acoustic Black Box/Eng’g PCB for BSI Houston	Qualitec Limited
4367	$99,260.38	01-Sep-00	100.00%	S.Line	Camalot glue dispensing station — Acoustics	Suba Eng’g/Speedline Tech.
4396	1.594	01-Oct-00	100.00%	S.Line	Materials/Assemble Acoustic Black box/Eng’g PCB for BSI Ho	Qualitec Limited
4397	300	10-Oct-00	100.00%	S.Line	MS Project 2000 Win 32 Eng MVL for Seismic Prod Supervisor	Volante Integrated Technology
4413	2.390	24-Nov-00	100.00%	S.Line	Avery H400 industrial Digital Platform Scale — TA/Seismic	Accuweigh AWS Pty Ltd.
4459	2.000	01-Nov-00	100.00%	S.Line	Seismic repairs — data collection (feasibility study)	Quality Management Products
5530	2.018	29-Jan-01	100.00%	S.Line	Megger Meter BM80/2 model — Seismic	Farnell Electronic Components
5679	123	04-May-00	100.00%	S.Line	48X IDE DC Drive for Franois Luc	Volante Integrated Technology
5748	2.500	12-Jul-00	100.00%	S.Line	Install (19) x 100 ma RCD’s for Drum Winders — Seismic	Combined Electrical & Mechanic
5977	4.800	01-Oct-01	100.00%	S.Line	Repairs to Seismic Potting Cup Die, tooling modification	Dolphin Products P/L
6033	9.500	21-Nov-01	100.00%	S.Line	50% payment — Steel Support structure Skinning table	Morad & Partners
6034	1.268	01-Nov-01	100.00%	S.Line	AS Masterbinder Super & Laminator for Seismic Dept.	Masterbind
6085	549	17-Dec-01	100.00%	S.Line	Windows XP 2000 Prof/PC Anywhere for Symantec	Citisoft Software 2U
6132	9.500	08-Jan-02	100.00%	S.Line	Install/Supply Support Structure for skinning Rig — Seismic	Morad & Partners
6342	337	13-May-02	100.00%	S.Line	Mitsubishi CD Burner 40Rx32Wx10RW Internal IDE Kit Seismic	Volante Integrated Technology
6377	1.728	26-Jun-02	100.00%	S.Line	Sony MVC-FD75 Digital Camera for TSS sea Trial bulid	Corporate Express
6419	1.889	01-Jul-02	100.00%	S.Line	Sony MVC-FD75 Digital Camera for TSS sea Trial bulid	G & V Imaging P/L
6421	$18,135.00	08-Jul-02	100.00%	S.Line	Syntrak 150 metres Cable Manufacture 25x Billet/billet/Assemb

PTY Seismic Project Assets Not Included in FAR listing as at 30 June 2003

Asset Ref	Cost	Date Acquired
6459	6.972	18-Jul-02	100.00%	S.Line	Seismic Protting Cup die insert modification — Acoustics Arrays	Dolphin Products P/L
6488	1.742	13-Sep-02	100.00%	S.Line	Fume Extraction Hood for Alcohol Cleaning station — Seismic	Seltronics Pty Ltd.
6582	1.927	01-Oct-02	100.00%	S.Line	Grey Ergotek hutch 1800mm for Seismic Telemetry Team	Affordable Office Furniture
6581	541	01-Nov-02	100.00%	S.Line	Software package Acrobat Adobe V5.0 Win CD for Seismic suppo	Volante Systems
6599	720	01-Dec-02	100.00%	S.Line	Spring Forming Tool for Stretch Mig — Seismic	Gidd Pty Ltd
6610	886	20-Jan-03	100.00%	S.Line	CAT6 VGA Video Splitter 2CH & emote CAT5VGA Video Splitter	Black box Network P/L
6623	2.700	02-Jan-03	100.00%	S.Line	Existing Overflow Tank in Seismic Skinning	W.C. Lesler & Sons Pty Ltd
6628	600	21 Feb 03	100.00%	S.Line	40m of ESD Anti-Static Matting for Military Towed Array Stee	Okay Electronic Solutions
6644	293	17-Mar-03	100.00%	S.Line	License for upgrade from NT4 for windows 2000 — Seismic	Volante Systems P/L
6645	14	21-Mar-03	100.00%	S.Line	ESD Bench Kits for FFG Production Work	Henchman Production
6854	276	09-Apr-03	100.00%	S.Line	CD RW KL-C610 24x CD-RW for T. Lindars Laptop	Dell Computer Pty Ltd.

	$404,173.32	Total Project Specific Assets not included in FAR Listing

Thales Underwater Systems Seismic Inc	Location: Houston
Fixed Assets Acquired By Month of Acquisition – as at 30 June 2003

Currency: USD

				Acc.	Net Book
		Month		Depreciation	Value
		Acquired	Asset Value	USD	USD
1401.Furniture – 7Yrs
Yr1	0.1429	Jan-00	$5,863.90	$3,665.82	$2,198.08
Yr2	0.2449	Jul-00	$5,021.54	$2,804.70	$2,216.84
Yr3	0.1749	Aug-00	$171.64	$94.08	$77.56
Yr4	0.1249	Nov-00	$1,916.03	$966.45	$949.58
		Jan-02	$216.49	$57.45	$159.04
		Mar-02	$97.35	$21.86	$75.49
		May-02	$536.92	$98.64	$438.28
		Jun-02	$450.44	$73.56	$376.88
		Oct-02	$941.74	$100.93	$840.81

Total Furniture			$15,216.05	$7,883.48	$7,332.57

1402.Equipment – 7Yrs
Yr1	0.1429	Jan-00	$2,668.06	$1,667.94	$1,000.12
Yr2	0.2449	Feb-00	$7,893.31	$4,852.35	$3,040.96
Yr3	0.1749	Mar-00	$1,186.19	$716.85	$469.34
Yr4	0.1249	May-00	$250.01	$145.89	$104.12
		Jun-00	$4,249.00	$2,435.14	$1,813.86
		Jul-00	$923.64	$519.73	$403.91
		Sep-00	$14.86	$7.93	$6.93
		Nov-00	$573.68	$289.36	$284.32
		Dec-00	$3,288.64	$1,745.14	$1,543.50
		Jul-01	$178.61	$69.26	$109.53
		Dec-02	$4,811.10	$401.05	$4,410.05

Total Equipment			$26,037.10	$12,850.64	$13,186.46

1403.Computer Software – 3yrs
Yr1	0.3333	Dec-99	$541.24	$541.21	$0.03
Yr2	0.4445	Jan-00	$291.19	$291.18	$0.01
Yr3	0.1481	Feb-00	$330.10	$326.01	$4.09
		Jul-00	$757.74	$701.59	$56.15
		Sep-00	$627.82	$565.80	$62.02
		Oct-00	$39.68	$35.27	$4.41
		Dec-01	$260.55	$154.40	$106.15
		Mar-02	$389.52	$173.10	$216.42
		Dec-02	$749.63	$145.75	$603.88

Total Computer Software			$3,987.47	$2,934.31	$1,053.16

Thales Underwater Systems Seismic Inc	Location: Houston
Fixed Assets Acquired By Month of Acquisition – as at 30 June 2003

Currency: USD

1404.Building Improvements - 5yrs*
Yr1	0.2	May-00	$26,000.00		$19,011.20	$6,988.80
Yr2	0.32	Jul-00	$5,738.45		$4,085.78	$1,652.67
Yr3	0.192	Aug-00	$194.16		$135.14	$59.02
Yr4	0.1152	Oct-00	$9,388.65		$6,234.06	$3,154.59
		Jul-01	$85.75		$44.59	$41.16
* Term of Lease		Aug-01	$56.46	$0.90	$27.85	$28.61

Total Building Improvements			$41,463.47		$29,538.62	$11,924.85

1405.Factory Equipment
General
Yr1	0.1429	Jun-00	$44,557.65		$25,536.36	$19,021.29
Yr2	0.2449	Jul-00	$23,076.46		$12,985.12	$10,091.34
Yr3	0.1749	Aug-00	$31,152.94		$17,075.71	$14,077.23
Yr4	0.1249	Sep-00	$50,648.19		$27,023.34	$23,624.85
		Oct-00	$4,227.39		$2,193.91	$2,033.48
		Nov-00	$151.78		$76.56	$75.22
		Dec-00	$994.56		$487.16	$507.40
		Jan-01	$2,240.14		$1,064.63	$1,175.51
		Mar-01	$1,638.66		$731.01	$907.65
		May-01	$1,160.90		$484.04	$676.86
		Jun-01	$285.80		$115.00	$170.80
		Jul-01	$33.88		$13.14	$20.74
		Sep-01	$854.00		$296.32	$557.68
		Oct-01	$324.34		$105.92	$218.42
		Nov-01	$927.49		$283.97	$643.52
		Mar-02	$80.63		$18.10	$62.53
		Apr-02	$1,666.00		$340.07	$1,325.93
Yr1	0.3333	Oct-02	$40,703.95		$10,174.97	$30,528.98
Yr2	0.4445				$—	$—
Yr3	0.1481				$—	$—
					$—	$—

Total Factory Equipment			$204,724.76		$99,005.32	$105,719.44

1407.Trade Show Equipment - 3yrs
Yr1	0.3333	Apr-01	$18,062.50		$14,717.78	$3,344.72
Yr2	0.4445	May-01	$23,168.29		$18,590.56	$4,575.73
Yr3	0.1481	Jun-01	$97.43		$76.98	$20.45
		Jul-01	$1,655.88		$1,287.94	$367.94
		Aug-01	$98.37		$72.87	$25.50
		Oct-02	$4,703.25		$1,175.69	$3,527.56
					$—	$—

Total Trade Show Equipment			$47,783.72		$34,746.13	$13,037.59

Total			$339,212.57		$186,958.51	$152,254.06

Thales Underwater systems (Location: UK)
Fixed Assets Data Extract
As at 28th June 2003
Currency: GBP

Asset
Number	Date in Service	GBV	NBV	Accum Depo	Category	Description	Site	Units
•	27-Apr-98	343.48	-	343.48	COMPUTERS.HARDWARE	WATCHMAN SERVICE	SITE-TE	1
•	23-Nov-98	5,839.00	-	5,839.00	COMPUTERS.HARDWARE	MW90708/01 MINI OTDR C/W FLOPPY DISC DRIVE	SITE-TE	4
•	28-Apr-01	630.00	-	630.00	COMPUTERS.HARDWARE	DELL APEX 8 PORT SWITCH WITH 4 CABLES - DELL PART NUMBER 4C673	SITE-TE	1
•	08-Aug-02	624.97	494.77	130.20	COMPUTERS.HARDWARE	CAMCORDER	SITE-TE	1
•	11-Oct-02	230.48	-	230.48	COMPUTERS.HARDWARE	1 PORT ISDN CARD FO UK USE IN CISCO 3620 ROUTER QUOTE REF JS_8254	SITE-TE	1
•	11-Oct-02	367.83	-	367.83	COMPUTERS.HARDWARE	ISDN/ETHERNET ROUTER CISCO 801 AS PER QUOTE JS_8254	SITE-TE	1
•	28-Apr-01	696.12	-	696.12	COMPUTERS.LICENCE	MS OFFICE 2000 PROFESSIONAL LICENSE, WINDOWS NT4 SERVER AND CLIENT ACCESS LICENC	SITE-TE	2
•	27-Oct-01	194.00	-	194.00	COMPUTERS.LICENCE	MS OFFICE PROFESSIONAL - REF. 1049787 (LICENSE ONLY)	SITE-TE	1
•	21-Nov-97	2,036.00	-	2,036.00	COMPUTERS.PC	DIGITAL VENTURIS FX2,(FR-DW001AH) PENTIUM P200 MMX PROCESSOR,2.1GB DISK DRIVE (	SITE-TE	2
•	21-Nov-97	1,596.00	-	1,596.00	COMPUTERS.PC	DIGITAL VENTURIS FX-2(FR-DW001AH),PENTIUM P200MMX PROCESSOR,2.1GB HARDDISK DRIV	SITE-TE	1
•	29-Jan-98	1,940.00	-	1,940.00	COMPUTERS.PC	DIGITAL PC3100(FX-2) PENTIUM P166 MMX PROCESSOR,32MB RAM,2GB HARD DISC DRIVE,31	SITE-TE	2
•	28-Apr-01	1,031.40	472.69	558.71	COMPUTERS.PC	DELL POWEREDGE 300 / PIII 800 CPU / 256MB RAM / NO MONITOR / 20GB HARD DISK & 4	SITE-TE	1
•	27-Oct-01	1,363.72	795.51	568.21	COMPUTERS.PC	DELL LATITUDE C600 AS PER QUOTE 50053455	SITE-TE	1
•	26-May-01	615.00	-	615.00	COMPUTERS.SOFTWARE	EMULATION SOFTWARE	SITE-TE	1
•	02-Jun-98	19.96	-	19.96	FIXTURES.FITTINGS	42000.80 SIZE 3X JUBILEE CLIPS	SITE-TE	22
•	02-Jun-98	16.16	-	16.16	FIXTURES.FITTINGS	INDUSTRIAL CLEANING RAGS ASSORTED. STK NO 10012	SITE-TE	2
•	24-Feb-01	209.88	-	209.88	FIXTURES.FITTINGS	VISE GRIP 10”	SITE-TE	18
•	31-Mar-01	316.00	-	316.00	FIXTURES.FITTINGS	TONE PROBE MODEL 240	SITE-TE	2
•	31-Mar-01	888.87	-	888.87	FIXTURES.FITTINGS	PLIERS, SIDE CUTTERS, SCREWDRIVERS, 12” RULES, KNIFES + VARIOUS OTHER TOOLS	SITE-TE	1
•	31-Mar-01	2,025.29	1,113.99	911.30	FIXTURES.FITTINGS	TROLLEY (MODEL 2) + BLADES, WIRE STRIPPERS, HAMMERS, VARIOUS OTHER TOOLS	SITE-TE	12
•	31-Mar-01	2,260.97	1,243.58	1,017.39	FIXTURES.FITTINGS	MULTIMETER, ELECTRIC SCREWDRIVER, BATTERY + PLUS VARIOUS OTHER TOOLS FOR SEISMIC	SITE-TE	12
•	31-Mar-01	241.93	-	241.93	FIXTURES.FITTINGS	SOLDERING IRONS	SITE-TE	3
•	31-Mar-01	6.44	-	6.44	FIXTURES.FITTINGS	RASP MEDIUM	SITE-TE	1
•	31-Mar-01	22.99	-	22.99	FIXTURES.FITTINGS	TAPE MEASURE	SITE-TE	11
•	31-Mar-01	467.28	-	467.28	FIXTURES.FITTINGS	FACE GUARD, REPIRATOR, FILTER AND KELVAR GLOVES	SITE-TE	12
•	31-Mar-01	19.32	-	19.32	FIXTURES.FITTINGS	RASP MEDIUM	SITE-TE	3
•	31-Mar-01	38.65	-	38.65	FIXTURES.FITTINGS	RASP MEDIUM	SITE-TE	6
•	31-Mar-01	14.30	-	14.30	FIXTURES.FITTINGS	FILTER (SEISMIC TOOL KIT)	SITE-TE	3
•	31-Mar-01	220.93	-	220.93	FIXTURES.FITTINGS	CARRY POUCH + VARIOUS TOOLS FOR SEISMIC TOOL KITS	SITE-TE	12
•	31-Mar-01	191.46	-	191.46	FIXTURES.FITTINGS	TROLLEY (MODEL 2)	SITE-TE	1
•	31-Mar-01	191.46	-	191.46	FIXTURES.FITTINGS	TROLLEY (MODEL 2)	SITE-TE	1
•	31-Mar-01	4,313.00	2,372.20	1,940.80	FIXTURES.FITTINGS	1 X 100M WORK BENCH	SITE-TE	1
•	31-Mar-01	2,632.00	1,447.55	1,184.45	FIXTURES.FITTINGS	SUPPLY & FIT 1.5MM VINYL TO 100M WORK BENCH	SITE-TE	1
•	31-Mar-01	3,890.00	2,139.55	1,750.45	FIXTURES.FITTINGS	REFURBISH TWO OFF EXISTING 100M BENCH TOPS & COVER WITH 1.5MM VINYL	SITE-TE	1
•	31-Mar-01	1,582.40	870.37	712.03	FIXTURES.FITTINGS	SUPPLY & FIT SKIRT ON ONE SIDE OF 100M BENCH	SITE-TE	1
•	31-Mar-01	840.00	-	840.00	FIXTURES.FITTINGS	FIT IN POSITION 100M BENCH	SITE-TE	1

1 of 4

Thales Underwater systems (Location: UK)
Fixed Assets Data Extract
As at 28th June 2003
Currency: GBP

Asset
Number	Date in Service	GBV	NBV	Accum Depo	Category	Description	Site	Units
•	31-Mar-01	1,574.73	866.19	708.54	FIXTURES.FITTINGS	REFURBISH TWO OFF EXISTING 100M BENCH TOPS & COVER WITH 1.5MM VINYL	SITE-TE	1
•	31-Mar-01	-92.96	-51.12	-41.84	FIXTURES.FITTINGS	NECK CORD + HEX DRIVE BIT	SITE-TE	1
•	28-Apr-01	319.96	—	319.96	FIXTURES.FITTINGS	LAMINATE CUTTER, RASPS AND FILES FOR TOOLKIT	SITE-TE	1
•	28-Apr-01	811.98	—	811.98	FIXTURES.FITTINGS	HOT AIR GUN & REDUCTION NOZZLES	SITE-TE	9
•	28-Apr-01	366.62	—	366.62	FIXTURES.FITTINGS	BLOW GUN, MIKALOR CLAMPS, NOZZLES	SITE-TE	12
•	26-May-01	673.96	—	673.96	FIXTURES.FITTINGS	TROLLEY (MODEL 2)	SITE-TE	4
•	26-May-01	-191.46	-111.70	-79.76	FIXTURES.FITTINGS	TROLLEY (MODEL 2)	SITE-TE	1
•	30-Jun-01	354.76	—	354.76	FIXTURES.FITTINGS	TOOLS – MICROSCOPE 200X HAND HELD	SITE-TE	1
•	30-Jun-01	1,711.71	1,010.61	701.10	FIXTURES.FITTINGS	INSERT PLIERS, DIAMETER TAPE, PLIERS, AIR KNIFES, CABLE AND BILLET CLAMPS – SEIS	SITE-TE	13
•	18-Jul-01	37.89	—	37.89	FIXTURES.FITTINGS	108-390 WORK VICE	SITE-TE	1
•	18-Jul-01	368.15	—	368.15	FIXTURES.FITTINGS	708-3166 SCALES	SITE-TE	1
•	18-Jul-01	258.88	—	258.88	FIXTURES.FITTINGS	P/N233688 3202 MODEL 55 GUN	SITE-TE	1
•	18-Jul-01	27.09	—	27.09	FIXTURES.FITTINGS	P/N232649 3M HOSE ASSY WITH FILLED 1/4” MPT	SITE-TE	1
•	28-Jul-01	50.93	—	50.93	FIXTURES.FITTINGS	65,00 +0.33MM PLAIN SNAP GAUGES-	SITE-TE	1
•	28-Jul-01	48.88	—	48.88	FIXTURES.FITTINGS	37.00 +-0.3MMPLAIN CALIPER	SITE-TE	1
•	28-Jul-01	57.08	—	57.08	FIXTURES.FITTINGS	77.50 +-0.3MM PLAIN CALIPERS	SITE-TE	1
•	28-Jul-01	2,586.00	1,594.70	991.30	FIXTURES.FITTINGS	GRAVITY ROLLER CONVEYOR 16 X 3M AND 1X2M LONG SECTIONS COMPLETE WITH 34 STANDS	SITE-TE	1
•	24-Nov-01	1,631.20	1,114.63	516.57	FIXTURES.FITTINGS	REFURBISH TWO OFF EXISTING 100M BENCH TOPS & COVER WITH 1.5MM VINYL	SITE-TE	1
•	24-Nov-01	3,890.00	2,658.19	1,231.81	FIXTURES.FITTINGS	ADDITIONAL WORK TO THIS PURCHASE ORDER. FIT ADDITIONAL BENCHES, REFURBISH AND C	SITE-TE	1
•	16-Jan-02	248.65	—	248.65	FIXTURES.FITTINGS	PN EXTRACTION TOOL 59180950	SITE-TE	2
•	16-Jan-02	264.26	—	264.26	FIXTURES.FITTINGS	FEMALE TERMINI SLEEVE INSERTION TOOL/56929417	SITE-TE	2
•	16-Jan-02	247.86	—	247.86	FIXTURES.FITTINGS	FEMALE TERMINI SLEEVE EXTRACITON TOOL/56929416	SITE-TE	2
•	16-Jan-02	115.08	—	115.08	FIXTURES.FITTINGS	FIBRE OPTIC POLISHING PLUG/5692773	SITE-TE	4
•	16-Jan-02	1,447.33	1,037.27	410.06	FIXTURES.FITTINGS	TERMINATION JIG/56929355	SITE-TE	2
•	16-Jan-02	761.28	545.58	215.70	FIXTURES.FITTINGS	ELECTROLUBE POTTING JIG150/56927305	SITE-TE	2
•	16-Jan-02	247.86	—	247.86	FIXTURES.FITTINGS	FEMALE TERMINI INSERTION TOOL/56929415	SITE-TE	2
•	27-Oct-01	2,995.75	1,997.16	996.59	FIXTURES.FURNITURE	OAK FURNITURE & CHAIRS FOR PERSONNEL DEPARTMENT, PEDSTALS, TAMBOUR UNITS, TABLES	SITE-TE	1
•	26-May-01	1,946.00	594.69	1,351.31	LAB & TEXT.ELEC EQUIP	MINI OTDR INCLUDES FDD+1 OFF MZ5018A	SITE-TE	1
•	26-May-01	3,558.00	1,087.21	2,470.79	LAB & TEXT.ELEC EQUIP	GIF 850/1300NM MULTIMODE PLUG IN UNIT –FC	SITE-TE	1
•	27-Sep-02	49.82	—	49.82	LAB & TEXT.ELEC EQUIP	COMPLETE SIM REMOVAL TOOL	SITE-TE	1
•	27-Sep-02	7,430.08	5,572.57	1,857.51	LAB & TEXT.ELEC EQUIP	4 OFF TRANSTION REPAIR MOULD BILLET TO SIM240 @ A$ 5213.07 EA.	SITE-TE	1
•	08-Oct-02	103.50	—	103.50	LAB & TEXT.ELEC EQUIP	WEBB SLINGS	SITE-TE	1
•	13-Sep-02	518.00	—	518.00	LAB & TEST.SM TOOLS	PROOF TEST ADAPTOR BODY	SITE-TE	2
•	13-Sep-02	1,868.16	1,401.14	467.02	LAB & TEST.SM TOOLS	1 OFF TRANSTION REPAIR MOULD BILLET TO BILLET 40 @ A$ 5213.07 EA.	SITE-TE	1
•	13-Sep-02	1,925.00	1,443.77	481.23	LAB & TEST.SM TOOLS	1 OFF TRANSTION REPAIR MOULD BILLET TO PROGRAM MODULE 240 @ A$ 5371.70 EA.	SITE-TE	1
•	13-Sep-02	1,903.58	1,427.67	475.91	LAB & TEST.SM TOOLS	1 OFF TRANSTION REPAIR MOULD GUARDIAN BEND RESTRICTOR TO BILLET 240V @ A$ 531.9	SITE-TE	1

2 of 4

Thales Underwater systems (Location: UK)
Fixed Assets Data Extract
As at 28th June 2003
Currency: GBP

Asset
Number	Date in Service	GBV	NBV	Accum Depo	Category	Description	Site	Units
•	13-Sep-02	1,868.16	1,401.14	467.02	LAB & TEST.SM TOOLS	1 OFF TRANSTION REPAIR MOULD GUARDIAN COIL TO BILLET 240V @ A$ 5213.07 EA.	SITE-TE	1
•	13-Sep-02	1,297.86	973.41	324.45	LAB & TEST.SM TOOLS	I OFF TRANSTION REPAIR MOULD CONTROLLER UNIT GUARDIAN DUAL VOLTAGE @ A$ 3621.67	SITE-TE	1
•	27-Sep-02	138.00	—	138.00	LAB & TEST.SM TOOLS	1 OFF 1/2” HOSE TAIL WITH KF25 CONNECTION @ L 18.00 1 OFF RECONDITIONED CG3 DIA	SITE-TE	1
•	22-Oct-02	173.16	—	173.16	LAB & TEST.SM TOOLS	2 NO SUPPORTS TO DWG NO 59180905/003	SITE-TE	2
•	22-Oct-02	254.80	—	254.80	LAB & TEST.SM TOOLS	1 NO CLAMP LOWER HALF TO DWG NO 59740868/003	SITE-TE	1
•	22-Oct-02	228.80	—	228.80	LAB & TEST.SM TOOLS	1 NO CLAMP UPPER HALF TO DWG NO 59740869/003	SITE-TE	1
•	24-Feb-01	4,363.25	3,345.17	1,018.08	PLANT.HEAVY PLANT	P32IS 3 PHASE SWAGING MACHINE, 3KW MOTOR EXCLUDING DIE SETS. P32IS/3-PH	SITE-TE	1
•	26-May-01	180.27	—	180.27	PLANT.HEAVY PLANT	1 TOONE SWL SPREADER BEAM CENTRE LIFT OPERATING LIFT CENTRES 1.5 METRE COMPLETE	SITE-TE	1
•	26-May-01	1,175.00	930.23	244.77	PLANT.HEAVY PLANT	ONE TONNE WORKING LOAD MOBILE FRAME	SITE-TE	1
•	26-May-01	1,230.00	973.75	256.25	PLANT.HEAVY PLANT	ONE TONNE ELECTRIC CHAIN HOIST AND TROLLEY	SITE-TE	1
•	26-May-01	1,195.00	946.02	248.98	PLANT.HEAVY PLANT	DRUM HANDLING PALLET TRUCK	SITE-TE	1
•	30-Jun-01	5,684.00	4,547.16	1,136.84	PLANT.HEAVY PLANT	STAINLESS STEEL REELS 1600MM X 1300MM X 1500	SITE-TE	4
•	30-Jun-01	900.00	—	900.00	PLANT.HEAVY PLANT	BALLAST TANK PLATFORD	SITE-TE	1
•	18-Jul-01	1,830.00	1,479.25	350.75	PLANT.HEAVY PLANT	ASSUPPLY AND FIT A TRAVEL HOIST SWL 1 TONN	SITE-TE	1
•	18-Jul-01	-1,230.00	-994.25	-235.75	PLANT.HEAVY PLANT	ONE TONNE ELECTRIC CHAIN HOIST AND TROLLEY	SITE-TE	1
•	17-Sep-01	5,756.00	4,748.67	1,007.33	PLANT.HEAVY PLANT	COMPACT TIRAK WINCH WITH 6M OF WIRE	SITE-TE	1
•	17-Sep-01	2,160.00	1,782.00	378.00	PLANT.HEAVY PLANT	FRAME ITEM 9 OF REF EN144	SITE-TE	4
•	17-Sep-01	7,925.00	6,538.14	1,386.86	PLANT.HEAVY PLANT	150M ROLER CONVEYOR	SITE-TE	1
•	24-Nov-01	1,127.63	949.07	178.56	PLANT.HEAVY PLANT	50M OF ACOUSTIC ROLLER BENCHES, 6 METAL FRAMES & 30 X 3 MTR ROLLER TRACKING	SITE-TE	1
•	16-Jan-02	5,950.00	5,107.11	842.89	PLANT.HEAVY PLANT	BASE MOUNTED REELING MACHINE AS PER REF EN144 TO HOLD REELS 1600MM DIA X 1600MM	SITE-TE	1
•	15-Mar-02	3,195.00	2,795.66	399.34	PLANT.HEAVY PLANT	ELECTRIC WINCH 1140272	SITE-TE	1
•	15-Mar-02	744.99	651.86	93.13	PLANT.HEAVY PLANT	MODIFY WINCH WITH F4 CONVERTER 2KN SIZE, ENCLOSURE BOX, CONTACTORS, BRACE ACTUAT	SITE-TE	1
•	22-May-02	518.00	—	518.00	PLANT.HEAVY PLANT	PROOF TEST ADAPTOR BODY	SITE-TE	2
•	14-Jul-02	664.37	597.92	66.45	PLANT.HEAVY PLANT	LIFTING STRAPS	SITE-TE	1
•	21-Jun-02	14.02	—	14.02	PLANT.HEAVY PLANT	SHAKLES	SITE-TE	1
•	23-Jul-02	526.21	477.95	48.26	PLANT.HEAVY PLANT	JET-WELD	SITE-TE	1
•	02-Aug-02	123.50	—	123.50	PLANT.HEAVY PLANT	ONE ANCHOR BLOCK TO THE DRG IN YOUR POSSESSION	SITE-TE	1
•	02-Aug-02	1,592.93	1,460.22	132.71	PLANT.HEAVY PLANT	JACKET WELDING JIG – SENTRY 240V	SITE-TE	1
•	02-Aug-02	3,185.86	2,920.37	265.49	PLANT.HEAVY PLANT	JACKET WELDING JIG – GUARDIAN 240V	SITE-TE	2
•	16-Aug-02	54.56	—	54.56	PLANT.HEAVY PLANT	‘C’ TYPE SNAP GUAGE SET TO SIZE 62.0/62.5MM	SITE-TE	1
•	21-Aug-02	520.26	476.88	43.38	PLANT.HEAVY PLANT	JET-WELD	SITE-TE	1
•	25-Oct-02	578.72	540.16	38.56	PLANT.HEAVY PLANT	PROOF TEST ADAPTOR BODY NOTE RADIUS 3.9 ON BORE END.	SITE-TE	1
•	22-Dec-97	725.00	—	725.00	PLANT.SM PLANT	PANASONIC UF550 FAX MACHINE C/W IYR SITE WARRANTY	SITE-TE	1
•	07-Jan-98	1,425.00	—	1,425.00	PLANT.SM PLANT	AT-MIO-16E-2 DAC	SITE-TE	1
•	29-Jan-98	2,624.50	—	2,624.50	PLANT.SM PLANT	FLUKE LCR METER PM6304/064 GP1B DC OPTION, RACK MOUNT KIT. CALIBRATED TO NATIO	SITE-TE	1
•	29-Jan-98	3,353.92	—	3,353.92	PLANT.SM PLANT	HP 4339B RESISTANCE METER. CALIBRATED TO NATIONAL STANDARDS	SITE-TE	2

3 of 4

Thales Underwater systems (Location: UK)
Fixed Assets Data Extract
As at 28th June 2003
Currency: GBP

Asset
Number	Date in Service	GBV	NBV	Accum Depo	Category	Description	Site	Units
•	29-Jan-98	5,323.80	—	5,323.80	PLANT.SM PLANT	CHARGE AMP 2634	SITE-TE	11
•	27-Apr-98	250.00	—	250.00	PLANT.SM PLANT	SHELF TROLLEY. STK NO 422 657 73	SITE-TE	3
•	27-Apr-98	38.00	—	38.00	PLANT.SM PLANT	SHELF & 2 BRACKETS. STK NO 422 797 73	SITE-TE	2
•	27-Apr-98	57.81	—	57.81	PLANT.SM PLANT	OTHER EXPENSES	SITE-TE	1
•	27-Apr-98	26.60	—	26.60	PLANT.SM PLANT	SUPER CLAMPS 73-79MM DIA HOSE	SITE-TE	20
•	27-Apr-98	152.70	—	152.70	PLANT.SM PLANT	GTS1000/1-R25 GELTEK TAPE	SITE-TE	7
•	27-Apr-98	79.90	—	79.90	PLANT.SM PLANT	BARREL (LUER LOK). STK NO 361016	SITE-TE	301
•	02-Jun-98	1,100.00	—	1,100.00	PLANT.SM PLANT	TO SUPPLY & INSTALLATION OF VINYL COVERING TO WORKBENCH 106MTR X 1.2MTR	SITE-TE	1
•	02-Jun-98	240.26	—	240.26	PLANT.SM PLANT	BRASS STUDDING M4. STK NO 522-875	SITE-TE	11
•	02-Jun-98	724.00	—	724.00	PLANT.SM PLANT	ARALDITE 420A RESIN (1.4KG PK)	SITE-TE	21
•	02-Jun-98	230.00	—	230.00	PLANT.SM PLANT	PV350 PRESSURE TRANSDUCER	SITE-TE	1
•	02-Jun-98	165.00	—	165.00	PLANT.SM PLANT	PM9564 MOUNTING RACK	SITE-TE	1
•	02-Jun-98	600.00	—	600.00	PLANT.SM PLANT	SL102316 ADAPTOR PROOF TEST TOOL MATERIAL TOOL STEEL	SITE-TE	2
•	02-Jun-98	64.00	—	64.00	PLANT.SM PLANT	5062/3971 RACK MOUNTING KIT	SITE-TE	1
•	02-Jun-98	138.58	—	138.58	PLANT.SM PLANT	MAKITA 1/4	SITE-TE	3
•	02-Jun-98	196.27	—	196.27	PLANT.SM PLANT	CODE 2271 ISOPROPANOL (25KG)	SITE-TE	3
•	02-Jun-98	289.70	—	289.70	PLANT.SM PLANT	ISOPAR M (205 LTR DRUM)	SITE-TE	206
•	02-Jun-98	800.00	—	800.00	PLANT.SM PLANT	DEPTH TANSDUCER TESTING FIXTURE	SITE-TE	2
•	02-Jun-98	685.50	—	685.50	PLANT.SM PLANT	TURFOR T532 MACHINE. SWL 3200KG	SITE-TE	2
•	29-Jun-98	232.50	—	232.50	PLANT.SM PLANT	AIR SAW. STK NO 28-5144	SITE-TE	2
•	23-Jul-02	470.80	—	470.80	PLANT.SM PLANT	50 BLUE STAINED TIMBER CHOCS	SITE-TE	1

		151,952.09	75,786.66	76,165.43

4 of 4

SCHEDULE 7

1 — Description of the Property

A.   PROPERTY OWNED BY THE SELLER TO BE LET TO THE PURCHASER

ADDRESS	DESCRIPTION	AREA
274 Victoria Road RYDALMERE NSW 2116 AUSTRALIA	Arrays Production/Manufacturing area Office space Storage area Total Note. Areas can be changed depending on purchasers requirements.	7,063 sq meters

B.   PROPERTY LEASED BY THE SELLER TO BE SUBLEASED TO THE PURCHASER

ADDRESS	DESCRIPTION	TERMS OF OCCUPANCY	AREA	PRICE OF RENT
Avondale Business Park 6225 B W Sam Houston Pkwy.N Houston, TEXAS 77041, United States of America	A concrete tilt wall manufacturing and office building together with exterior storage area.	Subleased until July 1, 2006	Total is 31,310 sq.ft divided in [24,161] sq.ft manufacturing [1,764] sq.ft office space [5,385] sq.ft exterior storage	608,625.00 USD per annum, payable in monthly installments of 16,906.25 USD

Littleport Innovation Park Wisbech Road, Littleport, Ely Cambs. AB12 4Y, United Kingdom	Office space	Rented by TUS Ltd and used by the Business. Lease expires [31 Dec 2005]	60 sq. meters	10,000.00 GBP per annum, payable quarterly.

[SCHEDULE 7]

[PART 2]

LEASE DATED

FROM THALES UNDERWATER SYSTEMS PTY LTD (LANDLORD) TO SERCEL AUSTRALIA PTY LTD (TENANT)

GLOSSARY

ITEM	TERM	DEFINITIONS
1.	Landlord	The Seller as defined in this Agreement

2.	Tenant	The Purchaser as defined in this Agreement

3.	Land	The whole of the land in Folio Identifier 2/231264

4.	Building	The building on the Land located at 274 Victoria Road, Rydalmere, NSW, 2116, Australia

5.	Premises	7,086 sq. meters in the Building shown as the crossed area on the attached plan, comprising:

(a) 6,160 sq. meters of arrays Production/manufacturing/storage area;

(b) 926 sq. meters of office space.

6.	Term	Three (3) years initial period from the Commencing Date.

6A	Option Term	one (1) year after the Term or each subsequent one (1) year period.

7.	Commencing Date	January 2nd, 2004

8.	Terminating Date	December 31st, 2006

9.	Rent	AUD$801,821.00 per annum payable in monthly instalments of AUD$68,818.42

10.	Review Dates	Market Review Date

11.	Market Review Date	On each anniversary of the Commencing Date.

12.	Permitted Use	“Research, manufacturing, repairing and sale of marine seismic equipment, office uses and storage area and all ancillary uses.

13.	Public Risk Insurance	$10,000,000.00

14.	Redecoration Dates	Not applicable.

15.	Outgoings Year	Lack period of 12 months ending December 31st.

ITEM	TERM	DEFINITIONS
16.	Tenant’s Proportion of Outgoings	31%

17.	Deposit	The amount representing 2 months of rent payable to the Landlord at the Commencing date

18.	Default Rate	10%

1.	DEFINITIONS AND INTERPRETATION

1.1	Definitions

The following definitions and those in the Glossary apply to this Schedule unless the context requires otherwise.

Appurtenance includes any drain, basin, sink, toilet or urinal.

Australian Institute means The Australian Property Institute (Inc.) (New South Wales Division).

Authorised Officer means:

(a)	in respect of the Tenant, any director or secretary, or any person from time to time nominated as an Authorised Officer by the Tenant by a notice to the Landlord accompanied by specimen signatures of all new persons so appointed; and

(b)	in respect of the Landlord, a director or secretary or any person from time to time nominated as an Authorised Officer by the Landlord by a notice to the Tenant accompanied by specimen signatures of all new persons so appointed.

Authority includes:

(a)	any government in any jurisdiction, whether federal, state, territorial or local;

(b)	any provider of public utility services, whether statutory or not; and

(c)	any other person, authority, instrumentality or body having jurisdiction, rights, powers, duties or responsibilities over the Premises or any part of them or anything in relation to them (including the Insurance Council of Australia Limited).

Building means the building specified in Item 4 of the Glossary.

Business Day means any day except Saturday or Sunday or a day that is a public holiday throughout New South Wales.

Claim includes any claim, demand, remedy, suit, injury, damage, loss, Cost, liability, action, proceeding, right of action, claim for compensation and claim for abatement of rent obligation.

Common Areas means those parts of the Land and the Building not leased or licensed to any person designated by the Landlord from time to time for use in common by the Landlord and occupants of the Building and their respective employees, invitees, licensees and any other person authorised expressly or impliedly by the Landlord.

Consent means prior written consent.

Cost includes any cost, charge, expense, outgoing, payment or other expenditure of any nature, including where appropriate, all legal fees (including inhouse lawyers charged at their usual rates) on a full indemnity basis or a solicitor/client basis, whichever is the greater and fees of other experts and consultants.

Date of Termination means:-

(a)	the date specified in Item 8 of the Glossary;

(b)	the end of any period of renewal under Clause 3.2,

as appropriate.

Default Rate means the rate referred to in Item 18 of the Glossary.

Environment means components of the earth, including:

(a)	land, air and water;

(b)	any layer of the atmosphere;

(c)	any organic or inorganic matter and any living organism; and

(d)	human-made or modified structures and areas, and includes interacting natural ecosystems that include components referred to in paragraphs (a) to (c).

Environmental Law means a provision of Law, or a Law, which provision or Law relates to any aspect of the Environment, safety, health or the use of Substances or activities which may harm the Environment or be hazardous or otherwise harmful to health.

Essential Services Equipment means that equipment installed in the Premises and used for the protection of people or property including, without limitation, equipment and plant used for fire prevention or fire fighting.

Event of Default means any event referred to in Clause 12.1.

Keys means keys, access cards and other means of access from time to time used to gain access to the Building or any part of it.

Land means the land described in Item 3 of the Glossary and includes all buildings and other improvements thereon.

Landlord’s Fixtures includes:-

(a)	all plant and equipment, mechanical or otherwise, fittings, fixtures, furniture, furnishings of any kind, including window coverings, blinds and light fittings from time to time on the Premises or any part of them and owned or supplied by the Landlord; and

(b)	all stop cocks, fire hoses, hydrants, other fire prevention aids and all fire fighting systems from time to time located on the Premises or which may service the Premises.

Law includes any requirement of any statute, rule, regulation, proclamation, ordinance or by-law present or future, and whether state, federal or otherwise.

Lease Year means every 12 month period commencing on the Commencing Date or on an anniversary of that date.

Liquidation includes liquidation, official management, receivership, compromise, arrangement, amalgamation, administration, reconstruction, winding up, dissolution, assignment for the benefit of creditors, arrangement or compromise with creditors, bankruptcy or death.

Market Review Date means that date or those dates referred to in Item 11 of the Glossary.

Occupant means any lessee, licensee or any other occupant of any part of the Land but excluding the Tenant.

Outgoings means all amounts paid by the Landlord acting reasonably (or for the payment of which the Landlord acting reasonably may be or become liable) in any Lease Year in respect of the Building, whether by direct assessment or otherwise, all existing or future levies, charges and contributions imposed under strata title, community title or similar legislation including administrative, ordinary levies, but excluding any sinking fund or special levies and any liability or expenditure of a structural or capital nature other than replacement of component parts (but not the whole) of the Landlord’s Fixtures-other than those already paid for by the Tenant pursuant to the Transitional Service Agreement signed on this day between the parties, but in all cases excluding any Costs of a structural or capital nature.

Outgoings Year means each year described in Item 15 of the Glossary.

PCA means the Property Council of Australia Limited (New South Wales Division).

PCA Method of Measurement means the Method for the Measurement of Buildings (1997 edition) utilised by PCA for commercial buildings. The PCA Method of Measurement shall remain fixed for the Term despite any subsequent editions or variations that may be issued.

Permitted Use means the use for the Premises described in Item 12 of the Glossary.

Premises means the premises specified in Item 5 of the Glossary, and includes all of the Landlord’s Fixtures in the Premises.

Proposed Work includes any proposed work, alteration, addition or installation in or to the Premises and/or to the existing Tenant’s Fittings by the Tenant and/or by the Tenant’s Employees.

Redecorate includes:-

(a)	the washing down of the whole of the interior of the Premises and the Tenant’s Fittings, including all partitions or additions made to the Premises;

(b)	the treatment as previously treated of all internal surfaces of the Premises by painting, staining, polishing or otherwise to a specification previously approved in writing by the Landlord; and/or

(c)	the replacing of all floor coverings, window coverings or blinds which in the reasonable opinion of the Landlord are worn or damaged, otherwise than by fair wear and tear, and in need of replacement.

Rent means rent at the rate specified in Item 9 of the Glossary as varied from time to time.

Requirement includes any requirement, notice, order, direction, recommendation, stipulation or similar notification received from or given by any Authority or under any Law, whether in writing or otherwise whether addressed to the Lessor or the Lessee.

Review Date means each date described in Item 10 of the Glossary.

Services means all services from time to time provided to the Premises, the Building and/or to the Land or available for use, and includes those of the following which are part of the Land on the Commencing Date, namely:-

(a)	any electronic medium, energy source, lighting, gas, fuel, power, water, sewerage, drainage, loading docks, plant rooms, storage areas, fire services, sprinkler systems or devices, lifts, escalators and air-conditioning;

(b)	fittings, fixtures, appliances, plant and equipment utilised for any of these Services; and

(c)	any services or systems from time to time utilised for access to the buildings on the Land.

Tenant’s Employees includes subtenants, licensees and concessionaires and the employees, agents, contractors, consultants, customers, workmen, invitees, clients and visitors of the Tenant, its subtenants, licensees and concessionaires.

Tenant’s Fittings includes all fixtures, fittings, plant, equipment, partitions or other articles and chattels of all kinds (other than stock-in-trade) in the Premises which are owned by the Tenant.

Tenant’s Outgoings Contribution means the part of the Outgoings payable by the Tenant calculated in accordance with clause 5.1.

Tenant’s Proportion of Outgoings means the percentage specified in Item 16 of the Glossary.

Term means the term of this Lease specified in Item 6 of the Glossary and includes the period of any holding over under this Lease.

Year means calendar year.

1.2	Interpretation

Headings are for convenience only and do not affect interpretation. The following rules of Interpretation apply unless the context requires otherwise.

(a)	The singular includes the plural and conversely.

(b)	A gender includes all genders.

(c)	Where a word or phrase is defined, its other grammatical forms have a corresponding meaning.

(d)	A reference to a person, corporation, trust, partnership, unincorporated body or other entity includes any of them.

(e)	A reference to any party to this Lease or any other agreement or document includes the party’s successors and substitutes or assigns.

(f)	A reference to a right or obligation of any two or more Tenants confers that right, or imposes that obligation, as the case may be, jointly and severally.

(g)	A reference to legislation or to a provision of legislation includes a modification, re-enactment of or substitution for it and a regulation or statutory instrument issued under it.

(h)	A reference to dollars or $ is to Australian currency.

(i)	A reference to conduct includes any omission, statement or undertaking, whether or not in writing.

(j)	A reference to writing includes a facsimile transmission and any means of reproducing words in a tangible and permanently visible form.

(k)	An Event of Default subsists until it has been waived in writing by, or remedied to the satisfaction of, the Landlord.

(l)	A reference to includes or including means includes, without limitation, or including, without limitation, respectively.

(m)	Reference to the whole includes part.

(n)	(i)	Where a reference is made to any person, body or Authority that reference, if the person, body or Authority has ceased to exist, will be to the person, body or Authority as then serves substantially the same objects as that person, body or Authority.

(ii)	Any reference to the President of that person, body or Authority, in the absence of a President, will be read as a reference to the senior officer for the time being of the person, body or Authority or any other person fulfilling the duties of President.

(o)	Where anything is permitted in an emergency the opinion of the Landlord (acting reasonably) as to the existence or non-existence of that state of affairs is conclusive.

(p)	Where the day or last day for doing anything or on which an entitlement is due to arise is not a Business Day that day or last day will be the immediately following Business Day.

(q)	Month means calendar month.

(r)	(i)	Subject to Paragraph (ii), every obligation under this Lease:-

(A)	regardless of the form or context of the wording, is a covenant by the party undertaking that obligation; and

(B)	continues throughout the Term and after that so far as the obligation remains to be observed or performed.

(ii)	(A)	Every obligation of the Landlord under this Lease binds that person only while that person is entitled to receive Rent under this Lease.

(B)	Subject to Paragraph (A), the covenants on the part of the Landlord bind the person from time to time immediately entitled to the Premises at the end of this Lease.

(iii)	Every covenant by the Tenant includes a covenant by the Tenant to ensure compliance with the covenant by each of the Tenant’s Employees.

(s)	The expression Premises and the respective rights and obligations of the Parties shall be determined on the basis that the Premises extend to and include the internal faces of:-

(i)	exterior walls and glass;

(ii)	internal walls and doors of the cores containing the lifts and stairs; and

(iii)	the centre line of any glass or partitions or walls which separate the Premises from other premises or the Common Areas,

but (for the avoidance of doubt) does not include the roof areas.

(t)	Where the Landlord’s Consent or approval is required under this Lease, that Consent or approval shall not be unreasonably withheld, conditional or delayed.

2.	EXCLUSION OF STATUTORY PROVISIONS

2.1	Laws Excluded

To the extent permitted by Law, the covenants, powers and provisions (if any) implied in leases by virtue of any Law are expressly negatived.

2.2	Moratorium

To the extent permitted by Law, any Law, Requirement or moratorium which at any time directly or indirectly:-

(a)	extends or reduces the Term;

(b)	lessens, varies or affects in favour of the Tenant any obligation under this Lease;

(c)	delays, prevents or prejudicially affects the exercise by the Landlord of any right, power or remedy given by this Lease; or

(d)	reduces or postpones the payment of Rent or any part of it,

is excluded from this Lease and may not be enforced by the Tenant against the Landlord.

3.	TERM

3.1	Term of Lease

Subject to this Lease, the Landlord leases to the Tenant and the Tenant takes the Premises for the Term specified in Item 6.

3.2	Option of renewal

(a)	At the Tenant’s option, this Lease may be renewed on the Terminating Date for further periods of one (1) year.

(b)	Whichever the decision of the Tenant under clause 3.2(a), the Tenant must notify the Landlord of its decision no later than 6 months before the Terminating Date.

(c)	Upon giving notice of exercise of the option(s) term under clause 3.2(b), the Landlord will grant and the Tenant will enter into a new lease starting on the day following the Terminating Date on the same terms as this Lease, except that:

(i)	The Rent set out in Item 9 of the Glossary will be replaced with the current market rent of the Premises at the commencing date of the relevant option term, calculated in accordance with clauses 4.3 and 4.4; and

(ii)	The dates specified in Items 7 and 8 of the Glossary will be replaced with the commencing date and the terminating date of the relevant option term.

4.	RENT

4.1	Payment of Rent

The Tenant must pay Rent to the Landlord at the relevant rate from time to time:-

(a)	without demand;

(b)	without any deduction or right of set-off at all; and

(c)	by equal monthly instalments (and proportionately for any part of a month) in advance on the first day of each month.

4.2	Payment of instalments

(a)	The first instalment of Rent must be paid on the Commencing Date.

(b)	All instalments must be paid to the place and in the manner directed by the Landlord from time to time.

4.3	Market Review of Rent

At any time during the period of twelve (12) months prior to and six (6) months following each Market Review Date the Landlord may (but is not obliged to) review the Rent by notifying the Tenant of the Landlord’s assessment of the Rent for the Premises as at the Market Review Date. This assessment shall take into account the criteria contained in clause 4.4(c) as assessed to apply.

4.4	Tenant’s dispute of Rent

If the Tenant disagrees with the Landlord’s assessment of the Rent under clause 4.3 and the Landlord and the Tenant are unable to agree on the Rent to apply from a particular Market Review Date then the following procedure applies:

(a)	the Tenant shall within 14 days of being notified of the Landlord’s assessment of the Rent under clause 4.3 notify the Landlord in writing (Dispute Notice) that the Tenant disputes the Landlord’s assessment and requires the Rent to be reviewed in accordance with this clause 4.4;

(b)	if the Tenant gives the Dispute Notice, either party may, as soon as practicable, refer the matter for determination to an independent Valuer appointed by the President of the Australian Institute (the Nominated Valuer);

(c)	the Landlord and Tenant will use their reasonable endeavours to cause the Nominated Valuer to determine the current market rent of the Premises as at that particular Market Review Date within 28 days after being nominated;

(d)	if the Tenant does not give the Dispute Notice to the Landlord within the time required under clause 4.4(a) (time being of the essence), the Rent payable on and from the Market Review Date will be the Rent assessed by the Landlord under clause 4.3(a);

(e)	In determining the Rent the Nominated Valuer will be taken to be acting as an expert and not as an arbitrator, will determine the current market rent for the Premises as at the particular Market Review Date having regard to this Lease and applying all relevant principles of valuation and the current market rent must be determined:-

(i)	as between a willing landlord, and a willing tenant; and

(ii)	with vacant possession.

(f)	the cost of the Nominated Valuer shall be borne by the Landlord and the Tenant equally; and

(g)	any variation in the Rent resulting from a determination under clause 4.3 and/or 4.4 (as appropriate) will be effective on and from that particular Market Review Date.

4.5	Rent payable after Review

The Rent payable by the Tenant from a Market Review Date is the higher of the Rent determined pursuant to clause 4.3 and 4.4 (as appropriate) and the Rent payable immediately before the Market Review Date up to a maximum increase of 10%.

5.	OUTGOINGS

5.1	Tenant’s Outgoings

As an additional rent, the Tenant shall pay to the Landlord at the agreed Proportion of the Outgoings for each Outgoings Year.

5.2	Landlord’s estimate

The Landlord may:-

(a)	as soon as reasonably practicable before each Outgoings Year, notify the Tenant of the Landlord’s reasonable estimate of the Tenant’s Outgoings Contribution for the Outgoings Year; and

(b)	from time to time during the Outgoings Year, by written notice to the Tenant, adjust the reasonable estimate of the Tenant’s Outgoings Contribution as may be appropriate to take account of changes in any of the Outgoings.

5.3	Payments on account

The Tenant shall pay on account of the Tenant’s Outgoings Contribution the estimates provided for in clause 5.2 by equal monthly instalments in advance on the same days and in the same manner as the Tenant is required to pay Rent under this Lease (at all times assuming there is no Rent free period).

5.4	Yearly adjustment

(a)	As soon as practicable after the end of each Outgoings Year the Landlord shall give to the Tenant a notice with reasonable detail of the Tenant’s Outgoings Contribution for that Outgoings Year (the Outgoings Notice).

(b)	The Tenant shall within 14 days after the date of the Outgoings Notice pay to the Landlord or the Landlord shall credit to the Tenant’s account (as appropriate) the difference between the amount paid on account of the Tenant’s Outgoings Contribution during that Outgoings Year and the amount actually payable in respect of it by the Tenant, so that the Tenant shall have paid the correct amount of the Tenant’s Outgoings Contribution for that Outgoings Year. In the absence of obvious error the Outgoings Notice will be evidence of the matters contained in it unless proved otherwise.

5.5	Termination of lease

(a)	Subject to clause 5.6, the Tenant’s Outgoings Contribution shall be payable even if the Term has expired or been determined.

(b)	On the termination of this Lease, the Tenant shall pay the Landlord’s reasonable estimate of the Tenant’s Outgoings Contribution as at the Date of Termination. Any amount paid by the Tenant must be taken into account in the yearly adjustment to be made under clause 5.4 in relation to the Outgoings Year in which such termination occurs.

5.6	Landlord’s rights not affected

Nothing in clauses 5.1 to 5.5 prevents the Landlord from:-

(a)	recovering from the Tenant the Tenant’s Outgoings Contribution where the Landlord has failed to notify the Tenant of an estimate or of the actual amount of the Tenant’s Outgoings Contribution in a timely manner, including failure to notify before the Date of Termination; or

(b)	requiring the Tenant to pay to the Landlord a lump sum in respect of the Tenant’s Outgoings Contribution for a period which pre-dates the Outgoings Notice.

5.7	Cleaning of Premises

(a)	The Tenant must at its cost and expense keep the Premises clean and free of dirt and rubbish.

(b)	If, acting reasonably, the Landlord determines that the Tenant is not complying with its obligations under Clause 5.7(a), the Landlord must give the Tenant 14 days written notice. If the Tenant fails to comply with its obligations within the 14 day period, the Landlord may, at the cost of the Tenant, arrange for the Premises to be cleaned by the Landlord’s cleaning contractors.

5.8	Garbage

The Tenant will be responsible for ensuring that all garbage is properly contained and removed from the Premises during the term of this Lease and acknowledges that the Landlord is not responsible for providing any service in respect to the Tenant’s garbage.

5.9	Cost of Services

The Tenant must pay promptly all usage charges for all Services, including for all sources of energy, electricity, gas, oil, water and telephone separately supplied, metered, consumed or connected (as appropriate) to, in or on the Premises.

6.	USE OF PREMISES

6.1	Permitted Use

The Tenant must not use the Premises for any purpose other than the Permitted Use without the Landlord’s Consent (which may not be unreasonably withheld or delayed).

6.2	No warranty as to use

The Tenant:-

(i)	accepts this Lease with full knowledge of and subject to any prohibitions or restrictions on the use of the Premises from time to time under any Law or Requirement;

(ii)	must obtain, maintain and comply with (at its Cost) any consent or approval from any Authority necessary or appropriate for the Tenant’s particular use of the Premises under any Requirement or Law; and

(iii)	must not by any act or omission cause or permit any consent or approval referred to in paragraph (b) to lapse or be revoked.

6.3	Compliance with Laws and Requirements

(a)	The Tenant must comply with and observe (at its Cost) all Laws and Requirements:-

(i)	in relation to the Tenant’s Fittings installed in the Premises; and/or

(ii)	in relation to or arising as a result of the Tenant’s particular use or occupation of the Premises from time to time, including those which arise as a result of the gender or number of persons employed in the Premises, whether or not those Laws or Requirements are addressed to or are required to be complied with by either or both of the Landlord and the Tenant.

(b)	Where any Law or Requirement is notified to or served on the Tenant, the Tenant must give a complete copy of the Notice to the Landlord as soon as reasonably practicable.

(c)	Before complying with any Law or Requirement referred to in this clause 6.3, the Tenant must obtain the Landlord’s Consent and must otherwise observe the provisions of this Lease.

(d)	The Landlord may:-

(i)	(without prejudice to any of the Landlord’s other rights) elect at the Tenant’s Cost to comply with any Law or Requirement (referred to in this Clause 6.3) either in part or whole, where the Tenant fails to comply with the Law or Requirement within the appropriate time; and

(ii)	where the Landlord does exercise any rights referred to in paragraph (i), elect to have the balance of any Law or Requirement complied with by the Tenant.

(e)	Despite anything in this Lease, the Tenant is not required under this Clause 6.3 to effect structural alterations or additions except those caused by, contributed to or arising from:-

(i)	the particular use of the Premises by the Tenant;

(ii)	the number or gender of the Tenant and the Tenant’s Employees; and/or

(iii)	any deliberate or negligent act or omission on the part of the Tenant or of the Tenant’s Employees.

(f)	The Tenant must, on demand, pay to the Landlord all reasonable Costs incurred in good faith by or on behalf of the Landlord in complying with any Law or Requirement referred to in this Clause 6.3 which the Tenant was obliged to comply with as if that money were rent in arrears.

6.4	Overloading

(a)	The Tenant must not place or store any heavy articles or materials (Heavy Equipment) on any floor of the Premises without the Landlord’s Consent.

(b)	The Landlord’s Consent will only be given where the Heavy Equipment is:-

(i)	reasonably necessary and proper for the conduct of the Tenant’s business in accordance with the Permitted Use; and

(ii)	of a nature and size as will not in the Landlord’s reasonable opinion cause or be likely to cause any structural or other damage to the floors or walls or any other part of the Premises.

(c)	The Landlord (acting reasonably) is entitled to prescribe the maximum weight for and proper location of Heavy Equipment on the Premises. Any damage done to the Premises or any part of it during the time the Heavy Equipment is in the Premises or when it is taken or removed from the Premises must be made good and/or paid for on demand by the Tenant (as appropriate).

(d)	The Tenant must not install any equipment or system on the Premises that overloads or may overload the electrical or other Services to the Premises.

(e)	If the Landlord at the request of the Tenant upgrades the Services to accommodate any equipment or system which the Tenant wishes to install, the Tenant must pay to the Landlord:-

(i)	on demand, the reasonable Cost to the Landlord of those alterations (including consultants’ fees); and

(ii)	if required by the Landlord, the estimated reasonable Cost of those alterations before they are commenced.

The Landlord gives no warranty as to the suitability of any such alteration.

6.5	Other activities by Tenant

The Tenant must:-

(a)	in respect of Appurtenances on the Premises:-

(i)	not use any of them for any purpose other than those for which they were designed;

(ii)	not place any of in them any substance which they were not designed to receive; and

(iii)	pay to the Landlord all reasonable Costs of making good any damage to any of them arising from any misuse by or caused by the Tenant or the Tenant’s Employees;

(b)	where any air-conditioning or fire alarm system of the Landlord is installed on the Premises, not interfere with that system nor obstruct or hinder access to it;

(c)	not without the Landlord’s Consent, affix any television or radio mast, antennae or satellite dish to any part of the Premises;

(d)	not use or operate any musical instrument, instrument or other sound or picture producing equipment on the Premises if that equipment is audible or visible from the outside of the Premises;

(e)	not erect or install window coverings, blinds, screens or awnings without the Landlord’s Consent. Any window covering, blind, screen or awning hung, erected or installed in the Premises must be of non-flammable materials and must comply with all relevant prescribed or recommended standards of the Standards Association of Australia and of all other Authorities;

(f)	not deface or mark or drive any nails, screws or hooks into any part of the Premises. If any part or parts of the Premises are damaged, defaced or marked by the Tenant or the Tenant’s Employees, the Tenant must immediately on demand pay to the Landlord all Costs in repairing and/or reinstating that part or parts of the Premises to their former condition;

(g)	keep the Premises clean and not permit any accumulation of useless property or rubbish in them. No rubbish or waste may at any time be burned on the Premises by the Tenant;

(h)	not throw anything out of the windows or doors of the Premises or down the lift shafts, passages or skylights or into the light areas of the Premises, or deposit waste paper or rubbish anywhere except in proper receptacles, or place anything on any sill, ledge or other similar part of the exterior of the Premises;

(i)	if any infectious illness occurs on the Premises:-

(i)	immediately notify the Landlord and all proper Authorities; and

(ii)	where that illness is confined to the Premises, at its Cost, thoroughly fumigate and disinfect the Premises to the reasonable satisfaction of the Landlord and all relevant Authorities;

(j)	not permit tobacco smoking within the Premises;

(k)	not keep any animals or birds in the Premises;

(l)	at its Cost keep the Premises free and clear of pests, insects and vermin;

(m)	not do or carry on in the Premises any harmful or offensive trade, business or occupation or anything which causes or may cause annoyance, nuisance, damage or disturbance to the occupiers or owners of any nearby premises or to the Landlord;

(n)	not hold any auction, bankrupt or fire sale on the Premises;

(o)	not prepare or cook food except in areas which may be provided and which are approved by the Landlord for that purpose; and

(p)	if the Premises are air-conditioned, and while such air-conditioning is operating, not open any external windows.

6.6	Signs

(a)	The Tenant may display some visitor’s identification signs on certain parts of the Premises (other than inside the Premises) subject to the Landlord’s Consent which should not be unreasonably withheld, and then only of a colour, size and style and in a place or places approved by the Landlord.

(b)	At the Date of Termination, the Tenant must at its Cost remove all lettering, signs and other distinctive marks from the Premises and must make good any damage caused by that removal.

6.7	For sale/to let

The Landlord may when the Landlord reasonably considers appropriate:-

(a)	place advertisements and signs on any part of the Premises as it reasonably considers appropriate where the Premises are either for sale or available for lease; and

(b)	show interested persons through the Premises in the presence of a responsible officer of the Tenant.

The Landlord in exercising its rights under this clause 6.7 must endeavour to minimise any inconvenience to the Tenant or the Tenant’s business. The Landlord shall not be entitled to advertise the Premises for lease or show prospective tenants through the Premises except during the last 6 months of the Term and then only if the Tenant has not exercised its option for renewal under this Lease.

6.8	Safety and security of Building

(a)	The Tenant shall:-

(i)	comply with all reasonable requirements of the Landlord for the Tenant and the Tenant’s Employees to participate in emergency evacuation procedures and emergency evacuation drills from the Building (if any); and

(ii)	not make or permit any of the Tenant’s Employees to make any Claim against the Landlord, and the Tenant indemnifies the Landlord against any Claim, arising from participation in any of those procedures or drills.

The Tenant acknowledges that the Landlord is not required at Law or under this Lease to undertake any emergency evacuation procedures or drills in respect to the Building however if it does so the Landlord shall use its reasonable endeavours to minimise any disturbance caused to the Tenant in its occupation and use of the Premises and shall consult with the Tenant in advance in relation to the need for and timing of any such procedures or drills.

(b)	The Landlord may close the Building or any part of it in an emergency or where the Landlord acting reasonably considers such action necessary for the safety of any person or property in the Building and/or on the Land.

(c)	The Tenant:-

(i)	shall ensure that all exterior doors and windows in the Premises are securely locked and fastened at all times when the Premises are not occupied; and

(ii)	authorises the Landlord or any agent or employee of the Landlord to enter the Premises whenever necessary for the purpose of locking any door or window left unlocked or unfastened.

(d)	The Tenant:-

(i)	shall not make any duplicate of any Keys;

(ii)	shall only provide Keys to employees of the Tenant and shall keep current a list of the recipients of Keys and their status from time to time;

(iii)	shall immediately upon request from the landlord provide the Landlord with an up-to-date copy of the list referred to in Sub-paragraph (ii);

(iv)	shall pay immediately upon demand by the Landlord the reasonable Costs of replacing any Key where any Key is lost, stolen, destroyed or mutilated, including any Cost to or Claim against the Landlord arising from anything done with any stolen or lost Key;

(v)	shall pay for the change of locks in respect to any Common Areas which have locks where the Tenant or Tenant’s Employees have lost a key to any Common Area;

(vi)	agree that the provisions of clause 9.5 and 9.6 apply to any Claim or other matters arising from the issue of Keys to the Tenant or to any of the Tenant’s Employees; and

(vii)	agrees that all Keys held by the Tenant during its occupancy must be surrendered to the Landlord on the expiration of earlier determination of its tenancy.

7.	MAINTENANCE, REPAIRS, ALTERATIONS AND ADDITIONS

7.1	State of the Premises

a)	Within 10 (ten) days of the Commencing Date, the Tenant and the Landlord shall conduct a common inspection of the Premises, and shall jointly establish and sign a certificate evidencing the state of the Premises at the Commencing Date (the Condition Report).

b)	The same document shall be jointly established and signed on the Terminating Date.

c)	The Tenant shall at its own expenses restore the Premises to their initial state in accordance with clause 13

7.2	Repairing obligations

(a)	The Tenant must, during the Term, keep the Premises, Essential Services Equipment installed in the Premises by or on behalf of the Tenant) to comply with any requirement of an Authority or for the Tenant’s particular use of the Premises and the Tenant’s Fittings in good repair and condition having regard to their state of repair and condition at the commencement of this Lease (or, if this Lease is one of a sequence of leases, to their state of repair and condition at the commencement of the first lease) as set out in the Condition Report. That obligation excludes:-

(i)	fair wear and tear; and

(ii)	damage to the Premises caused by fire, storm or tempest or any other risk covered by any insurance taken out by the Landlord in respect of the Premises (other than where any insurance money is irrecoverable through the act, omission, neglect, default or misconduct of the Tenant or the Tenant’s Employees).

(b)	Despite anything in this Lease, this Clause 7.1 does not oblige the Tenant to carry out any structural or capital maintenance, replacement or repair except where rendered necessary by any act, omission, neglect, default or misconduct of the Tenant or the Tenant’s Employees or by its or their use or occupancy of the Premises or by the installation, use or removal of the Tenant’s Fittings.

(c)	The Tenant must, at its Cost:-

(i)	immediately make good any damage to the Premises caused by any act or omission of the Tenant or of the Tenant’s Employees or by its or their use or occupancy of the Premises or by the installation use or removal of the Tenant’s Fittings;

(ii)	immediately replace all glass broken by the Tenant or by any of the Tenant’s Employees;

(iii)	repair or, where appropriate, replace any of the Landlord’s Fixtures which are broken or damaged by the Tenant or by any of the Tenant’s Employees except that, unless the Landlord notifies the Tenant to the contrary, those repairs or replacements must only be carried out by the Landlord but at the Tenant’s reasonable Cost

(iv)	Keep those Landlord’s Fixtures or Services located within and exclusively serving the Premises in good repair, and enter into and keep current at the Tenant’s Cost any maintenance contract as is reasonably required by the Landlord for that purpose with contractors approved by the Landlord. The Tenant must give to the Landlord a copy of every contract entered into under this Paragraph.

(d)	The Landlord is responsible for and shall promptly carry out when reasonably necessary all maintenance and repair of Essential Services Equipment installed in the Building and the Premises, other than Essential Services Equipment referred to in Clause 7.1(a).

7.3	Landlord’s right of inspection

The Landlord may in the presence of a responsible officer of the Tenant at all reasonable times on giving to the Tenant reasonable notice (except in the case of an emergency when no notice is required) enter the Premises and view the state of repair and condition.

7.4	Enforcement of repairing obligations

The Landlord may:-

(a)	notify the Tenant of the Tenant’s failure to carry out any repair, replacement, cleaning or Redecoration of the Premises which the Tenant is obliged to do under this Lease; and

(b)	require the Tenant to carry out that repair, replacement, cleaning or Redecoration within a reasonable time.

7.5	Landlord may enter to repair

If:-

(a)	the Landlord wishes to carry out any repairs to the Premises, (including the Essential Services Equipment referred to in Clause 7.1(d)) it considers necessary or desirable or in relation to anything which the Landlord is obliged to do under this Lease; and/or

(b)	any Authority requires any repair work to be undertaken on the Premises which the Landlord must or in its absolute discretion elects to do and for which the Tenant is not liable under this Lease,

then the Landlord, its architects, workmen and others authorised by the Landlord may at all reasonable times on giving to the Tenant reasonable notice (except in the case of an emergency when no notice is required) enter and carry out any of those works and repairs. In so doing the Landlord will endeavour not to cause undue inconvenience (given the nature and extent of the works and repairs) to the Tenant and the conduct of the Tenant’s business.

7.6	Alterations to Premises

(a)	The Tenant must not make or permit any Proposed Work without the Landlord’s Consent.

(b)	In seeking the Landlord’s Consent, the Tenant must submit to the Landlord plans and specifications of the Proposed Work.

(c)	The Landlord may (unless it notifies the Tenant otherwise) require, as a condition of the Landlord’s Consent, that:-

(i)	any Proposed Work be supervised by a person approved by the Landlord;

(ii)	any Proposed Work be carried out by contractors or tradesmen approved by the Landlord;

(iii)	the Tenant pays on demand all reasonable Costs incurred by the Landlord in considering the Proposed Work and its supervision, including the fees of architects or other building consultants engaged by or on behalf of the Landlord;

(iv)	the Tenant obtains and keeps current all necessary approvals and permits from all Authorities necessary to enable any Proposed Work to be lawfully carried out, and on request by the Landlord gives for inspection by the Landlord copies of all those approvals and permits;

(v)	on completion of the Proposed Work the Tenant immediately obtains and gives to the Landlord a copy of any certificates of compliance or satisfactory completion issued by the appropriate Authority;

(vi)	the Tenant on demand reimburses the Landlord for any reasonable Cost incurred by the Landlord as a result of the Proposed Work being carried out, including any resulting modification or variation to the Premises; and

(vii)	prior to the Date of Termination the Tenant restores the Premises and all Services to them to their configuration and condition immediately before the Proposed Work was carried out.

(d)	The Tenant will at its own Cost comply with all conditions on which the Landlord Consents to any Proposed Work.

7.7	Alterations or additions to Landlord’s Fixtures and Services

Subject to Clause 7.6, the Tenant must not, without the Landlord’s Consent, install, interfere with or make any connections to the Landlord’s Fixtures, Services and/or Appurtenances.

7.8	Notice to Landlord of damage, accident etc.

The Tenant must as soon as reasonably practicable, notify the Landlord of any:-

(a)	damage, accident or defects to or in the Premises; and/or

(b)	circumstances likely to cause any damage or injury to occur within the Premises,

of which the Tenant has notice (actual or constructive).

8.	ASSIGNMENT AND SUB-LETTING

8.1	No disposal of Tenant’s interest

The Tenant must not assign, transfer, sublet or otherwise deal with or part with possession of the Premises or this Lease, any part of them or any interest in them or attempt to do so. For this purpose, Clause 23 of the Agreement shall not apply to the Lease..

8.2	Assignment and subleases

The Tenant will not be in breach of Clause 8.1 if:

(a)	there is no subsisting Event of Default by the Tenant at the date of proposed assignment or sublease;

(b)	subject to the Landlord’s prior written consent, which should not be unreasonably withheld, the assignee or transferee is a Tenant’s Affiliated companies

(c)	the Tenant pays to the Landlord all reasonable Costs incurred by the Landlord (whether or not the proposed assignment or sublease proceeds to completion) of and incidental to the proposed assignment or sublease including but not limited to the Landlord’s legal costs and the Landlord’s managing agent’s charges calculated on an hourly basis;

(d)	the Tenant proves to the satisfaction of the Landlord that the incoming tenant is respectable, responsible and solvent;

(e)	in the case of a proposed sublease:-

(i)	the Tenant proves to the satisfaction of the Landlord (by valuation or valuations if required) that the rent payable by the incoming tenant under the sublease is at a rate not less than the then current market rent for the Premises; and

(ii)	the Landlord may in its absolute discretion approve a sublease at a rate less than the then current market rent for the Premises if the Tenant provides a written acknowledgement in a form satisfactory to the Landlord that the rate is below current market rent for the Premises;

(f)	the Tenant and the incoming tenant enter into a deed with the Landlord in the form required by the Landlord which includes provisions that the incoming tenant:-

(i)	if an assignee, will comply with all the Tenant’s obligations under this Lease on and from the date of assignment; or

(ii)	if a subtenant, will not cause or contribute to a breach of this Lease;

(g)	the Tenant and the incoming tenant comply with the Landlord’s requirements in relation to the documentation, stamping and registration of the proposed assignment or sublease; and

(h)	if the incoming tenant is a company, other than a company whose shares are listed on any Australian Stock Exchange the Tenant gives in favour of the Landlord a guarantee or guarantees, in a form and by a person or persons acceptable to the Landlord, in respect of the obligations and covenants of the incoming tenant.

8.3	Corporate ownership

If the Tenant is a company, other than a company whose shares or that of its parent or ultimate holding company are listed on any recognised Stock Exchange, any change in the shareholding of the Tenant effectively altering the control of the Tenant is an assignment of this Lease. In that case the Tenant must not:-

(a)	register, record or enter in its books any transfer of any share or shares in the capital of the Tenant;

(b)	deal with any beneficial interest in any such share or shares;

(c)	issue any new share or shares; or

(d)	take or attempt to take any action having the effect:-

(i)	or effectively altering the control of the Tenant; or

(ii)	that the shareholders of the Tenant at the date of this Lease together beneficially hold or control less than 51% of the voting rights of capital in the Tenant,

until after the Tenant has complied with the conditions of Clause 8.2(a), (b), (c), (f) and (g).

8.4	Mortgaging Tenant’s interest in Premises

The Tenant must not mortgage or charge this Lease or the Tenant’s interest in the Premises without the Landlord’s Consent (not to be unreasonably withheld) where the Tenant is a company and wishes to enter into a proper fixed and/or floating charge over its assets in good faith as a means of securing a bank overdraft facility.

8.5	Leasing and charging Tenant’s Fittings

The Tenant must not mortgage, charge, lease or otherwise deal with any Tenant’s Fittings (or anything else which requires or may require the Landlord to sign a landlord’s waiver or any similar written material) without the Landlord’s Consent, not to be unreasonably withheld where:-

(a)	the Tenant wishes to enter into a proper mortgage, charge or lease in good faith as a means of financing those Tenant’s Fittings; and

(b)	any waiver required to be signed by the Landlord will not detrimentally affect the Landlord’s rights under this Lease and the Tenant’s costs in relation to it.

9.	INSURANCE AND INDEMNITIES

9.1	Insurance to be taken out by Tenant

To ensure proper insurance coverage of the risks related to its occupancy or use of the Premises, The Tenant must:-

(a)	take out in any case before January 31st, 2004 and keep current during the Term a public risk insurance policy covering the Premises That policy must:-

(i)	bear an endorsement by which the indemnity under the policy is extended to include the risks referred to in Clause 9.6 and all other Claims arising out of or in connection with this Lease; and

(ii)	be for an amount in respect of any single accident of not less than the amount specified in Item 13 of the Glossary

(b)	insure all plate glass windows, doors and display show-cases forming part of or within the Premises for not less than their full insurable value;

(c)	ensure that all insurance policies taken or to be taken out under this Clause 9;

(i)	are taken out with an independent and reputable insurer;

(ii)	contain conditions reasonably acceptable to the Landlord and/or the Landlord’s insurer;

(iii)	are on an occurrence, not a claims made, basis;

(iv)	are taken out in the name of the Tenant include the Landlord as additional insured;

(d)	whenever reasonably required by the Landlord, give to the Landlord with respect to every policy of insurance to be effected by the Tenant under this Clause 9 the receipt for the last premium and a certificate of currency;

(e)	notify the Landlord of any cancellation within thirty days or notification thereof by the insurer;

(f)	inform the Landlord of any exclusions, endorsement or alterations Should the Tenant be unable to find additional cover to setoff such exclusions and endorsements, the Landlord shall be able to subscribe and maintain the necessary coverage on behalf of the Tenant at reasonable conditions and the Tenant shall reimburse the Landlord the relevant premiums and

(g)	pay all premiums and other money payable in respect of any policy whenever they are due and payable.

The Parties acknowledge that for the period commencing on the Commencing Date up to the earlier of (i) Tenant having subscribed an insurance covering the Premises and (ii) January 31, 2004. the Landlord will maintain the insurance coverage in force immediately before Completion.

The Landlord agrees that the Tenant’s obligation to insure under this clause 9.1 will be met by any global insurance policies the Tenant holds, provided that the Tenant gives the Landlord a copy of the relevant certificate of currency which contains reasonable details of the cover provided.

9.2	Effect on Landlord’s insurances

The Tenant must pay to the Landlord on demand all extra justified Costs of insurance on the Premises and on any property in them (if any are required) on account of the extra risk caused by Tenant’s particular use or occupation of the Premises.

9.3	Inflammable substances

The Tenant must not:-

(a)	other than as is necessary and proper and in accordance with the Permitted Use, and then only in quantities which are reasonably appropriate, store inflammable or explosive substances on or in the Premises; or

(b)	use any of those substances on the Premises for any purpose other than as required given the Permitted Use.

9.4	Compliance with fire regulations

The Tenant must:-

(a)	comply with insurance, sprinkler or fire alarm regulations in respect of any partitions which may be erected by or on behalf of the Tenant in the Premises; and

(b)	not interfere with the Essential Services Equipment and in particular must not prop open fire doors or leave or store goods or equipment in fire stairs or exits or in passage ways leading to fire stairs or exits.

(c)	Not interfere or modify any fire sprinkler on the premises

(d)	Allow the Landlord and its designated suppliers or representatives to test and maintain the fire sprinkler on the Premises as may be necessary and for this purpose allow access to the Landlord and its suppliers and representatives as may be requested.

9.6	Indemnities

               The Parties agree that each of them shall be liable and responsible for any damage, liability or loss (including any associated costs and claims) that may be caused to third parties as a result of or in connection with its occupancy or use of the Premises and will indemnify and hold harmless the other party from the same (including any associated costs and claims).

9.6.1	The Tenant shall indemnify and hold harmless the Landlord in respect of all Claims in relation to any loss or damage to any the Premises or any property and/or in relation to any injury or death of the Tenant personnel and the Tenant waives any right of recourse against the Landlord.

9.6.2	The Landlord shall indemnify and hold harmless the Tenant in respect of all Claims in relation to any loss or damage to any part of the Building, other than the Premises, or any property and/or in relation to any injury or death of the Landlord personnel and the Landlord waives any right of recourse against the Tenant.

9.6.3	Each Party shall do their reasonable endeavours to obtain from their respective insurers waivers of recourse and rights of subrogation against the insurers of the other party.

10.	DAMAGE, DESTRUCTION AND RESUMPTION

10.1	Damage to or destruction of Premises

If the Premises or any part of them are damaged or destroyed so that the Premises or any part of them are wholly or substantially unfit for the occupation and use of the Tenant or (having regard to the nature and location of the Premises and the normal means of access) are wholly or substantially inaccessible then:-

(a)	until the Premises have been restored or made fit for the occupation and use or accessible to the Tenant (as appropriate);

(i)	the Rent, the Tenant’s Outgoings Contribution and any other monies payable under this Lease or a proportionate part of them according to the nature and extent of the damage or destruction sustained, abates;

(ii)	all remedies for recovery of those monies (or that proportionate part, as the case may be) falling due after that damage or destruction is suspended; and

(iii)	the Tenant is not obliged to conduct the Tenant’s business in the Premises or in that part of them which is so damaged or destroyed (as the case may be).

(b)	Unless the Landlord notifies the Tenant within three months after that destruction or damage occurs that it intends to reinstate the Premises and/or make the Premises fit for occupation and use and/or accessible to the Tenant (as appropriate), this Lease may be determined by not less than one month’s notice by either party.

(c)	If the Landlord notifies the Tenant of its intention to make good the destruction or damage under Paragraph (b) and:-

(i)	after that does not do so within a reasonable time (having regard to the nature and extent of the damage or destruction and the time expected to commence and to carry out the necessary works), the Tenant may notify the Landlord of its intention to determine this Lease (the First Notice); and

(ii)	unless the Landlord, after receiving that notice, proceeds with reasonable expedition and diligence to commence or carry out and then complete the necessary works, the Tenant may determine this Lease by giving not less than one month’s notice to the Landlord (the Second Notice). At the end of the period specified in the Second Notice this Lease will be at an end.

(d)	The provisions of Paragraphs (a), (b) and (c) do not apply where:-

(i)	the damage or destruction has been caused or contributed to, or arises from, any act or omission of the Tenant or the Tenant’s Employees; and

(ii)	any insurance policy or policies for the Premises has been avoided, or payment of the policy money refused or reduced, as a result of that act or omission.

(e)	If, in the Landlord’s opinion, formed within 3 months of the damage and destruction in its reasonable discretion, the damage to or destruction of the Premises is such that it is impractical or undesirable to reinstate the Premises or make them fit for the occupation and use of, or render them accessible to, the Tenant, the Landlord may determine this Lease by giving not less than one month’s notice to the Tenant. At the end of that notice this Lease will be at an end.

10.2	Resumption of Premises

(a)	If any part of the Premises is resumed so that the residue of the Premises remains substantially fit for the occupation and use of the Tenant have (having regard to the nature and location of the Premises and the normal means of access) remains wholly or substantially accessible then:-

(i)	a proportionate part of the Rent, the Tenant’s Outgoings Contribution and any other monies payable under this Lease according to the nature and extent of the resumption, abates; and

(ii)	all remedies for recovery of that proportionate part of those monies falling due after that resumption is suspended.

(b)	If:-

(i)	the whole of the Premises are resumed; or

(ii)	part of the Premises is resumed so that the residue of them is wholly or substantially unfit for the occupation and use of the Tenant or (having regard to the nature and location of the Premises and the normal means of access) is wholly or substantially inaccessible, either the Landlord or the Tenant may determine this Lease by giving not less than one month’s notice to the other party. At the end of that notice this Lease will be at an end.

10.3	Liability

Neither the Landlord or the Tenant is liable to the other because of the determination of this Lease under Clauses 10.1 or 10.2. That determination will be without prejudice to the rights of either part in respect of any preceding breach or non-observance of this Lease.

10.4	Dispute

(a)	Any dispute arising under Clauses 10.1 or 10.2 is to be determined by an appropriate independent person who is:-

(i)	agreed between the Landlord and the Tenant; or

(ii)	if they cannot agree within 14 days of notice that a dispute exists being given, a member of a professional body nominated at the request of either the Landlord or the Tenant by the PCA (the Appointed Person),

(b)	The Appointed Person:-

(i)	must have substantial experience in relation to premises of a similar type within the area in which the Premises are located or other comparable area; and

(ii)	in making his or her determination acts as an expert and not as an arbitrator.

(c)	The determination of the Appointed Person is final and binding on the parties.

(d)	The Cost of the determination is to be borne by either or both of the parties (and if by both of the parties in the proportion between them) as the Appointed Person decides.

10.5	Landlord not obliged to reinstate

Nothing in this Lease obliges the Landlord to reinstate the Premises or the means of access to them.

11.	LANDLORD’S COVENANT

11.1	Quiet enjoyment

If the Tenant pays the Rent and other money payable under this Lease and observes and performs when required its obligations under this Lease, the Tenant may occupy and enjoy the Premises during the Term without any unreasonable interruption by the Landlord or by any person rightfully claiming through, under or in trust for the Landlord, subject to the Landlord’s rights under this Lease.

11.2	Use of Common Areas

(a)	The Tenant and, as appropriate, the Tenant’s Employees, together with any other persons authorised by the Landlord, may use the Common Areas for the purposes for which the Common Areas were designed or intended to be used, subject to the limitations and restrictions contained in this Lease.

(b)	The Landlord must ensure that at all times during the Term appropriate areas are designated as Common Areas to enable the Tenant to have access to the Premises.

(c)	The Landlord covenants at its own Cost to cause the Common Areas to be kept in good order and repair and clean and tidy at all times.

11.3	Rates and Land Tax

Except to the extent that this Lease otherwise provides, the Landlord must pay when due all Rates, land taxes and taxes in the nature of land tax assessed on the Land during the term.

11.4	Outgoings

The Landlord shall manage the Land and shall pay or cause to be paid as and when they fall due any of the Outgoings not payable by the Tenant or by any other tenant, including any amounts to be paid in the first instance by the Landlord and subsequently to be recovered from the Tenant either in whole or part.

11.5	Landlord access

a)	Further and in addition to the Landlords other rights to access the Tenant acknowledges that the Landlord, its agents, employees, contractors and occupiers of part of the Building other than the Premises will require access via the Premises to the roof of the Building and to plant and other Common Areas 24 hours a day.

b)	The Tenant acknowledges this right in the Landlord and will not hinder or prevent the access permitted under clause 11.5 (a).

c)	The Landlord undertakes to ensure that the Landlord’s agents, employees and contractors will only be available where those persons are accompanied by the Landlord, its agents, employees or contractors.

11.6	Landlord Access’s general obligation to repair

The Landlord covenants at its own Cost:

(a)	to keep the structure of the Premises in good, sound and watertight repair and condition and must at its own Cost repair the structure or carry out any works of a capital nature (including capital maintenance, repair and replacement of the air conditioning, air ventilation and fire fighting services for the Premises) within a reasonable time following notification by the Tenant of the need for such repair, save where damage or loss is caused by the wilful or negligent act or omission of the Tenant or its Employees;

(b)	to keep all Services to the Premises and the Building and the fire fighting services and equipment for the Building functioning properly at all times except where periodic maintenance is required in which case such maintenance must be carried out by the Landlord in such a manner as will minimise prejudice to the Tenant in its use of the Premises and the operation of the Tenant’s business;

(c)	except where it is the Tenant’s obligation under this Lease, comply with the Requirements of any Authority and the Law with respect to the Premises and the Land; and

(d)	wherever possible, to carry out its obligations under this Clause 11.5 outside the usual trading hours of the Tenant.

11.7	Insurances

(a)	(Landlord to effect insurances) The Landlord shall effect and keep current during the Term (and any extension or Further Term or holding over) with respect to the Building the insurances referred to cover its own risks.

(b)	(Insurance company) Such insurances shall be taken out with an independent and reputable insurer.

(c)	(Evidence of insurance) Whenever reasonably required by the Tenant (but not more than once annually) the Landlord shall give to the Tenant a copy of a certificate of currency with respect to the insurances referred to in this Clause 11.7.

12.	DEFAULT AND DETERMINATION

12.1	Default

Each of the following is an Event of Default (whether or not it is in the control of the Tenant):-

(a)	the Rent or any part of it is in arrears and unpaid for 14 days after a notice of demand has been served on the Tenant;

(b)	any money (other than Rent) payable by the Tenant to the Landlord is not paid within 14 days of the due date for payment a notice of demand has been served on the Tenant;

(c)	the Tenant fails or refuses to carry out any repairs properly required by any notice within the reasonable time specified in that notice;

(d)	the Tenant fails to perform or observe any of its other obligations under this Lease; and

(e)	the Liquidation of the Tenant.

12.2	Essential terms

Each obligation of the Tenant to pay Rent or any other money to the Landlord is an essential term of this Lease.

12.3	Forfeiture of Lease

If an Event of Default occurs the Landlord, without prejudice to any other Claim which the Landlord has or may have or could otherwise have against the Tenant or any other person in respect of that default, may:-

(a)	subject to any prior demand or notice as is required by Law, re-enter into and take possession of the Premises or any part of them (by force if necessary) and eject the Tenant and all other persons from them, in which event this Lease will be at an end;

(b)	by notice to the Tenant determine this Lease, and from the date of giving that notice this Lease will be at an end; and/or

(c)	by notice to the Tenant elect to convert the unexpired portion of the Term into a tenancy from month to month, in which event this Lease will be at an end but after that, and until the new tenancy is determined, the Tenant will be a monthly tenant on the same terms as set out in Clause 3.2.

12.4	Landlord may rectify

The Landlord may, but is not obliged to, remedy at any time after 14 days notice, any default by the Tenant under this Lease and do anything arising from the default that the landlord considers necessary, and whenever the Landlord elects to do so all reasonable. Costs incurred by the Landlord will be a liquidated debt and must be paid by the Tenant to the landlord on demand.

12.5	Waiver

(a)	No:-

(i)	failure to exercise or delay in exercising any right, power or remedy under this Lease; or

(ii)	custom or practice existing between the parties in relation to this Lease,

operates as a waiver. Nor will any single or partial exercise of any right, power or remedy preclude any other or further exercise of that or any other right, power or remedy.

(b)	No waiver by the Landlord of one breach of a covenant under this Lease is a waiver of another breach of that same covenant or of any other.

(c)	The demand by the Landlord for, or acceptance by the Landlord of, Rent or any other money payable under this Lease after default by the Tenant is not a waiver of any earlier breach by the Tenant. The subsequent acceptance by the Landlord of Rent or other money (as appropriate) is a waiver by the Landlord only in relation to the Tenant’s failure to make that particular payment when due.

12.6	Offer of money after determination

Any money offered by the Tenant after the determination of this Lease under Clause 12.3(a) or (b) and accepted by the Landlord may be and (in the absence of an express election of the Landlord) will be applied on account of:-

(a)	first: any Rent and other money accrued and due under this Lease but unpaid at the date of determination of this Lease; and

(b)	second: the Landlord’s Costs in relation to the determination.

12.7	Interest on overdue money

(a)	The Tenant must pay to the Landlord interest at the Default Rate on any Rent or other money due under this Lease (including money or Costs which are expressed to be payable or reimbursable to the Landlord on demand) but unpaid for 14 days.

(b)	That interest will:-

(i)	accrue on a daily basis and be calculated on daily rests;

(ii)	be payable on demand or, if no earlier demand is made, on the first Business Day of each month where an amount arose in the preceding month or months;

(iii)	be calculated from the due date for payment of the Rent or other money (as appropriate) or, in the case of an amount payable by way of reimbursement or indemnity, the date of outlay or loss, if earlier, until the date of actual payment; and

(iv)	be recoverable in the same manner as Rent in arrears.

12.8	Landlord’s entitlement to damages

The Landlord’s entitlement to recover damages from the Tenant or any other person is not limited or affected by any of the following:-

(a)	the abandonment or vacation of the Premises by the Tenant;

(b)	the Landlord’s election to re-enter the Premises or determine this Lease;

(c)	the Landlord’s acceptance of the Tenant’s repudiation; or

(d)	the parties’ conduct (or that of any of their servants or agents) constituting a surrender by operation of Law.

13.	TERMINATION

13.1	Tenant to yield up and remove its fittings

The Tenant must at the Date of Termination:-

(a)	remove from the Premises all the Tenant’s Fittings; and

(b)	deliver up the Premises to the standard required by clause 7.2.

13.2	Tenant not to cause damage

The Tenant must:-

(a)	use its best endeavours not to cause or contribute to any damage to the Premises in the removal of the Tenants Fittings, and make good any damage; and

(b)	leave the Premises in a clean state and condition.

If the Tenant fails to comply with this clause 13.2, the Landlord may make good and/or clean the Premises at the reasonable Cost of the Tenant and recover from the Tenant the reasonable Cost to the Landlord of doing so as a liquidated debt payable on demand.

13.3	Failure by Tenant to remove Tenant’s Fittings

If the Tenant fails to remove the Tenant’s Fittings as required by Clause 13.1, or in the event of determination under Clause 12.3, the Landlord may:-

(a)	cause the Tenant’s Fittings to be removed and stored in the manner the Landlord (acting reasonably) thinks fit at the risk and at the Cost of the Tenant; or

(b)	if they are not removed within 14 days of notice to do so, treat the Tenant’s Fittings as if the Tenant had abandoned its interest in them and they had become the property of the Landlord, and deal with them in the manner the Landlord thinks fit without being liable in any way to account to the Tenant for them.

13.4	Tenant to indemnify and pay Landlord’s Costs

The Tenant:-

(a)	indemnifies the Landlord in respect of:-

(i)	the removal and storage of the Tenant’s Fittings; and

(ii)	all Claims which the Landlord may suffer or incur at the suit of any person (other than the Tenant) claiming an interest in the Tenant’s Fittings by reason of the Landlord acting in any manner permitted under Clause 13.3;

except to the extent caused by the negligence of the Landlord or its employees, agents and contractors; and

(b)	must pay to the Landlord as a liquidated debt on demand any reasonable Costs incurred by the Landlord in exercising its rights under Clause 13.3, including any excess of Costs over money received in the disposal of the Tenant’s Fittings under Clause 13.3(b). These costs may be deducted from the Security Deposit.

13.5	Return of Deposit

Upon the termination or the term of the lease, the Landlord shall return within one (1) month the Security Deposit to the Tenant from which any amounts remaining due to the Landlord under this Lease at such date, if any, may be set off and deducted.

14.	SIGNS

14.1	Definitions

In this clause:-

(a)	Approved Installation Plans means the plans for the installation of Signs as are approved by the Landlord; and

(b)	Install means erect, affix or otherwise attach or display; and

(c)	Sign means a neon light, sign or notice.

14.2	Signs

(a)	Subject to the terms of this clause, the Tenant, during the Term and at its own Cost and risk, may install, operate and maintain Signs on those parts of the Premises, the Building and the Land approved in writing by the Landlord.

(b)	Despite clause 14.2(a), all Signs must be of a shape, size, colour and content as approved by the Landlord in writing (which consent shall not be unreasonably withheld or delayed) and must be installed in accordance with the Approved Installation Plans.

(c)	The Tenant must:-

(i)	not throw or drop any rubbish in or around the Land while any Sign is being installed or removed; and

(ii)	at all times ensure that Signs are properly maintained and in good repair, including, without limitation, replacing bulbs and repairing electrical wiring in any illuminated Signs as often as is reasonably necessary.

14.3	Approvals

(a)	The Tenant must:-

(i)	obtain all approvals and licences required by law or any local, statutory or government authority in order to install, maintain and operate the Signs in accordance with the Approved Installation Plans prior to commencing to install the Signs;

(ii)	ensure those approvals and licences remain in force throughout the Term;

(iii)	promptly provide to the Landlord copies of any approvals, licences or renewals of approvals or licences obtained by the Tenant for the purposes of this clause 14.3(a); and

(iv)	at all times install, maintain and operate the Signs in compliance with all Laws and Requirements.

(b)	If at any time:-

(i)	any approval or licence obtained by the Tenant; or

(ii)	any law, regulation, ordinance or order,

related to the installation, maintenance or operation of the Signs imposes an obligation on the Landlord in relation to such installation, maintenance or use, the Tenant shall:-

(i)	comply with the obligation on behalf of the Landlord to the extent that the obligation on the Landlord is thereby removed; and/or

(ii)	pay all costs incurred by the Landlord in complying with or fulfilling the obligation or assisting the Tenant to comply with or fulfil the obligation; and

(iii)	indemnify the Landlord against all Claims it may suffer or incur in relation to the obligation or any attempt by or on behalf of the Landlord or Tenant to comply with or fulfil the obligation.

14.4	Removal of Signs

At or before the Date of Termination the Tenant shall, at its own Cost, remove all Signs installed by it pursuant to this clause, together with any related fittings and attachments and shall make good at its own Cost any damage caused to the Premises by such removal.

14.5	Indemnity

The Tenant releases and indemnifies the Landlord against all Claims whatsoever arising out of or in the course of the installation, operation or removal of any Sign or otherwise from the exercise by the Tenant of its rights under this clause, except to the extent caused or contributed to by the Landlord, its employees, agents and contractors.

15.	MISCELLANEOUS

15.1	Notices

All notices, requests, demands, consents, approvals, agreements or other communications to or by a part or between the parties to this Lease:-

(a)	must be in writing;

(b)	must be signed by the sender, or if a company, by its Authorised Officer; and

(c)	will be taken to be duly given or made:

(i)	if in person, delivered to or received at the address of the recipient shown in this Lease or to any other address which it may have notified the sender and where receipt is acknowledged in writing by the recipient;

(ii)	if by registered post, sent to the address of the recipient shown in this Lease or to any other address which it may have notified the sender; and

(iii)	if by fax, when recorded on the transmission result report as a successful transmission unless:

(A)	within 24 hours of that time the recipient informs the sender that the transmission was received in an incomplete or garbled form; or

(B)	the transmission result report indicates a faulty or incomplete transmission; and

but if delivery or receipt is on a day on which business is not generally carried on in the place which the communication is sent or is later than 4pm (local time), it will be taken to have been duly given or made at the commencement of business on the next day on which business is generally carried on in that place.

15.2	Certificate from Authorised Officer of Landlord

A certificate signed by an Authorised Officer of the Landlord is prima facie evidence against the Tenant and any Guarantor, in the absence of manifest error, as to the amount of money or rate of interest stated in that certificate.

15.3	Costs

The Tenant must pay to the Landlord on demand:-

(a)	all stamp duty (including penalties and fines other than those incurred due to the default of the Landlord); and

(b)	all Costs of the Landlord in relation to:-

(i)	the actual enforcement of, or actual exercise, preservation or consideration of any rights, powers or remedies under this Lease;

(ii)	any consent required under this Lease;

(iii)	any actual or proposed assignment or subletting;

(iv)	any surrender or determination of this Lease otherwise than by effluxion of time; and

(v)	an Event of Default.

15.4	GST

(a)	Capitalised expressions which are not defined in this clause but which have a defined meaning in the GST Law have the same meaning in this clause.

(b)	In this lease:

GST means the goods and services tax as imposed by the GST Law including, where relevant, any related interest, penalties, fines or other charge;

GST Amount means, in relation to a Payment, an amount arrived at by multiplying the Payment (or the relevant part of a Payment if only part of a Payment is the consideration for a Taxable Supply) by the appropriate rate of GST (being 10% when the GST Law commenced) or any lower rate notified from time to time by the person making the relevant Supply;

GST Law has the meaning given to that term in A New Tax System (Goods and Services Tax) Act 1999, or, if that Act is not valid or does not exist for any reason, means any Act imposing or relating to the imposition or administration of a goods and services tax in Australia and any regulation made under that Act;

Payment means:

(i)	the amount of any monetary consideration (other than a GST Amount payable under this clause); and

(ii)	the GST Exclusive Market Value of any non-monetary consideration;

paid or provided by the Lessee for this lease or by the Lessor or the Lessee for any other Supply made under or in connection with this lease and includes:

(iii)	any Rent or Tenant’s Outgoings Contribution; and

(iv)	any amount payable by way of indemnity, reimbursement, compensation or damages.

(c)	Payment of GST

The Parties agree that:

(i)	all Payments have been set or determined without regard to the impact of GST;

(ii)	if the whole or any part of a Payment is the consideration for a Taxable Supply, for which the payee is liable for GST, the GST Amount in respect of the Payment must be paid to the payee as an additional amount, either concurrently with the Payment or as otherwise agreed in writing; and

(iii)	the payee will provide to the payer a Tax Invoice.

(d)	Input Tax Credit

Despite any other provision of this Lease, if a Payment due under this Lease (including the Tenant’s Outgoings Contribution) is a reimbursement or indemnification by one party of an expense, loss or liability incurred or to be incurred by the other party, the Payment shall exclude any part of the amount to be reimbursed or indemnified for which the other party can claim an Input Tax Credit.

(e)	Trade Practices Act

Each party will comply with its obligations under the Trade Practices Act 1974 in respect of any Payment to which it is entitled under this Lease.

15.5	Services

Subject to anything to the contrary in this Lease including the Tenant’s rights to quiet enjoyment, the Landlord and all persons claiming by, through or under the Landlord may, after giving reasonable notice (except in the case of an emergency when no notice is necessary) install, maintain, use, repair, alter, service and replace any Services or any part of them including any pipe, duct, wire and plant.

15.6	Right of Landlord to make Rules

The Landlord may from time to time make Rules and amend them by notice given to the Tenant. The Tenant must comply with all Rules. No Rule or amendment prejudices the rights of the Tenant under this Lease, and in the event of any inconsistency between the provisions of this Lease and the Rules as amended the provisions of this Lease shall prevail.

15.7	Easements

The Landlord may for:-

(a)	the purpose of the provision of public or private access to the Premises;

(b)	the purpose of rectifying any encroachment;

(c)	the support of structures in the future erected on or from adjoining land; or

(d)	any Service,

dedicate land or transfer, grant or create or take the benefit of any easement or other right to or from, or enter into any arrangement or agreement with, any owners, tenants or occupiers or others having an interest in any land (including the Land) near the Premises or with any Authority (under any valid and enforceable requirement of that Authority) as the Landlord thinks fit so long as the Tenant’s rights under this Lease and its use and occupation of the Premises are not adversely affected. This Lease will be taken to be subject to that easement or other right as envisaged by this Clause 18.7, and the Tenant will promptly upon request by the Landlord confirm to the Land Titles Office or other relevant Authority its consent to that easement or other right.

15.8	Severance

Any provision of this Lease which is prohibited or unenforceable in any jurisdiction will be ineffective in that jurisdiction to the extent of the prohibition or unenforceability. That will not invalidate the remaining provisions of this Lease nor affect the validity or enforceability of that provision in any other jurisdiction.

15.9	Entire agreement

This Lease contains all the contractual arrangements of the parties with respect to the transactions to which it relates and supersedes all earlier conduct by the parties with respect to those transactions.

15.10	Reliance

The Tenant acknowledges and represents that it:-

(a)	has had the opportunity to seek disclosure of all material information relating to the transactions dealt with by this Lease; and

(b)	has not relied to any extent on any conduct by or on behalf of the Landlord in relation to those transactions apart from those set out or referred to in this Lease.

16.	ENVIRONMENTAL CONTAMINATION

16.1	Tenant’s responsibility

Despite any other provision of this Lease, the Tenant shall only be responsible for Environmental contamination of the Premises caused after the Commencing Date by the Tenant or its Employees.

16.2	Landlord’s obligations and indemnity

The Landlord shall:

(a)	without delay:

(i)	Remediate any environmental contamination on the Land or on the Premises not caused by the Tenant or its Employees after the Commencing Date and which:

(A)	any Authority requires remediation; or

(B)	prevents the Tenant operating from the Premises; or

(C)	otherwise constitutes a health and safety risk; and

(ii)	comply with the Requirements of any Authority and the Law with respect to the environmental condition of the Land or of the Premises (unless it is the Tenant’s obligation to do so under clause 17.1); and

(b)	indemnify the Tenant against all Claims arising from the matters set out in clause 17.2(a) except to the extent that:

(i)	the Tenant or the Landlord’s Employees have taken action with the intention of causing a Claim to be made or a notice or other Requirement issued and that action directly or indirectly has a material effect in causing the Claim to be made or the notice or other Requirement to be issued;

(ii)	the Claim relates to Remediation to a standard higher than that required for industrial use (which the parties agree is the standard appropriate for the Permitted Use) whether arising from a rezoning of the Premises or otherwise; and/or

(iii)	any disposition by the Landlord of a legal or equitable interest which the Lessee has in the Premises is made on terms which include an indemnity in respect of the Environment which is materially more advantageous to the person receiving that interest from the Landlord than the indemnity included in this clause 17.2, including in respect of the qualifications applicable to the indemnity contained in this clause 17.2(b).

16.3	Remediation by the Landlord if Tenant defaults

If:

(a)	the Tenant fails to comply with clause 17.2(a) in accordance with the Requirements of any Authority and the Law (or, if no time is specified, within a reasonable time, having regard to the nature of the remediation or the Law or Requirement and the period of time reasonably required to carry out the remediation or comply with the Law or Requirement, of notice from the Landlord ); or

(b)	any emergency arises which requires the immediate or urgent remediation of environmental contamination or compliance with a Requirement or the Law which the Tenant is required to remediate or comply with under this Lease, then the Landlord may remediate the environmental contamination or comply with the Law or the Requirement and the Cost of so doing and Costs arising from temporary relocation of all or part of the Landlord’s Business shall, at the Landlord’s option be:

(c)	payable by the Tenant to the Landlord on demand on a full indemnity basis;

(d)	be set off against the Rent, the Landlord’s Contribution to Outgoings and any other moneys payable by the Landlord under this Lease; or

(e)	accounted for by a combination of the above in the Landlord’s discretion,

until all Costs incurred by the Landlord have been recovered.

Contents

[SCHEDULE 8]			1
1.	DEFINITIONS AND INTERPRETATION		4
	1.1	Definitions	4
	1.2	Interpretation	7
2.	EXCLUSION OF STATUTORY PROVISIONS		9
	2.1	Laws Excluded	9
	2.2	Moratorium	9
3.	TERM		10
	3.1	Term of Lease	10
	3.2	Option of renewal	10
4.	RENT		10
	4.1	Payment of Rent	10
	4.2	Payment of instalments	11
	4.3	Market Review of Rent	11
	4.4	Tenant’s dispute of Rent	11
	4.5	Rent payable after Review	12
5.	OUTGOINGS		12
	5.1	Tenant’s Outgoings	12
	5.2	Landlord’s estimate	12
	5.3	Payments on account	12
	5.4	Yearly adjustment	12
	5.5	Termination of lease	13
	5.6	Landlord’s rights not affected	13
	5.7	Cleaning of Premises	13
	5.8	Garbage	13
	5.9	Cost of Services	13
6.	USE OF PREMISES		14
	6.1	Permitted Use	14
	6.2	No warranty as to use	14
	6.3	Compliance with Laws and Requirements	14
	6.4	Overloading	15
	6.5	Other activities by Tenant	16
	6.6	Signs	17
	6.7	For sale/to let	17
	6.8	Safety and security of Building	18
7.	MAINTENANCE, REPAIRS, ALTERATIONS AND ADDITIONS		19
	7.1	State of the Premises	19
	7.2	Repairing obligations	19
	7.3	Landlord’s right of inspection	20
	7.4	Enforcement of repairing obligations	21
	7.5	Landlord may enter to repair	21
	7.6	Alterations to Premises	21
	7.7	Alterations or additions to Landlord’s Fixtures and Services	22
	7.8	Notice to Landlord of damage, accident etc.	22
8.	ASSIGNMENT AND SUB-LETTING		22

i

	8.1	No disposal of Tenant’s interest	22
	8.2	Assignment and subleases	22
	8.3	Corporate ownership	23
	8.5	Mortgaging Tenant’s interest in Premises	24
	8.6	Leasing and charging Tenant’s Fittings	24
9.	INSURANCE AND INDEMNITIES		24
	9.1	Insurance to be taken out by Tenant	24
	9.2	Effect on Landlord’s insurances	25
	9.3	Inflammable substances	26
	9.4	Compliance with fire regulations	26
	9.5	Exclusion of Landlord’s liability	26
	9.6	Indemnities	27
10.	DAMAGE, DESTRUCTION AND RESUMPTION		27
	10.1	Damage to or destruction of Premises	27
	10.2	Resumption of Premises	28
	10.3	Liability	28
	10.4	Dispute	29
	10.5	Landlord not obliged to reinstate	29
11.	LANDLORD’S COVENANT		29
	11.1	Quiet enjoyment	29
	11.2	Use of Common Areas	29
	11.3	Rates and Land Tax	30
	11.4	Outgoings	30
	11.5	Landlord Access
	11.6	Landlord’s general obligation to repair	30
	11.7	Insurances	31
12.	DEFAULT AND DETERMINATION		31
	12.1	Default	31
	12.2	Essential terms	31
	12.3	Forfeiture of Lease	31
	12.4	Landlord may rectify	32
	12.5	Waiver	32
	12.6	Offer of money after determination	32
	12.7	Interest on overdue money	33
	12.8	Landlord’s entitlement to damages	33
13.	TERMINATION		33
	13.1	Tenant to yield up and remove its fittings	33
	13.2	Tenant not to cause damage	33
	13.3	Failure by Tenant to remove Tenant’s Fittings	34
	13.4	Tenant to indemnify and pay Landlord’s Costs
	13.5	Return of deposit	34
14.	SIGNS		35
	14.1	Definitions	35
	14.2	Signs	35
	14.3	Approvals	35
	14.4	Removal of Signs	36
	14.5	Indemnity	36
15.	MISCELLANEOUS		36

ii

	15.1	Notices	36
	15.2	Certificate from Authorised Officer of Landlord	37
	15.3	Costs	37
	15.4	GST	37
	15.5	Services	39
	15.6	Right of Landlord to make Rules	39
	15.7	Easements	39
	15.8	Severance	39
	15.9	Entire agreement	40
	15.10	Reliance	40
16.	ENVIRONMENTAL CONTAMINATION		40
	16.1	Lessee’s responsibility	40
	16.2	Lessor’s obligations and indemnity	40
	16.3	Remediation by the Lessee if Lessor defaults	41
CONTENTS			I

iii

Dated January __, 2004

THALES UNDERWATER SYSTEMS PTY LTD

– and –

SERCEL AUSTRALIA PTY LTD

INTELLECTUAL PROPERTY
LICENCE AGREEMENT

THIS INTELLECTUAL PROPERTY LICENSE AGREEMENT is made the day of January 2nd 2004

BETWEEN:

(1)	THALES UNDERWATER SYSTEMS PTY LIMITED, whose registered office is at 274 Victoria Road, NSW 2116, AUSTRALIA, acting in its name and on behalf of THALES UNDERWATER SYSTEMS SAS solely in connection with the TUS SAS Patents (“the Seller”); and

(2)	SERCEL AUSTRALIA PTY LTD, whose registered office is at Level 17, The Chifley Tower, 2 Chifley Square, Sydney, NSW 2000, Australia (the “Purchaser”).

RECITALS:

A.	By a Sale and Purchase Agreement dated December [19], 2003 (between the Seller and the Purchaser (as the same may be amended, supplemented or otherwise modified from time to time in accordance with its terms, the “Sale and Purchase Agreement” or “SPA”), the Seller has agreed, inter alia, to sell or procure the sale, on the completion date as such term is defined in the SPA (the “Completion Date”) of certain assets and shares related to the Transferred Business to the Purchaser and to provide or procure the provision of the right to use all other properties, assets and rights of the Seller’s Group which are used or held for use in connection with the Transferred Business and, in such connection, is willing to assume responsibility and liability for the Assumed Liabilities, provided that the Seller retains responsibility and liability for the Excluded Liabilities at the Completion Date, each as set forth in the Sale and Purchase Agreement. To this effect, the Parties have agreed to enter into this Agreement to set forth the terms and conditions applicable to the licensing to the Purchaser of the Seller Intellectual Property. The transactions contemplated by the SPA are hereinafter collectively referred to as the “Transaction”).

B.	It is an essential part of the Transaction, without which the Purchaser would not have entered into the SPA, that the Purchaser receive from the Seller an irrevocable, perpetual, worldwide, royalty-free and, except as explicitly set forth herein, exclusive licence with respect to the Seller Intellectual Property.

THE PARTIES AGREE AS FOLLOWS:

1	DEFINITIONS

In this Agreement, unless the context otherwise requires:

"Affiliate” means, with respect to any person, any other person that directly or indirectly controls, is controlled by, or is under common control with, such first person. As used in this definition, “control” (and derivatives thereof) means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a person, whether through the ownership of voting securities, by contract or otherwise;

“Agreement” means this Intellectual Property License Agreement, as the same may be amended or modified from time to time;

“Business Day” means any day other than a Saturday or a Sunday or a day which is a bank or public holiday in New South Wales, Australia, and/or France, and/or the United States;

“Design” means the registered design detailed in Schedule 1.

“Intellectual Property” means all rights of industrial or intellectual property, including (a) patents, trade marks, service marks, trade names, registered designs and copyrights and applications for any of the above and the right to apply for these or similar rights in any country in any part of the world and (b) rights in inventions, discoveries, improvements, processes, formulae, trade secrets, technology and know-how (whether patentable or not), data, drawings, designs, specifications, manufacturing files and technical information of all kinds;

“Non-Exclusive Domain” means any domain other than the Purchaser Business or the business of the Seller’s Group consisting of electronics for defence, security and aerospace, communications components, and positioning systems and components;

“Patents” means the patents and patent applications detailed in Schedule 1 relating to the Business and any other corresponding foreign patent which may be granted thereon, and including the TUS SAS Patents;

“Purchaser Business” means the Purchaser’s civilian land, marine, sea-bed and borehole seismic oil and gas exploration, mining equipment and systems business (including the Transferred Business) and more generally equipment and systems related to the earth and sea sciences (including the Transferred Business) for civilian applications from and after the Completion Date, including the researching into, development, design, manufacture, marketing, sale and maintenance of said equipment and systems, as such business is currently conducted and as it may be conducted in the future;

“Purchaser Files” means the design and manufacturing files called Master Record Index (MRI) and Development Documentation System (DDS) and Intellectual Property embodied therein transferred by the Seller to the Purchaser as Assets of the Business under the SPA.

“Security Interest” means any encumbrance, mortgage, charge, assignment for the purpose of security, pledge, lien or any other security interest of any kind (other than liens arising or incurred in the ordinary course of trading including provisions constituting reservation or retention of title clauses) and any agreement, whether conditional or otherwise, to create any of the foregoing;

“Seller’s Group” means the Seller, its holding companies and all companies or undertakings which now or from time to time are subsidiaries of the Seller or of any such holding company; and

“Seller’s Field of Activities” means all activities of the Seller and Affiliates in relation to sonars for military use except the Transferred Business.

“Seller Intellectual Property” means all Intellectual Property (other than the Business Intellectual Property being sold to the Purchaser pursuant to the SPA) owned by the Seller or any other member of the Seller’s Group and used or held for use in the Transferred Business at the Completion Date (excluding any positioning and steering device for streamer (BIRDs and BIRDs 2D Intellectual Property)) including the Patents, the Design and the Software as listed in Schedule 1.

"Software” means the software developed by the Seller, as listed in Part 3 of Schedule 1.

"Transferred Business” means such part of the business of the Seller’s Group immediately prior to Completion as is specific to civilian marine seismic oil and gas exploration equipment and systems, including the researching into, development, design, manufacture, marketing, sale and maintenance of the said equipment and systems at the Completion Date, excluding any defence, naval, security and military business or application of the Seller’s Group;

“TUS SAS” means the French Company THALES UNDERWATER SYSTEMS SAS, part of the Seller’s Group.

"TUS SAS Patents” means the patents owned by TUS SAS and relating to the Business, as listed in Part 2 of Schedule 1.

2	ACKNOWLEDGEMENT

The Purchaser acknowledges that all Seller Intellectual Property is vested in and remains under the sole ownership of the Seller and, for the TUS SAS Patents, of TUS SAS.

The Purchaser expressly agrees that no right of any kind is or will be granted to the Purchaser with respect to any Seller Intellectual Property related to the “Birds” or “Birds 2D” technology (positioning and steering device for streamers).

3	LICENSING OF SELLER INTELLECTUAL PROPERTY

3.1	The Seller hereby grants to the Purchaser, subject to the provisions of this Agreement, a perpetual, exclusive (subject to the third parties’ rights listed in Schedule 2), worldwide, royalty-free licence with respect to the Seller Intellectual Property solely for use in the Purchaser Business, with (i) the right to sub-license such Seller Intellectual Property to the Purchaser’s Affiliates and (ii) the right for the Purchaser and its Affiliates to sub-license such Seller Intellectual Property to their customers or subcontractors only to the extent reasonably necessary to enable such customers or subcontractors to use, manufacture or develop the Purchaser’s products, in each case solely for applications in the Purchaser Business, including in particular and without prejudice to the generality of the foregoing:

–	the right to use, modify, translate, adapt, reproduce, develop, maintain and commercialise any Software in whole or in part, on all media and by all means, present or future solely for any purpose in the Purchaser Business; and

–	the right to to use the Patents to manufacture, have manufactured, use and sell the products covered by the Patents for any purpose in the Purchaser Business; and

–	the right to make any improvement, translation or adaptation of the inventions covered by the Patents, to patent such improvements, translations and adaptations and to exploit such patents.

3.2	The Seller hereby grants to the Purchaser a licence with respect to the Seller Intellectual Property for use in the Non-Exclusive Domain under the same terms as those set forth in clause 3.1, except that this licence for use in the Non-Exclusive Domain shall be non-exclusive.

3.3	No rights other than those expressly granted hereunder shall be construed as being granted to the Purchaser, by implication or otherwise. In particular, it is expressly agreed that Seller shall keep the exclusive right to exploit in any manner Seller Intellectual Property in Seller’s Group fields of activities (other than the Transferred Business), namely electronics for defence, security and aerospace, communications components, and positioning systems and components.

4	WARRANTIES

4.1	The Seller warrants to the Purchaser that, on and as of the Completion Date:

(a)	The Seller (or, with respect to the TUS SAS Patents, TUS SAS) owns, free and clear of any Security Interest, all the Seller Intellectual Property and has the right to license it on the basis contemplated by this Agreement;

(b)	the Seller Intellectual Property is not subject to any license within the scope of the Transferred Business (save pursuant to any Business Contracts under the SPA or to this Agreement) in favour of any third party, except those listed in Schedule 2;

(c)	the Seller Intellectual Property does not infringe or conflict with any Intellectual Property owned or used by any other Person, and, to the Seller’s knowledge, is not at present being infringed or under threat of infringement;

(d)	the Seller Intellectual Property is not subject to any event, circumstance or dispute which could affect the full and quiet enjoyment thereof by the Purchaser;

(e)	The renewal and registration fees for the protection of the registered Seller Intellectual Property have been paid, and each such registration is in full force and effect and so far as the Seller is aware, has not been threatened or challenged by any person; and

(f)	So far as the Seller is aware, no disclosure has been made to any third parties of any confidential information with respect to the Seller Intellectual Property, other than under circumstances under which the Seller has taken appropriate steps to secure the confidential nature of any such disclosure.

4.2	It is expressly agreed that in case of a claim by the Purchaser in connection with a breach of any Seller’s warranties stated in 4.1 above, the provisions of clauses 11 and 12 of the SPA shall apply mutatis mutandis to this Agreement as if the warranties in clause 4.1 were Seller’s warranties under the SPA. For the avoidance of doubt and notwithstanding anything in this Agreement to the contrary, the aggregate liability of the Seller in respect of claims for breaches of the warranties given under this clause 4 shall not exceed the Maximum Seller Warranty Amount (as defined in clause 12.1 of the SPA) less any amounts actually paid by the Seller to the Purchaser in respect of breaches of the Seller’s Warranties under the SPA and no claim may be made by the Purchaser with respect to such warranties after June 30, 2005.

4.3	Notwithstanding anything in this Agreement to the contrary, it is expressly agreed that the licence granted with respect to the TUS SAS Patents and the non-exclusive licence granted with respect to the Seller Intellectual Property in the Non-Exclusive Domain to the Purchaser are granted without any warranty of any kind except that stated in clause 4.1 (a) above.

5	COVENANTS WITH RESPECT TO SELLER INTELLECTUAL PROPERTY AND PURCHASER FILES

5.1	Protection of Seller Intellectual Property

(a)	The Seller shall, at its cost and expense, maintain the Patents, provided, that should the Seller at any time wish to cease maintaining any of such Patents, the Seller shall inform the Purchaser in due time. Upon request of the Purchaser made in writing within thirty (30) days from receipt of the Seller’s notice of its intent to abandon, the Seller agrees to sell such Patents to the Purchaser for symbolic consideration. From and after the date of such sale, or in case of refusal or absence of answer within said 30-day period by the Purchaser, the Seller shall have no further obligation to maintain such Patents.

(b)	If the Purchaser becomes aware of any infringement or misuse by a third party of any of the Seller Intellectual Property after the Completion Date, the Purchaser shall give notice of the same to the Seller and if the Seller decides to act against such infringement or misuse the Purchaser shall at the Seller’s expense (but having obtained prior approval of the expenditure) render all such assistance to the Seller as it may reasonably request for the purposes of any action brought by the Seller with respect to such infringement or misuse. If, however, the Seller decides in its absolute discretion not to take effective action within a reasonable period to bring such infringement or misuse to an end the Purchaser shall itself be authorised to act in the matter. In such event the Seller shall at the Purchaser’s expense (but having obtained prior approval of the expenditure) render all such assistance to the Purchaser as the Purchaser may reasonably request for the purposes of any action brought by the Purchaser with respect to such infringement or misuse, including lending its name to the action if so required, but the Purchaser shall be entitled to retain for itself any damages, costs or other expenses awarded or recovered through such action.

5.2	Improvements. The parties agree to discuss, within the framework of the technical committee that they intend to establish, the conditions under which they could exchange information on their respective improvements to the Seller Intellectual Property after the Completion Date.

5.3	Restrictions on Transfer.

(a)	The Seller may sell, assign or otherwise transfer any of the Seller Intellectual Property to any third party subject to such third party’s agreement in writing for the benefit of the Purchaser to be bound by all terms of this Agreement as if such third party had been an original party thereto. An original signed copy of such agreement shall be sent to the Purchaser promptly after completion of such sale, assignment or transfer.

(b)	The Purchaser may sell, assign or otherwise transfer any of its rights or the license granted under this Agreement to any Affiliate or third party acquiring all or substantially all of its activities in the Transferred Business subject to such Affiliate’s or third party’s agreement in writing for the benefit of the Seller to be bound by all terms of this Agreement as if such Affiliates or third party had been an original party thereto. An original signed copy of such agreement shall be sent to the Seller promptly after completion of such sale, assignment or transfer. Any other sale, assignment or transfer of any rights or obligations hereunder by the Purchaser, its Affiliates or its sub licensees shall be subject to the Seller’s prior written approval, which approval shall not be unreasonably withheld.

5.4	Purchaser Files

The Purchaser hereby grants to the Seller a worldwide, royalty-free, perpetual, non-exclusive right to use the Purchaser Files solely for use in the Seller’s Field of Activities, with (i) the right to sub-license such Purchaser Files to the Seller’s Affiliates and (ii) the right for the Seller and its Affiliates to sub-license such Purchaser Files to their customers or subcontractors only to the extent reasonably necessary to enable such customers or subcontractors to use, manufacture or develop the Seller’s products, in each case solely for applications in the Seller’s Field of Activities, including in particular and without prejudice to the generality of the foregoing, the right to use, modify, translate, adapt, reproduce, develop, and maintain any Purchaser Files in whole or in part, on all media and by all means, present or future solely for any purpose in the Seller’s Field of Activities.

The Parties will review, in good faith within a reasonable period of time after the Completion Date, whether the Seller needs a right to use manufacturing files forming part of the Records, other than the Purchaser Files. If the Seller reasonably demonstrates its need of such a right, the Purchaser agrees to grant to the Seller a right of use under conditions to be reasonably negotiated.

6	DURATION

This Agreement shall remain in full force and effect with respect to each item of Seller Intellectual Property until such time as such item of Seller Intellectual Property ceases to benefit (through no fault of the Seller) from legal or contractual protection

(including by registration, copyright or confidentiality obligations) and becomes part of the public domain.

7	CONFIDENTIALITY

7.1	The Software source code comprised in the Seller Intellectual Property and any copies thereof in any media shall, with effect from the Completion Date, be deemed to be confidential information of the Seller (“Seller Information”).

7.2	The Purchaser undertakes to the Seller only to use the Seller Information in the proper exercise of its rights under this Agreement and the license granted hereby and not hereafter to disclose any Seller Information to any third party for any purpose whatsoever without the prior written consent of the Seller except that:

(a)	the Purchaser may disclose such of the Seller Information as shall be reasonably considered necessary or desirable by the Purchaser to any person to whom such party is entitled to grant a license or sub-licence of Seller Intellectual Property under the provisions of this Agreement subject to such person entering into an undertaking in favour of the Seller and the Purchaser on terms no less onerous than the provisions of this clause 7;

(b)	nothing shall prevent the Purchaser or a sub-licensed person from disclosing Seller Information to any third party as part of or in preparation for the manufacture, development, modification, adaptation, sale or supply of any products manufactured by or for the Purchaser or sub-licensed person in accordance with the provisions of this Agreement, where in the exercise of such rights it is reasonably considered necessary or desirable by the Purchaser or such sub-licensed person, subject to such third party entering into a confidentiality undertaking with respect to such Seller Information on terms no less onerous than the provisions of this clause 7;

(c)	the Purchaser and any sub-licensed person may disclose Seller Information to employees and professional advisers of the Purchaser or sub-licensed person to the extent they need to know the same in connection with the proper exercise of the Purchaser’s rights under this Agreement; and

(d)	the Purchaser may disclose Seller Information to the extent required by law or rule of any recognised stock exchange.

7.3	The obligations of confidence in clause 7.2 above shall, subject to the following provisions of this clause 7.3, continue indefinitely without limit of time. The obligations of confidence in clause 7.2 above shall, however, not apply to the Purchaser or its Affiliates where any Seller Information:

(a)	is in the possession of the Purchaser or an Affiliate of the Purchaser before it is received from the Seller and the Purchaser or such Affiliate is not subject to an obligation of confidence with respect thereto;

(b)	is or becomes a matter of public knowledge through no fault of the Purchaser or its Affiliates;

(c)	is rightfully received by the Purchaser or an Affiliate from a third party that is not bound by a duty of confidentiality with respect thereto; or

(d)	is developed by the Purchaser or an Affiliate of the Purchaser independently without the use of Seller Information disclosed by the Seller to the Purchaser pursuant to this Agreement.

7.4	The Purchaser shall be liable to the Seller for any breach of the provisions of this clause 7 by any employee or officer of the Purchaser or any Affiliate or sub-licensee of the Purchaser as if such employee or officer of an Affiliate or sub licensee were its own.

7.5	The provisions of this clause 7 shall apply mutatis mutandis to the Seller with respect to the Purchaser Files which shall be deemed confidential information of the Purchaser.

8	GENERAL

8.1	Interpretation.

(a)	In this Agreement, unless the context requires otherwise, any reference to:

(i)	a “party” or “the parties” is to a party or the parties (as the case may be) to this Agreement;

(ii)	a clause or Schedule is to a clause of or schedule to this Agreement and any reference made in a Schedule to a Part or a Paragraph is to a part or paragraph of that Schedule;

(iii)	“this Agreement” includes the Schedules which form part of this Agreement for all purposes;

(iv)	words denoting any gender shall include the other genders, references to the singular include the plural (and vice versa) and references to persons include firms, corporations and unincorporated associations; and

(v)	the words “include”, “includes” and “including” shall be deemed to be followed by the phrase “without limitation”

(b)	Any statement qualified by the expression “to the best of the knowledge, information and belief of the Seller” or “so far as the Seller is aware” or any similar expression shall be construed as being limited to matters of which the Covered Employees (as defined in the SPA) have knowledge, having made all usual and reasonable enquiries, and shall not have imported to it any wider meaning or interpretation.

(c)	The words “holding company” and “subsidiary” have the same meanings as in the Corporations Act 2001 (Cth).

(d)	The headings are included for convenience only and shall not affect the interpretation or construction of this Agreement.

(e)	When calculating the period of time within which or following which any act is to be done or step taken, the date which is the reference day in calculating such period shall be excluded and if the last day of such period is not a Business Day, the period shall end on the next day which is a Business Day.

8.2	Entire Agreement

(a)	This Agreement, and the documents referred to in it and in the SPA, constitutes the entire agreement and understanding of the parties and supersedes all prior negotiations, discussions, correspondence, communications, understandings and agreements between the parties relating to the subject matter of this Agreement and all prior drafts of this Agreement.

(b)	Each of the parties acknowledges and agrees that in entering into this Agreement, and the documents referred to in it, it does not rely on, and shall have no remedy in respect of, any statement, representation, warranty or understanding (whether negligently or innocently made) of any person (whether party to this Agreement or not) other than as expressly set out in this Agreement or in any other documents delivered in connection herewith (including the SPA).

8.3	Severability. If at any time any part of any provision of this Agreement shall be or become invalid or unenforceable in any respect, then such provision shall be deemed to be severed from this Agreement and the remainder of the provisions of this Agreement shall remain valid and enforceable.

8.4	Amendments, Waivers and Rights

(a)	No amendment or variation of the terms of this Agreement shall be effective unless it shall be made or confirmed in a written document signed by both parties.

(b)	No delay in exercising or non-exercise by either party of any of its rights under or in connection with this Agreement shall operate as a waiver or release of that right. Rather, any such waiver or release must be specifically granted in writing signed by the party granting it.

(c)	The rights and remedies of each party under this Agreement shall be cumulative and not exclusive of any rights or remedies of that party under the general Law subject to the limitations set forth in clause 4.2 above and clause 11 of the SPA. Each party may exercise each of its rights as often as it shall think necessary.

8.5	Notices

(a)	Any notice required to be given under this Agreement shall be in writing signed on behalf of the party giving it and may be served by (i) delivering it by hand against an acknowledgement of delivery dated and signed by the recipient, (ii) sending it by registered mail (postage prepaid, return receipt requested) to the address of the relevant party set out in clause 8.5(b) or (iii) sending it by facsimile transmission confirmed by registered mail (postage prepaid, return receipt requested) posted no later than the following Business Day (with any such facsimile transmission to be deemed received at the time indicated on the corresponding activity report, a copy of which shall be included in the confirmation by mail) (provided that any notice or communication which is received after 5:15 p.m. (local time in the place of receipt) on a Business Day or on any day which is not a Business Day shall be deemed received only at 8:30 a.m. (local time in the place of receipt) on the next Business Day). Any such notice or other communication shall be effective only upon actual receipt thereof by its intended recipient.

(b)	Any notice required to be given under this Agreement shall be sent to:

the Seller at: 274 Victoria Road Rydalmere, NSW 2116 Australia Facsimile No: +61 2 9848 3888 For the attention of: Managing Director with a copy to: THALES Corporate Legal Services 45, rue de Villiers 92526 Neuilly sur Seine France Facsimile No:+33 (0)1 57 77 84 77 Attention: Alexandre de Juniac

the Purchaser at: c/o Sercel Holding 16 rue de Bel Air 44470 Carquefou France Facsimile No: +33 (0)2 40 30 31 32 Attention: Mr. Thierry Le Roux
Ms. Valérie Féry

with a copy to: Sercel Holding 16 rue de Bel Air 44470 Carquefou France Facsimile No: +33 (0)2 40 30 31 32 Attention: Mr. Thierry Le Roux
Ms. Valérie Féry

or to such other address or facsimile number as may be validly notified from time to time by either party to the other party.

8.6	Counterparts. This Agreement may be entered into in any number of counterparts and by the parties to it on separate counterparts, each of which when so executed and delivered shall be an original, but all counterparts together shall constitute one and the same instrument.

8.7	Law and Settlement of Disputes

(a)	This Agreement shall be governed by, and construed and enforced in accordance with, the Laws of New South Wales, Australia.

b)	Any dispute that the Parties shall fail to resolve amicably shall be finally settled in accordance with the Rules of Arbitration of the International Chamber of Commerce, by one (1) or more arbitrator(s) designated in accordance with the said Rules. The Arbitration shall be held in Sydney, New South Wales, Australia. Proceedings and awards shall be in the English language.

(c)	Notwithstanding clause 8.7(b), either party may commence court proceedings to obtain an injunction or other interim or conservatory measures to protect its rights with respect to the Seller Intellectual Property and Purchaser Files (including under the license granted pursuant to this Agreement) or prevent any breach of confidence.

9	LEGAL FORMALITIES/FURTHER ASSURANCE

Full powers are granted to the bearer of an original of this Agreement to carry out any legal formalities and make any required recordings and registrations. At the request and expense of either party, the other party will execute and do any further document, act or thing which is reasonably necessary for more perfectly assuring or for recording at any Patent Office or the like any rights assigned or licensed pursuant to this Agreement.

10	EXECUTION

The parties have shown their acceptance of the terms of this Agreement by executing it at the end of the Schedule.

SCHEDULE 1

LIST OF SELLER INTELLECTUAL PROPERTY

1.   Patents & Design

PATENTS AND DESIGN OWNED BY TUS PTY

				Date of	Application.	Period for		Renewal	Next Renewal	Expiry
File Ref.	Title	Patent No.	Country	Application	No.	renewal	Status	Due Date	Date	Date
00 54	HYDROPHONE CARRIER	680489	Australia	05/04/1994	64193/94	1 Year	In Force	5-avr-04	05-avr-04	05/04/2014

00 55	HYDROPHONE CARRIER	(0)733217	Europe	05/04/1994	94911777,4	1 Year	In Force	5-avr-03		05/04/2014

00 55A	HYDROPHONE CARRIER	(0)733217	Hong Kong	05/04/1994	98115004,5	1 Year	In Force	5-avr-03		05/04/2014

00 55B	HYDROPHONE CARRIER	(0)733217	Germany	05/04/1994	94911777,4	1 Year	In Force	5-avr-04	05-avr-04	05/04/2014

00 55C	HYDROPHONE CARRIER	(0)733217	France	05/04/1994	94911777,4	1 Year	In Force	5-avr-04	05-avr-04	05/04/2014

1

				Date of	Application.	Period for		Renewal	Next Renewal	Expiry
File Ref.	Title	Patent No.	Country	Application	No.	renewal	Status	Due Date	Date	Date
00 55D	HYDROPHONE CARRIER	(0)733217	Great Britain	05/04/1994	94911777,4	1 Year	In Force	5-avr-04	05-avr-04	05/04/2014

00 55E	HYDROPHONE CARRIER	(0)733217	Netherlands	05/04/1994	94911777,4	1 Year	In Force	5-avr-04	05-avr-04	05/04/2014

00 56	HYDROPHONE CARRIER	5600608	U.S.A	04/08/2004	08/521237	5 Year	In Force	4-aoû-04	04-aoû-04	30/08/2015

00 57	HYDROPHONE CARRIER	46529	Singapore	05/04/1994	9605665. 0	1 Year	In Force	5-avr-04	05-avr-04	05/04/2014

00 58	HYDROPHONE MODULE FOR MARINE STREAMER CABLE	132606	Australia Registered design	26/03/1996	924/96	5 Year	In Force	26-mar-07	26-mar-07	26/03/2012

00 59	HYDROPHONE MODULE FOR MARINE STREAMER	454880	France Registered design	26/09/1996	965399	25	In Force	26-sep-21	26-sep-21	26/09/2046

00 60	CABLE PORTION WITH HYDROPHONE MODULE	D401516	U.S.A Registered design	24/11/1998	29/060,250	N/A	In Force	24-nov-12	24-nov-12	24/11/2012

00 61	HYDROPHONE MODULE FOR MARINE STREAMER CABLE	2059637	United Kingdom Registered design	26/03/1996	2 059 637	5 Year	In Force	26-mar-06	26-mar-06	26/03/2021

00 61A	HYDROPHONE MODULE FOR MARINE STREAMER CABLE	DU2001/1184/H	Singapore Registered design	26/03/1996	DU2001/1184/H	5 Year	In Force	26-sep-06	26-sep-06	26/03/2021

00 62	HYDROPHONE MODULE FOR MARINE STREAMER CABLE	27949-00	Benelux Union Registered design	25/09/1996	27949-00	5 Year	In Force	25-sep-06	25-sep-06	25/09/2011

2

				Date of	Application.	Period for		Renewal	Next Renewal	Expiry
File Ref.	Title	Patent No.	Country	Application	No.	renewal	Status	Due Date	Date	Date
00 63	HYDROPHONE MODULE FOR MARINE STREAMER CABLE	M9608553,3	Germany Registered Design	26/09/1996	M9608553.3	5 Year	In Force	26-sep-06	25-sep-06	26/09/2016

00 64	HYDROPHONE MODULE FOR MARINE STREAMER CABLE	73991	Norway Registered design	26/09/1996	960692	5 Year	In Force	26-sep-06	25-sep-06	26/09/2011

	HYDROPHONE ARRANGEMENT	667298	Australia	21/02/1992

	TOWED ARRAY STREAMER	627089	Australia France USA UK Singapore Benelux Union Germany Norway	21/02/1992

3

					Date of
			Assignment of		Application
File Ref.	Title	Inventor(s)	Invention	Country	(Filing Date)	Application No.	Status
00 79	ELECTRONICS CARRIER MODULE	Paul Lee and Robert Dowle	Signed by all	Australia	25/01/2002	PS0157	PROVISIONAL LAPSE

	ELECTRONICS CARRIER MODULE			Australia/ PCT Appl’n	25/01/2002	2003201412	Pending (published)

						PCT/AU03/00073

						WO 03/06/062857

00 80	IMPROVED SEISMIC SENSORS	Francois Luc	Signed by all	Australia	10/05/2002	PS2256	PROVISIONAL LAPSE

	IMPROVED SEISMIC SENSORS			Australia/ PCT Appl’n	09/05/2003	2003225333	Pending (unpublished)

						PCT/AU03/00562

00 81	METHOD FOR DEPLOYING SEAFLOOR EQUIPMENT	Francois Luc & Robert Dowle	Signed by all	Australia	10/05/2002	PS2255	PROVISIONAL LAPSE

	METHOD FOR DEPLOYING SEAFLOOR EQUIPMENT			Australia	20/01/2003	2003900266	Pending

4

					Date of
			Assignment of		Application
File Ref.	Title	Inventor(s)	Invention	Country	(Filing Date)	Application No.	Status
	METHOD FOR DEPLOYING SEAFLOOR EQUIPMENT			Australia/ PCT Appl’n	09/05/2003	2003225332	Pending (unpublished)

						PCT/AU03/00562

00 83	AN IMPROVED HOUSING	Paul Lee, Goran Radovanovic, Kris Buchanan, Lesley Gunaratanam, David Wilkinson and Pushkin Rahman	Signed by all	Australia	05/08/2002	2002950573	PROVISIONAL

00 84	IMPROVED SENSORS AND AN IMPROVED DATA SENSING AND RECORDING APPARATUS	Francois Luc, David L. Jones, Peter Harvey, Paul Baker, Robert Khoo, Dusko Peric, Nan Hai Wu, Doug Ford, Ed Murphy and Geoffrey Engel	Signed by all	Australia	20/01/2003		PROVISIONAL

PATENTS OWNED BY TUS SAS

REF TPI	TITLE	N° DEPOT	DATE
60513	Antenne verticale pour prospection sismique en mer	France 97 08206	30/06/97

		USA 09/107 272	30/06/98

61785	Systeme de prospection sismique sous-marine notamment pour grands fonds	FRANCE 99 07959	22/06/99

		USA 09/594 088	15/06/2000

5

2.   Software

VOBS/VIP
VOBS/SDAS
VOBS/NTS
VOBS/OBS

SCHEDULE 2

THIRD PARTIES’ RIGHTS

A)	All Patents are subject to a licence granted pursuant to cross-licences:

•	To Alcatel and its Affiliates in the field of civilian Telecommunication;

•	To Thomson Multimedia and its Affiliates in the following fields:

a)	All products relating to multimedia, leisure electronic, as well as the hardware and software components, and related services aimed at the consumer market and distributed by any means and listed in list A hereafter.

b)	Broad band digital distribution networks and equipment, and communication terminals.

c)	Professional systems and equipment used for the distribution of image and sound.

LIST A:

—	Multimedia products sold in OEM to intermediaries so as to integrate them in a global offer of products and services for consumer market;

—	Interactive products, systems and services for consumer use, (even a limited group of users), as well as all the technologic elements constituting this type of applications (editing tools, network servers, online servers, whole integration, installation, exploitation of applications and data bases, exploitation of a customers data base, ....).

B)	All Patents are subject to a licence granted by THALES SA to each of its subsidiaries in their respective field of activity (none of which relates to the Transferred Business) in the framework of the Thales Intragroup Licensing.

None of the current licensees referred to in (A) and (B) above has the right to sub-license such licenses.

2

Signed by duly authorised for and on behalf of THALES UNDERWATER SYSTEMS PTY LIMITED	Director/Secretary

Signed by duly authorised for and on behalf of SERCEL AUSTRALIA PTY LTD	Authorized signatory

3

SCHEDULE 11
Warranties
Part 1
Seller’s Warranties

1.	Capacity and authority of Seller

1.1	The Seller has the requisite corporate power to execute, deliver and perform, and has taken all necessary corporate or other action to authorise the execution, delivery and performance of this Agreement and the agreements entered into pursuant to it. This Agreement and the agreements entered into pursuant to it constitute legal, valid and binding obligations of the Seller enforceable in accordance with their terms.

1.2	The execution and delivery of, and the performance by the Seller of its obligations under, this Agreement and the agreements entered into pursuant to it do not and will not, directly or indirectly (with or without notice or lapse of time, or both):

1.2.1	result in a breach of any provision of its constitutional documents or those of the Company;

1.2.2	result to the Seller’s knowledge in a breach of, or give any governmental authority or other person the right to challenge any of the transactions contemplated hereby or to exercise any remedy or relief under, any Law or any Judgement to which the Seller or the Company, or any of the properties or assets owned or used by the Seller or the Company, may be subject;

1.2.3	result in a breach of, or give any governmental authority or other person the right to revoke, terminate, withdraw, suspend, modify, accelerate the maturity or performance of or declare a default or exercise any remedy under: (i) any of the Licenses and Permits (except for licenses for dual use goods that may be revoked by the U.S. government or related agencies); (ii) any Governmental Authorizations held by the Company or which otherwise relates to any of the properties or assets owned or used by the Company; (iii) any Business Contract; or (iv) any Contracts to which the Company is a party; or

1.2.4	result in the imposition or creation of any Security Interest upon or with respect to: (x) any of the Assets; or (y) any of the properties or assets owned or used by the Company.

1.3	All consents, permissions, approvals and agreements of third parties (including governmental authorities) that are necessary or desirable for the Seller to obtain in order to enter into and perform this Agreement and the agreements entered into pursuant to it in accordance with their terms have been obtained.

For the avoidance of doubt, this Warranty shall not apply to any Governmental authorization, permission, approval, consent and agreements of any competition, governmental or regulatory authorities resulting from any merger control laws regulations or decision required to be obtained by the Purchaser in connection with the disposal of the Assets and the Shares as contemplated in this Agreement.

2.	The Company

2.1	The Company is a corporation duly organized, validly existing and in good standing under the Laws of the State of Delaware, U.S.A., and has all requisite corporate capacity, right and power to conduct its business as it is now being conducted, to own or use the properties and assets that it purports to own or use, and to perform its obligations under all Contracts to which it is a party or by which it is bound. A true, accurate and complete copy of the constitutional documents of the Company, as amended through the date hereof, are included in the Disclosed Information.

2.2	The Company has not at any time had or conducted any businesses, activities or operations not directly related to the Business.

2.3	The authorized share capital of the Company consists of one thousand (1,000) shares, par value U.S.$ 1.00 per share, of which only the Shares are issued and outstanding. The Seller is the record and beneficial owner of, and has good and valid title to, all the Shares, free and clear of any Security Interests. The Seller has the absolute right and capacity to freely sell, assign, transfer and convey the Shares to the Purchaser in accordance with the terms of this Agreement. The Shares are duly authorized and validly issued, fully-paid and non-assessable. There are no authorized, issued or outstanding subscriptions, options, conversion or exchange rights, warrants, pre-emptive rights or other securities or other Contracts pursuant to which: (x) the Seller or the Company is or may become obligated to issue, sell, transfer or otherwise dispose of, redeem or acquire any of the Shares or any other interest in the share capital of the Company; or (y) the Company has granted, or may be obligated to grant, to any person other than a registered holder of Shares a right to participate in the revenues or profits of the Company.

2.4	Neither the Company nor the Seller (in respect of the Business): (i) holds any interest in the share capital (or equivalent) of any person; (ii) is obligated to make any future investment in or capital contribution to any person; (iii) is or has been a shareholder, participant or member of any person in respect of which it may have any liability, including any obligation to contribute to the share capital of such person or to fund or participate in the payment of its debts; or (iv) can, by virtue of any act or omission in respect of another person, be held liable to pay all or any part of the debts of such person.

2.5	After giving effect to the transactions contemplated by this Agreement, except as expressly provided by this Agreement or the other agreements entered into in connection with this Agreement, as at the Completion Date, the Company will not have any material obligations or liabilities to the Seller or to any other member of the Seller’s Group.

3.	Financial Information

3.1	The Accounts have been prepared in accordance with the Accounting Principles, applied on a basis consistent with, and following the procedures, policies and methods employed in preparing, the audited consolidated financial statements of the Seller and its consolidated subsidiaries for the fiscal year ended December 31, 2002, and give a true and fair view in all respects, consistent with the purpose of the management accounts as a reflection of the financial and trading position of the Business on a periodic basis, of the assets and liabilities and turnover and profit (or loss) of the Business as of the date and for the period to which they relate.

3.2	The Accounts accurately state the value of sales and gross margins achieved by the Business in the period for which they were prepared.

3.3	The allocated overheads reflected in Accounts represent an allocation of the Seller’s overheads appropriate to the Business.

3.4	The accounting and other records of the Seller and the Company have been fully and properly kept and have been maintained so as to comply with all applicable Laws.

3.5	The Balance Sheet does not include any material assets or liabilities not intended to constitute a part of the Business or the Assets to be acquired by the Purchaser after giving effect to the transactions contemplated by this Agreement.

3.6	Neither the Seller (in respect of the Business), nor the Company (i) has any indebtedness for money borrowed, (ii) has given any guarantees for any third party obligations, or (iii) has any liabilities which are not fully reflected or provisioned in the Balance Sheet other than liabilities incurred in the ordinary course of business since the date of the Balance Sheet.

4.	Conduct of Business

4.1	Since December 31, 2002, the Seller and the Company have conducted the Business in the ordinary course of business consistent with past practices and neither the Seller (in respect of the Business) nor the Company has:

4.1.1	entered into any material transaction or incurred any material obligation or liability, except in the ordinary course of business consistent with past practices;

4.1.2	subjected to a Security Interest any properties, assets or rights used or held for use in the Business or made any sale, lease, transfer or other disposition of any material properties, assets or rights used or held for use in the Business (excluding Intellectual Property) except for (i) dispositions made pursuant to the express terms of the Business Contracts listed on Schedule 3, (ii) dispositions of worn-out or obsolete equipment or machinery, and (iii) dispositions of stock for fair or reasonable value in the ordinary course of business;

4.1.3	disposed of any Intellectual Property used or held for use in the operation of the Business or entered into any license agreement as licensee with respect to Intellectual Property held by a third party;

4.1.4	made or suffered any amendment or termination of any Contract material to the Business to which it is or was a party or by which it is or was bound, or cancelled, modified or waived any substantial debts or claims held by it or otherwise waived any rights material to the Business;

4.1.5	failed to pay, discharge or perform, when due, any material obligation;

4.1.6	discontinued the manufacture or sale of any significant product or product line;

4.1.7	entered into any research and development agreement or any partnership arrangement;

4.1.8	made any material change in any sales procedures or selling prices or policies or in its practices for the collection of accounts receivable (including any acceleration of collections) or the payment of suppliers (including any deferral of payments);

4.1.9	declared, set aside or paid any dividend or distribution in respect of the Company share capital; or

4.1.10	committed itself (including, in the case of the Seller, the Purchaser) to do any of the foregoing after Completion.

4.2	Since December 31, 2002, there has not been any material loss, damage or destruction to, or any material interruption in the use of, any of the properties, assets or rights owned or used by the Seller (in respect of the Business) or the Company.

5.	Taxes

5.1	All Taxes for which the Seller (in respect of the Business) and the Company are liable have at all times been paid and all returns for Taxes required to have been filed by or on behalf of the Seller (in respect of the Business) or the Company have been filed, in each case, in accordance with applicable Law. There are adequate provisions in the Balance Sheet and in the accounting books and records of the Company with respect to all Taxes which the Seller (in respect of the Business) or the Company is or may be required to pay (or to withhold or collect) in respect of all periods (or portions thereof) ending on the date of the Balance Sheet and the Completion Date, respectively. Neither the Seller (in respect of the Business) nor the Company is subject to any condition or restriction which if it is no longer complied with, will or may directly or indirectly cause the Business or the Company to incur any tax disadvantage. No claims or investigations or other proceedings have been notified to the Seller (in respect of the Business) or the Company, or to the knowledge of the Seller threatened, related to Taxes for which the Seller or the Purchaser (in respect of the Business) or the Company may become liable.

5.2	All transactions between the Company, on the one hand, and the Seller or any other member of the Seller’s Group, on the other hand, have been effected on terms and conditions which were no less favourable to the Company than would have been obtained in arms’ length transactions with independent third parties.

5.3	The Company is not, and has never been, a member of a tax consolidated group or a party to any tax sharing arrangements for which it may have any liability, including by reason of its exiting any such tax consolidated group .

6.	Assets

6.1	The Seller owns and holds good and marketable title to all properties, assets and rights included in the Assets (free and clear from any options, charges, liens, encumbrances or other Security Interests other than, in respect of the Fixed Assets, as expressly provided by the Equipment Contracts identified on Schedule 3).

6.2	The Company owns and holds good and marketable title to all properties, assets and rights purported to be owned by it, including all such properties, assets and rights reflected on the Balance Sheet and all such properties, assets and rights acquired by it since the date thereof, except for any such properties, assets or rights disposed of in the ordinary course of business since such date, free and clear of any Security Interests.

6.3	The Assets together with (i) the properties, assets and rights owned by the Company, (ii) the leasehold rights of the Purchaser under the Lease Agreement, and (iii) the rights granted to the Purchaser in respect of the Seller Intellectual Property under the License Agreement, constitute all the properties, assets and rights necessary to enable the Purchaser and the Company to conduct the Business at Completion in the manner in which the Business is currently conducted. No person, other than the Seller or the Company, as appropriate, owns any material items of equipment, machinery, furniture or other tangible property used or held for use in connection with the conduct of the Business as currently conducted, except for any such items leased by the Seller or the Company pursuant to valid leases disclosed in the Disclosed Information and included, in the case of the Seller, in the Business Contracts.

6.4	The Fixed Assets and all material items of tangible personal property owned by the Company: (i) having regard to their age and normal wear and tear, are in a good and safe state of repair and satisfactory working order; (ii) are useable in the ordinary course of business; (iii) conform in all material respects to all applicable Laws; and (iv) constitute all material items of tangible personal property necessary to enable the Purchaser and the Company to conduct the Business at Completion in the manner in which the Business is currently conducted.

7.	Receivables

7.1	All (x) Receivables, and (y) accounts receivable and trade and other debts owing to or accrued in favour of the Company as at the Completion Date (whether or not invoiced and whether or not due and payable) together with the benefit of any security therefore (for purposes of this Warranty, the “Company Receivables”), represent valid obligations of customers of the Business arising from bona fide transactions entered into in the ordinary course of business, and to the extent invoiced or otherwise due and payable on or prior to the Completion Date, are, as at the Completion Date, current and collectible in the ordinary course of business (consistent with past practices and without recourse to legal proceedings), in amounts not less than the aggregate amount thereof. There is no contest, claim or right of set-off contained in any written agreement with any maker of a Receivable or Company Receivable relating to the amount or validity of such Receivable or Company Receivable or any cheques, bills, notes and securities relating thereto at the Completion Date. No Receivable or Company Receivable has a contractual term in excess of ninety (90) days.

7.2	Assuming that the Purchaser performs its obligations under the Veritas/Viking Agreement in relation to the third batch in accordance with the terms thereof, the Seller is not aware of any reason why the trade receivables, Receivables and Advance Receipts related to the delivery of the third batch included in the Assets to be acquired by the Purchaser pursuant to clause 2.1 of the Agreement should not be in the total aggregate amount of USD $ 2,809,000.

8.	Insurance

8.1	The Disclosed Information contains particulars of all insurance polices or other coverage maintained by or on behalf of either the Seller (in respect of the Business) or the Company since January 1, 2003.

8.2	There are no outstanding claims or, so far as the Seller is aware, any circumstances likely to give rise to a claim under any policies of insurance relating to the Business.

9.	Documents and records

None of the records, systems, data or information in relation to the Business is recorded, stored, maintained, operated or otherwise wholly or partly dependent upon or held by any means (including any electronic, mechanical or photographic process whether computerised or not) which (including all means of access thereto and therefrom) are not under the exclusive ownership and direct control of the Seller or the Company, as appropriate.

10.	Intellectual property rights

10.1	Details of all Business Intellectual Property are listed in Schedule 2 and are accurate in all respects. All the Business Intellectual Property:

10.1.1	are used exclusively in the Business;

10.1.2	are owned by the Seller or the Company, free and clear of any Security Interest;

10.1.3	together with the Seller Intellectual Property to be licensed to the Purchaser pursuant to the License Agreement, will collectively constitute at Completion all Intellectual Property necessary to enable the Purchaser and the Company to conduct the Business in the manner in which the Business is currently conducted;

10.1.4	are not subject to any exclusive license in favour of any third party;

10.1.5	do not infringe or conflict with any Intellectual Property owned or used by any other Person, and, to the Seller’s knowledge, are not at present being infringed or under threat of infringement, and neither the Seller (with respect to the Business) nor the Company has infringed, misappropriated or made any unlawful use of, or received any notice or communication in any form of any actual, alleged or potential infringement, misappropriation or unlawful use of, any Intellectual Property owned or used by any other person; and

10.1.6	are not subject to any event, circumstance or dispute which could affect the full and quiet enjoyment thereof by the Purchaser or the Company.

10.2	The renewal and registration fees for the protection of the registered Business Intellectual Property have been paid to the date of this Agreement, and each such registration is in full force and effect and, so far as the Seller is aware, has not been threatened or challenged by any person.

10.3	So far as the Seller is aware, no disclosure has been made of any confidential information of the Business, other than under circumstances under which the Seller has taken appropriate steps to secure the confidential nature of any such disclosure.

11.	Contracts

11.1	Each (x) Business Contract which is material to the Business is listed on Schedule 3, and (y) each Contract to which the Company is a party (for purposes of this Warranty, a “Company Contract”) and which is material to the Company is identified in the Disclosed Information. Each Business Contract which is material to the Business and each Company Contract which is material to the Company (for purposes of this Warranty, collectively, the “Material Contracts”): (i) was entered into in the ordinary course of the Business, and (ii) was negotiated on an arm’s length basis. A true and complete copy of each Material Contract (including all amendments) has been included in the Disclosed Information.

11.2	So far as the Seller is aware, all the Business Contracts and Company Contracts are now valid and subsisting.

11.3	The Seller is not aware of the invalidity of or any grounds for rescission, avoidance or repudiation of any Business Contract or Company Contract which is material to the financial or trading position of the Business. Neither the Seller nor the Company has given or received any notice of any intention to terminate any Business Contract or Company Contract.

11.4	Each of the Seller and the Company is, and, so far as the Seller is aware, each of the counterparties is in compliance with the provisions of each Material Contract to which it is a party, and neither the Seller nor the Company or, so far as the Seller is aware, any of the counterparties to any of the Material Contracts is in default under the terms of any such Material Contracts, and there are, so far as the Seller is aware, no circumstances likely to give rise to such a default.

12.	Defective products

So far as the Seller is aware, the Seller and the Company have not, in the course of carrying on the Business, manufactured, sold or supplied products or provided services which were in any material respect faulty or defective, or which did not comply in a material respect with warranties or representations given in respect of the sale or supply of that product or service.

13.	Trading

13.1	The Seller is not aware, and has no grounds for believing, at Completion, that (whether by reason of an existing agreement or arrangement or as a result of the acquisition of the Business by the Purchaser):

13.1.1	a supplier of the Business will cease, or be entitled to cease, supplying it or may substantially reduce its level of supplies; or

13.1.2	a customer of the Business will cease, or be entitled to cease, to deal with it or may substantially reduce its level of business.

13.2	The profits of the Business and financial position of the Seller and the Company in relation to it have not been materially affected during the past three (3) years by any agreement or arrangement in connection with the Business which was not at arm’s-length.

13.3	Neither the Seller nor the Company is party to any Contract or other arrangement limiting or restraining the Seller (in respect of the Business) or the Company at Completion from engaging or competing in any lines of business with any person or in any area or territory.

13.4	Neither the Seller nor the Company is subject to an undertaking or assurance which it has given to a court or other government authority in relation to the Business.

13.5	Neither the Seller (in respect of the Business) nor the Company has been a party to an agreement, practice or arrangement which contravenes any anti-trust, anti-monopoly or anti-cartel legislation or regulation.

13.6	Neither the Seller (in respect of the Business) nor the Company has made use of a name other than its corporate name.

14.	Litigation, investigations and winding-up

14.1	Neither the Seller nor the Company is engaged in or the subject of any existing or, to the Seller’s best knowledge, threatened, litigation, arbitration, administrative or criminal or other proceedings in relation to the Business, the Assets or the assets of the Company, and to the Seller’s best knowledge, there are no facts or disputes not disclosed in the Disclosed Information which may give rise to any such proceedings.

14.2	No order has been made, petition presented or resolution passed for the liquidation or winding-up of the Seller or the Company; no distress, execution or other process has been levied and remains undischarged in respect of the Assets or the assets of the Company; and there is no outstanding Judgement or court order against the Seller or the Company in relation to the Business, the Assets or the assets of the Company.

14.3	The Seller has not received written notice of, and is not aware of, any subsisting or pending investigations or enquiries by or on behalf of, a governmental authority or other body in respect of, or which might affect, the Business.

15.	Compliance with statutes

Each of the Seller (in respect of the Business) and the Company has complied with all Laws, including all environmental Laws, that are or were applicable to it or to the conduct or operation of its business or the ownership or use of any of its properties or assets. Neither the Seller (in respect of the Business) nor the Company has received any notice or other communication from any governmental authority or any other person regarding: (i) any actual, alleged, possible or potential violation of, or failure to comply with, any applicable Law; or (ii) any actual, alleged, possible or potential obligation on the part of either the Seller (in respect of the Business) or the Company to undertake, or to bear all or any portion of the costs of, any remedial action.

16.	Documents stamped

All documents which affect the title or interest of the Seller to any of the Assets, or which relate to Contracts included in the Assets, have been duly stamped within the requisite period for stamping.

17.	Licences and consents

17.1	The Seller (in respect of the Business) and the Company will have at Completion all necessary Governmental Authorizations, licenses and consents required for carrying on the Business in the manner in which it is currently carried on (short particulars of each Governmental Authorization, licence and consent being set out in the Disclosed Information) and to permit each of the Seller (in respect of the Business) and the Company to own and use its properties and assets in the manner in which it currently own and use such properties and assets. All such Governmental Authorizations, licenses and consents are listed and described in the Disclosed Information and each has been validly obtained and is in full force and effect at Completion in the Seller’s name.

17.2	So far as the Seller is aware, neither the Seller (in respect of the Business) nor the Company is in breach of a Governmental Authorization, licence or consent; all Governmental Authorizations, licences and consents are in full force and effect and there is nothing that might prejudice the continuation or renewal of any Governmental Authorization, license or consent by the Purchaser or the Company after Completion.

18.	Employment

18.1	Schedule 8 sets forth (i) in Part 1, a complete list of the employees of the Seller employed in Australia in connection with the Business, (ii) in Part 2, a complete list of the employees of TUS UK employed in the United Kingdom exclusively in connection with the Business, and (iii) in Part 3, a complete list of all the employees of the Company (for purposes of this Warranty, the “Company Employees”).

18.2	In relation to each Relevant Employee and Company Employee set out in Schedule 8, the Disclosed Information contains particulars or copies of:

18.2.1	any current standard forms of particulars of employment applicable to such employee;

18.2.2	name, date of commencement of employment with the Business, period of notice, and the identity of his/her employer;

18.2.3	rate of remuneration, bonus and commission, any other benefit of any kind to which he/she is entitled or which is regularly provided or made available to him/her, entitlement to holidays and holiday bonuses and other forms of supplemental, complementary or incentive compensation and any other material information required by applicable Law to be included in the particulars of his/her terms of employment; and

18.2.4	particulars of any collective agreement affecting his/her terms of employment, including disciplinary or grievance procedures and any procedures to be followed in the case of redundancy or dismissal.

18.3	Save as disclosed in the Disclosed Information there are no subsisting contracts of service in favour of any Relevant Employee or any Company Employee with the Seller or any member of the Seller’s Group, and no subsisting contracts for the provision by any such person of any consultancy or other services in relation to the Business.

18.4	Each of the Seller and the Company has in all material respects complied with, discharged and fulfilled in relation to each Relevant Employee or Company Employee, respectively, all requirements, liabilities and obligations (whether statutory or contractual) (as defined in clause 7 of this Agreement with respect to the Transferred Employees) for the period up to the Completion Date.

18.5	Other than in the ordinary course of business, during the three-month period immediately preceding this Agreement or (where employment commenced after the beginning of that period) since commencement date of the employment or holding of office:

18.5.1	no change has been made in the rate of remuneration of any of the Relevant Employees or Company Employees; and

18.5.2	no change has been made in the other terms of employment of any of the Relevant Employees or Company Employees.

18.6	Other than in the ordinary course of business, no negotiations for an increase in the remuneration or benefits of any of the Relevant Employees or Company Employees are current or (but for the sale of the Assets and the Shares) would have been likely to take place within the next three months.

18.7	None of the Relevant Employees or Company Employees has given or received notice terminating his or her employment and none of them is entitled or, so far as the Seller is aware, has announced his or her intention to leave his or her employment prematurely as a result of the sale of the Assets and the Shares.

18.8	No past employee of the Seller (in respect of the Business) or of the Company has a right to return to work or has or may have a right to be reinstated or re-engaged, except as disclosed in the Disclosed Information.

18.9	Part 4 of Schedule 8 accurately and completely reflects the full amounts for accrued annual leave and long-term service leave in respect of each Transferred Employee.

19.	Australian Superannuation Matters

19.1	The Seller is not a party to any agreement with any union or industrial organization in respect of superannuation benefits for any of the Relevant Australian Employees.

19.2	Other than the Seller’s Funds, the Group Salary Continuance Plan provided by ING to the Seller in respect of the Transferred Australian Employees and the Group Life Insurance Plan provided by ING to the Seller in respect of the Relevant Australian Employees:

19.2.1	there are no superannuation, retirement or provident funds or other arrangements providing for any payment to the Relevant Australian Employees on their retirement or death or on the occurrence of any permanent or temporary disability in operation by or in relation to the Seller; and

19.2.2	the Seller does not contribute to any funds which will provide the Relevant Australian Employees or their respective dependants with pensions, annuities or lump sum payments on retirement or earlier death or otherwise.

19.3	The following applies with respect to the Seller’s Funds:

19.3.1	otherwise than in the ordinary course of administration, there are no outstanding and unpaid contributions on the part of the Seller or any other person who is required to contribute to the Seller’s Funds in respect of the

Relevant Australian Employees, and the Seller has at all times complied with all Laws applicable to the Seller with respect to the Seller’s Funds;

19.3.2	none of the Relevant Australian Employees who is a member of the Seller’s Funds has any right or entitlement to have the amount or rate of any contributions to the Seller’s Funds augmented, increased or accelerated by reason of this Agreement or by reason of any other arrangement, agreement or understanding;

19.3.3	a list of the names of the Relevant Australian Employees who are members of the Seller’s Funds has been supplied to the Purchaser;

19.3.4	no undertaking or assurance has been given to the Relevant Australian Employees as to the increase or improvement of the amount or rate of any contributions to the Seller’s Funds; and

19.3.5	contributions to the Seller’s Funds satisfy the Seller’s obligations to make superannuation contributions under relevant industrial agreements and awards.

19.4	The Seller will not be liable to pay the superannuation guarantee charge in respect of any of the Relevant Australian Employees for any contribution period (as defined in the Superannuation Guarantee (Administration) Act 1992) up to Completion.

19.5	Except for the Seller’s Funds, the Seller is not under any present legal liability or voluntary commitment (whether or not legally binding) to pay to any person any pension, superannuation, allowance, retirement gratuity or like benefits or any damages or compensation for loss of office or employment or for unfair or wrongful dismissal in relation to the Relevant Australian Employees.

20.	U.S. Pension and Benefit Matters

20.1	All Foreign Schemes (as defined below), all material terms of which are fully disclosed in the Disclosed Information, have been established and at all times administered and maintained in compliance with all Laws applicable thereto (including, with respect to the Company, the United States Employee Retirement Income Security Act of 1974, as amended from time to time, and the rules and regulations promulgated thereunder (“ERISA”)). All premiums, contributions and any other amounts required by applicable Foreign Scheme documents or applicable Law to be paid or accrued by the Seller’s Group (with respect to the Transferred U.K. Employees) or the Company have been paid or accrued as required. For purposes of this Warranty, the term “Foreign Schemes” means any (i) pension, provident, benefit, superannuation or retirement fund or plan, (ii) social security, medical, housing, unemployment or like insurance or other fund, scheme or arrangement and (iii) fund, scheme or arrangement established by the Seller’s Group (with respect to the Transferred U.K. Employees) or the Company in which the Seller, the Company or any other member of the Seller’s Group participates or to which the Seller, the Company or any other member of the Seller’s Group makes contributions.

20.2	With respect to the Foreign Schemes applicable to the Company: (x) there are no defined benefit plans and the only retirement plan currently applicable to the Company is a defined contribution plan qualified pursuant to section 401(k) of the United States Internal Revenue Code of 1986, as amended, in respect of which the Company has received a determination letter from the United States Internal

Revenue Service; (y) the Company has never been a party to, and has no liability with respect to, any defined benefit plan; and (z) the Company has never been a member of, and has no liability with respect to, any multiemployer plan.

21.	Stock

All (x) Stock, and (y) stock in trade, finished stocks, partly finished stocks, work in progress, raw materials, stores or components of the Company on the Completion Date will be owned by the Seller or the Company, respectively, free and clear of any Security Interests and does not include any items which are obsolete, defective in manufacture or design, surplus or not usable or saleable at current prices (in the case of finished goods) in the lawful and ordinary course of business of the Business.

SCHEDULE 11
Warranties
Part 2
Purchaser Warranties

1	The Purchaser has the requisite corporate power to execute, deliver and perform, and have taken all necessary corporate or other action to authorise the execution, delivery and performance of this Agreement and the agreements entered into pursuant to it. This Agreement and the agreements entered into pursuant to it will constitute legal, valid and binding obligations of the Purchaser enforceable in accordance with their terms.

2	The execution and delivery of, and the performance by the Purchaser of its obligations under, this Agreement and the agreements entered into pursuant to it do not and will not, directly or indirectly (with or without notice or lapse of time, or both):

2.1.1	result in a breach of any provision of its constitutional documents; or

2.1.2	result in a breach, or give any governmental authority or other person the right to challenge any of the transactions contemplated hereby or to exercise any remedy or relief under, any Law or any Judgement to which the Purchaser, or any of the properties or assets owned or used by the Purchaser, may be subject.

3	All consents, permissions, approvals and agreements of third parties that are necessary or desirable for the Purchaser to obtain in order to enter into and perform this Agreement and the agreements entered into pursuant to it in accordance with their terms have been unconditionally obtained in writing.

SCHEDULE 12
Apportionment of Closing Purchase Price

Assets	€21,199,392
Assets (purchased by Purchaser)	€21,092,3922
Assets (in U.K. purchased by Sercel England)	€107,000
Shares	€490,000
Total:	€21,689,392

The Purchaser shall notify the Seller with reasonable promptness following Completion of the allocation of the Closing Purchase Price in respect of the Assets purchased by the Purchaser which has been retained for financial and tax reporting purposes.

SCHEDULE 13
Earnout

The Earnout, if any, payable to the Seller shall be determined in accordance with the following provisions:

     (i) The Earnout shall be paid on an annual basis for each of the Eligible Years, and for each of the Eligible Years shall be equal to:

          (a) if the amount of the Consolidated Marine Revenues for such Eligible Year is less than € 80 million, 1% of the amount of the Consolidated Marine Revenues for such Eligible Year;

          (b) if the amount of the Consolidated Marine Revenues for such Eligible Year is equal to or greater than €80 million but is less than €120 million, the sum of (x) €800,000, and (y) 2% of the excess of (I) the amount of the Consolidated Marine Revenues for such Eligible Year over (II) €80 million; and

          (b) if the amount of the Consolidated Marine Revenues for such Eligible Year is equal to or greater than €120 million, the sum of (x) €1,600,000, and (y) 4% of the excess of (I) the amount of the Consolidated Marine Revenues for such Eligible Year over (II) €120 million.

provided that the cumulative aggregate amount of the Earnout payable in respect of all Eligible Years shall not exceed the amount of € 4,400,000 (four million four hundred thousand euro).

     (ii) As soon as reasonably practicable following the availability of the Reference Financial Statements for an Eligible Year, and by no later than 120 days following the close of such Eligible Year, the Purchaser shall deliver to the Seller (x) the Reference Financial Statements for such Eligible Year, (y) a certificate (the “Earnout Certificate”), signed by an authorized representative of Purchaser, setting forth in reasonable detail a computation of the Consolidated Marine Revenues, a reconciliation of the Consolidated Marine Revenues to the global turnover (chiffre d’affaires) of the Sercel Group and the amount of the Earnout, if any, payable to the Seller in respect of such Eligible Year, based on the information set forth in the Reference Financial Statements, and (z) a letter delivered by one of the statutory auditors of the Sercel Group confirming the computation of the Consolidated Marine Revenues.

     (iii) By no later than five (5) Business Days following delivery of the Earnout Certificate to the Seller, the Purchaser shall pay to the Seller in readily available funds (to such bank account as shall have previously been notified to the Purchaser by the Seller for such purpose) the amount of the Earnout indicated in the Earnout Certificate as being payable to the Seller.

     (iv) For the purposes hereof:

          (a) “Consolidated Marine Revenues” shall mean, for an Eligible Year, the turnover (chiffre d’affaires) of the Sercel Group resulting from the sale of marine seismic equipment, determined on a consolidated basis in accordance with the Sercel Accounting Principles; provided, however, that in determinating Consolidated Marine Revenues:

               (I) all turnover (chiffre d’affaires) related to the sale of air guns shall be disregarded;

               (II) in the event that any entity or business is acquired by the Sercel Group after the Completion Date, the turnover (chiffre d’affaires) of any such entity or business resulting from the sale of marine seismic equipment shall be entirely disregarded; and

               (III) in the event that any entity or business is sold or otherwise disposed of by the Sercel Group after the Completion Date, it shall assumed that the turnover (chiffre d’affaires) resulting from the sale of marine seismic equipment attributable to such entity or business for the Eligible Year in which it is sold or otherwise disposed of, as well as for the subsequent Eligible Year (if applicable), shall be equal to the product of (x) the turnover (chiffre d’affaires) resulting from the sale of marine seismic equipment attributable to such entity or business for the complete financial year immediately preceding its sale or disposition (the “Base Year), and (y) a fraction having (i) as numerator, the Consolidated Marine Turnover of the Sercel Group (excluding the entity or business sold or otherwise disposed of) for the relevant Eligible Year, and (ii) as denominator, the Consolidated Marine Turnover of the Sercel Group (excluding the entity or business sold or otherwise disposed of) for the Base Year.

          (b) “Eligible Years” shall mean the calendar years 2004 and 2005;

          (c) “Reference Financial Statements” shall mean the unaudited consolidated statement of profit and loss (compte de résultat) of the Sercel Group for the relevant Eligible Year, prepared in accordance with the Sercel Accounting Principles and on a basis consistent with, and following the procedures, policies and methods employed in preparing, the unaudited consolidated statement of profit and loss (compte de résultat) of the Sercel Group for the fiscal year ended December 31, 2002;

          (d) “Sercel Accounting Principles” shall mean the accounting principles and methodologies consistently applied by Sercel Holding over the three (3) fiscal years ended December 31, 2002 in the preparation of its consolidated annual financial statements (other than as may be therein indicated);

          (e) “Sercel Group” shall mean, Sercel Holding and its consolidated subsidiaries (including, in respect of the Eligible Years, the Purchaser and the Company); and

          (f) “Sercel Holding” shall mean Sercel Holding S.A., a company (société anonyme) incorporated in France.